Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 25, 2022, is entered into by and among Redwire Holdings, LLC, a Delaware limited liability company (the “Lead Borrower”), Redwire Intermediate Holdings, LLC, a Delaware limited liability company (the “Parent”), the other Borrowers party hereto from time to time, the other Guarantors party hereto from time to time, Adams Street Credit Advisors LP, as Administrative Agent (in such capacity, including any permitted successors thereto, the “Administrative Agent”) and as Collateral Agent (in such capacity, including any permitted successors thereto, the “Collateral Agent”), each lender party hereto (which shall constitute Required Lenders), and the Third Amendment Incremental Lenders (as defined herein) party hereto.
W I T N E S S E T H
WHEREAS, on October 28, 2020, Lead Borrower, Parent, the other Borrowers, the other Guarantors, the Lenders (as defined therein) from time to time parties thereto, Collateral Agent and Administrative Agent entered into that certain Credit Agreement (as amended and/or supplemented by that certain (i) First Amendment to Credit Agreement, dated as of February 17, 2021, (ii) Joinder to Credit Agreement, dated as of March 16, 2021, (iii) Second Amendment to Credit Agreement, dated as of September 2, 202,1 and (iv) Joinder to Credit Agreement, dated as of December 28, 2021, the “Existing Credit Agreement” and as further modified by this Amendment, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.
WHEREAS, in accordance with Section 2.14(a) of the Existing Credit Agreement, the Lead Borrower has requested Revolving Commitment Increase by an aggregate principal amount of $20,000,000 (the “Third Amendment Revolving Commitments”) on the terms and conditions set forth herein and which constitute Incremental Revolving Commitments and has requested that such Third Amendment Revolving Commitments be provided by banks or financial institutions that become or are existing Lenders under the Credit Agreement (each such Person committing to provide and providing any such Third Amendment Revolving Commitments on the Third Amendment Effective Date (as defined below) being referred to herein as a “Third Amendment Incremental Lender”);
WHEREAS, each Person listed on Schedule I hereto is a Third Amendment Incremental Lenders and is willing to provide a Third Amendment Revolving Commitment in the amount set forth opposite its name on Schedule I hereto on the terms and conditions hereof;
WHEREAS, subject to the satisfaction of the conditions set forth herein, the parties hereto have also agreed to amend certain other provisions of the Existing Credit Agreement; and
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I.
THIRD AMENDMENT REVOLVING COMMITMENTS; CONSENTS
Section 1.01.    Subject only to the satisfaction (or waiver) of the conditions set forth in Article III hereof, each Third Amendment Incremental Lender hereby agrees to provide a Third Amendment Revolving Commitment to the Borrowers on the Third Amendment Effective Date in a principal amount equal to such Third Amendment Incremental Lender’s Third Amendment Revolving Commitment as set forth on Schedule I hereto on the Third Amendment Effective Date. It is understood and agreed that (i) all Third Amendment Revolving Commitments provided on the Third Amendment Effective Date shall constitute an increase of, and shall be treated as the same Class as, the existing Revolving Credit Commitments for all purposes of the Credit Agreement, (ii) all Revolving Credit Loans incurred under the Third Amendment Revolving Commitments shall constitute the same Class as the Revolving Credit Loans incurred under the existing Revolving Credit Commitments and (iii) each Third Amendment Incremental Lender shall become a party to the Credit Agreement as a Revolving Credit Lender to the extent not already a Lender thereunder.
Section 1.02.    Except as otherwise expressly set forth herein, (i) the Third Amendment Revolving Commitments (and all Revolving Credit Loans made thereunder) shall (a) have identical terms to the existing Class of Revolving Credit Commitments (and the Revolving Credit Loans made thereunder), (b) rank pari passu in right of payment and security with the existing Revolving Credit Commitments (and the Revolving Credit Loans made thereunder), (c) be guaranteed by the same Guarantors as Guarantee the Revolving Credit Commitments (and the Revolving Credit Loans made thereunder) and (d) be secured by the same Collateral which secures the Revolving Credit Commitments (and the Revolving Credit Loans made thereunder) and (ii) the borrowing and repayment of the Revolving Credit Loans made under the Third Amendment Revolving Commitments shall be made on a pro rata basis with the borrowing and repayment of Revolving Credit Loans made under the existing Class of Revolving Credit Commitments.
Section 1.03. Subject only to the satisfaction (or waiver) of the conditions set forth in Article III hereof:
(a)The parties hereto hereby agree that, for all purposes under the Credit Agreement and the other Loan Documents, (i) this Amendment shall be deemed to be an Incremental Request delivered in accordance with Section 2.14(a) of the Credit Agreement and shall be deemed to satisfy the notice and offer requirements as set forth in the last sentence of Section 2.14(a) and (ii) this Amendment shall be deemed to be an Incremental Amendment for all purposes under Section 2.14(f) of the Credit Agreement.
(b)Each of the parties hereto hereby consent to the provisions of this Article I.
(c)To the extent such consent is required, the Administrative Agent consents to each of the Third Amendment Incremental Lenders providing the Third Amendment Revolving Commitment being Revolving Credit Lenders under the Credit Agreement.
Section 1.04. Upon (and subject to the occurrence of) the Third Amendment Effective Date, each of the existing Revolving Credit Lenders shall assign to each of the Third Amendment Incremental Lenders, and each of the Third Amendment Incremental Lenders shall purchase from each of the existing Revolving Credit Lenders, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Credit Loans will be held by existing Revolving Credit Lenders and Third Amendment Incremental Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of the Third Amendment Revolving Commitments to the Revolving Credit Commitments.
ARTICLE II
AMENDMENTS
Subject only to the satisfaction of the conditions set forth in Article III hereof, effective as of the Third Amendment Effective Date, the Loan Parties, the Lenders party hereto and the Administrative Agent
2

agree that the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the form attached as Annex A hereto.
Schedule 1.01A to the Credit Agreement is hereby amended and restated in its entirety and Annex B attached hereto is hereby substituted therefor.
ARTICLE III.
CONDITIONS PRECEDENTS
The effectiveness of this Amendment and the commitments and obligations of each Third Amendment Incremental Lender under this Amendment shall be subject to the satisfaction or waiver of each of the following conditions (the date of satisfaction or waiver of such conditions being referred to herein as the “Third Amendment Effective Date”):
Section 3.01.    Execution. The Administrative Agent shall have received (a) a counterpart of this Amendment and the other documents related to or contemplated thereby, executed and delivered by a duly authorized officer of the Lead Borrower, Parent, the Guarantors, each Third Amendment Incremental Lender and existing Lenders constituting (x) the Required Lenders and (y) each Term Lender and (b) a counterpart of the Support Agreement executed and delivered by a duly authorized officer of AE INDUSTRIAL PARTNERS FUND II, LP; AE INDUSTRIAL PARTNERS FUND II-A, LP; and AE INDUSTRIAL PARTNERS FUND II-B, LP.
Section 3.02.    Representations and Warranties. The representations and warranties of each Loan Party set forth in Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects).
Section 3.03.    Event of Default. No Event of Default exists or shall exist after giving effect to this Amendment.
Section 3.04.    Corporate Documents and Officer Certification. The Administrative Agent shall have received (A) (i) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party and (ii) Organization Documents (to the extent applicable, certified from the applicable secretary of state of the state of organization of each Loan Party as of a recent date) or a certificate executed by a Responsible Officer certifying that there has been no change to such Organization Documents since last delivered to the Administrative Agent, (iii) certificates of resolutions or other corporate or limited liability company action approving and authorizing the Third Amendment Revolving Commitments and the other modifications of the Existing Credit Agreement made pursuant to this Amendment, the reaffirmation of Obligations, and the execution, delivery and performance of this Amendment and the other Loan Documents which such Loan Party is executing as of the Third Amendment Effective Date, certified as of the Third Amendment Effective Date by such Loan Party as being in full force and effect without modification or amendment and (iv) incumbency certificates of Responsible
3

Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and (B) a certificate of a Responsible Officer of the Lead Borrower certifying that the conditions specified in Sections 3.02 and 3.03 have been satisfied.
Section 3.05.    Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer or another senior financial or accounting officer with similar responsibilities of the Lead Borrower substantially in the form attached as Exhibit D-2 to the Credit Agreement.
Section 3.06.    Fees. Each Third Amendment Incremental Lender shall have received (i) an upfront fee equal to 1.00% of the aggregate principal amount of its Third Amendment Revolving Commitments in effect on the Third Amendment Effective Date and (ii) a structuring fee equal to 1.00% of the aggregate principal amount of its Third Amendment Revolving Commitments in effect on the Third Amendment Effective Date. Each existing Lender party hereto shall have received a consent fee equal to 0.35% of the aggregate principal amount of the sum of its outstanding Loans and unfunded Commitments in effect on the Third Amendment Effective Date.
Section 3.07.    Costs and Expenses. All reasonable out-of-pocket costs, fees and expenses required to be paid to the Administrative Agent, the Collateral Agent, and Lenders hereunder, in each case, to the extent invoiced at least one (1) Business Day before the Third Amendment Effective Date, shall have been paid, or shall be paid substantially concurrently with, the execution and delivery of this Amendment.
Section 3.08.    Opinions of Counsel. The Administrative Agent shall have received a customary opinion from each of Kirkland & Ellis LLP and Brownstein Hyatt Farber Schreck, LLP, as counsel to the Loan Parties.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
To induce (a) each Third Amendment Incremental Lender to provide its Third Amendment Revolving Commitments and to become a party hereto, and (b) the Administrative Agent and the Lenders party hereto to consent to amend the Credit Agreement in the manner provided herein, each Loan Party hereby represents and warrants to the Administrative Agent, the Collateral Agent, and each Lender (including each Third Amendment Incremental Lender) that, as of the Third Amendment Effective Date:
Section 4.01.    The execution, delivery and performance by each Loan Party of this Amendment, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than as permitted by Section 7.01 of the Amended Credit Agreement), any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any violation, conflict, breach or contravention (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach or contravention would not reasonably be expected to have a Material Adverse Effect.
Section 4.02.    No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for (i) approval, consent, exemption, authorization, or other action by, or notice to, or filing necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (or release existing Liens) under applicable U.S. law, (ii) the approvals, consents, exemptions, authorizations, actions,
4

notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement), and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
Section 4.03.     This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by applicable Enforcement Qualifications.
ARTICLE V
MISCELLANEOUS
Section 5.01.    Execution of this Amendment. This Amendment is executed and shall be construed as an amendment to the Credit Agreement, and, as provided in the Credit Agreement, this Amendment forms a part thereof. The Loan Parties and the other parties hereto acknowledge that this Amendment shall constitute a Loan Document and on and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents.
Section 5.02.    No Waiver; Effect on Loan Documents. This Amendment is made in modification of, but not extinguishment of, the obligations set forth in the Credit Agreement and, except as specifically modified pursuant to the terms of this Amendment, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of the Administrative Agent and the Secured Parties under the Credit Agreement and the other Loan Documents. Except to the extent permitted or provided for herein, the execution, delivery and performance by the Administrative Agent and the Lenders party hereto of this Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any Default or Event of Default now existing or hereafter arising or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Secured Parties under the Loan Documents. To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby
Section 5.03.    Reserved.
Section 5.04.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment or a signature page of any notice, certificate, document, agreement or instrument in respect thereof by facsimile transmission or electronic transmission (including “pdf”) shall be as effective as delivery of a manually executed counterpart hereof or thereof, as applicable. The words “execution,” “signed,” “signature,” and words of similar import in this Amendment or any notice, certificate, document, agreement or instrument in respect thereof shall be deemed to include
5

electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state Laws based on the Uniform Electronic Transactions Act.
Section 5.05.    Entire Agreement. This Amendment embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof involving any Loan Party and any of the Administrative Agent, any Lender or any of their respective Affiliates. Upon the effectiveness of this Amendment as set forth in Article III of this Amendment, this Amendment shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 10.07 of the Credit Agreement, their respective successors and assigns.
Section 5.06.    Governing Law; Waiver of Jury Trial. Each of the parties hereto hereby agrees that Sections 10.15 and 10.16 of the Existing Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Amendment as if originally set forth herein.
Section 5.07.    Severability. Any provision of this Amendment being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Amendment or any part of such provision in any other jurisdiction.
Section 5.08.    Headings. Section headings herein are included herein for convenience of reference only and shall not affect the interpretation of this Agreement.
Section 5.09.    Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 10.01 the Credit Agreement.
Section 5.10.    Reaffirmation of Obligations. Each Loan Party, subject to the terms and limits contained herein and in the Loan Documents, (a) has incurred or guaranteed the Secured Obligations, including, without limitation, all obligations with respect to Third Amendment Incremental Revolving Commitments and the Revolving Credit Loans made thereunder (collectively, the “Obligations”) and all of its Obligations shall remain in full force and effect on a continuous basis after giving effect to this Amendment, (b) acknowledges and agrees that nothing in this Amendment shall constitute a novation or termination of such Obligations and (c) has created Liens and security interests in favor of the Collateral Agent on certain of its Collateral to secure its obligations hereunder. Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to this Amendment. Each Loan Party hereby confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations, as the case may be, including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each Loan Party now or hereafter existing.
[Remainder of Page Intentionally Left Blank]
6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

REDWIRE INTERMEDIATE HOLDINGS, LLC,
as Parent
By: /s/ William Read
Name: William Read
Title: Chief Financial Officer

REDWIRE HOLDINGS, LLC,
as the Lead Borrower
By: /s/ William Read
Name: William Read
Title: Chief Financial Officer

IN SPACE GROUP, INC.
REDWIRE SPACE, INC.
MADE IN SPACE EUROPE, LLC
ADCOLE SPACE, LLC
DEEP SPACE SYSTEMS INC.
ROCCOR, LLC
OAKMAN AEROSPACE, LLC
LOADPATH, LLC
DEPLOYABLE SPACE SYSTEMS, INC.
TECHSHOT, INC.,
each as a Guarantor
By: /s/ William Read
Name: William Read
Title: Chief Financial Officer
[Signature Page to Third Amendment to Credit Agreement (Redwire)]

ADAMS STREET CREDIT ADVISORS LP,
as Administrative Agent and Collateral Agent
By: Adams Street Credit Advisors GP, LLC, its general partner

By: Adams Street Partners, LLC, its member

By: /s/ William B. Sacher
Name: William B. Sacher
Title: Partner
[Signature Page to Third Amendment to Credit Agreement (Redwire)]

ASP PC II DIRECT FUNDING LLC, as a Lender

By: ADAMS STREET PRIVATE CREDIT FUND II-A LP, its member

By: ADAMS STREET PRIVATE CREDIT FUND II GP LP,its general partner

By: ADAMS STREET PRIVATE CREDIT FUND GP-GP LLC, its general partner

By: ADAMS STREET PARTNERS, LLC, its member
By: /s/ William B. Sacher
Name: William B. Sacher
Title: Partner

By: ADAMS STREET PRIVATE CREDIT FUND II GP LP, its member

By: ADAMS STREET PRIVATE CREDIT FUND GP-GP LLC, its general partner

By: ADAMS STREET PARTNERS, LLC, its member

By: /s/ William B. Sacher
Name: William B. Sacher
Title: Partner
[Signature Page to Third Amendment to Credit Agreement (Redwire)]

ASP SPC II FACILITATION LLC, as a Lender

By: ASP SR PRIVATE CREDIT FUND II-B LP, its member

By: ADAMS STREET PRIVATE CREDIT FUND II GP LP, its general partner

By: ADAMS STREET PRIVATE CREDIT FUND GP-GP LLC, its general partner

By: ADAMS STREET PARTNERS, LLC, its member

By: /s/ William B. Sacher
Name: William B. Sacher
Title: Partner

By: ASP SR PRIVATE CREDIT FUND II-C LP, its member

By: ADAMS STREET PRIVATE CREDIT FUND II GP LP, its general partner

By: ADAMS STREET PRIVATE CREDIT FUND GP-GP LLC, its general partner

By: ADAMS STREET PARTNERS, LLC, its member

By: /s/ William B. Sacher
Name: William B. Sacher
Title: Partner

ADAMS STREET (KOC) LLC, as a Lender
By: ADAMS STREET CREDIT ADVISORS LP, its manager

By: ADAMS STREET CREDIT ADVISORS GP LLC, its general partner

By: ADAMS STREET PARTNERS, LLC, its member

By: /s/ William B. Sacher
Name: William B. Sacher
Title: Partner
[Signature Page to Third Amendment to Credit Agreement (Redwire)]

ANNEX A

CREDIT AGREEMENT
dated as of October 28, 2020
Conformed through that certain First Amendment to Credit Agreement, dated as of February 17, 2021 ~~and~~, Second Amendment to Credit Agreement, dated as of September 2, 2021 and ¶
Third Amendment to Credit Agreement, dated as of March 25, 2022 among
REDWIRE INTERMEDIATE HOLDINGS, LLC,
as the Parent,

REDWIRE HOLDINGS, LLC,
as the Lead Borrower,

THE OTHER BORROWERS PARTY HERETO FROM TIME TO TIME,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME,
ADAMS STREET CREDIT ADVISORS LP,
as Administrative Agent and Collateral Agent,
and
THE LENDERS PARTY HERETO FROM TIME TO TIME
and
ADAMS STREET CREDIT ADVISORS LP,
as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS
i

SCHEDULES
I    Guarantors
1.01A    Commitments
5.06    Litigation
5.07    Real Property
5.08    Environmental Matters
6.01(a)    Auditors
6.13(b)    Post Closing Obligations
6.19    Affiliate Transactions
7.01(b)    Existing Liens
7.02(f)    Existing Investments
7.03(b)    Existing Indebtedness
7.05(s)    Dispositions
7.09    Burdensome Agreements
10.02    Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS
    Form of
A    Committed Loan Notice
B    [Reserved]
C-1    Term Note
C-2    Revolving Credit Note
C-3    [Reserved]
C-4    Delayed Draw Term Loan Note
D-1    Compliance Certificate
D-2    Solvency Certificate
E-1    Assignment and Assumption
E-2    Sponsor-Controlled Affiliated Lender Notice
E-3    Acceptance and Prepayment Notice
E-4    Discount Range Prepayment Notice
E-5    Discount Range Prepayment Offer
E-6    Solicited Discounted Prepayment Notice
E-7    Solicited Discounted Prepayment Offer
E-8    Specified Discount Prepayment Notice
E-9    Specified Discount Prepayment Response
F    Security Agreement
G    Intercompany Note
H    United States Tax Compliance Certificate
I    Sponsor-Controlled Affiliated Lender Assignment and Assumption
J    Joinder

v

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of October 28, 2020, among Redwire Holdings, LLC (formerly known as Cosmos Acquisition, LLC), a Delaware limited liability company (the “Buyer” and the “Lead Borrower”), Redwire Intermediate Holdings, LLC (formerly known as Cosmos Finance, LLC), a Delaware limited liability company (the “Parent”), the other Borrowers party hereto from time to time, the other Guarantors party hereto from time to time, Adams Street Credit Advisors LP, as Administrative Agent (in such capacity, including any permitted successors thereto, the “Administrative Agent”) and as Collateral Agent (in such capacity, including any permitted successors thereto, the “Collateral Agent”) and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), and the other Persons party hereto from time to time.
PRELIMINARY STATEMENTS
Pursuant to the Securities Purchase Agreement, dated as of October 28, 2020 (as amended, supplemented, waived or modified from time to time in accordance with the terms herein, the “Acquisition Agreement”), by and among Roccor, LLC, a Colorado limited liability company (the “Target”), the individuals executing a signature page thereto under the header “Sellers” (the “Sellers”), and Douglas Campbell, as representative for the Sellers (the “Sellers’ Representative”), the Buyer will acquire, directly or indirectly, 100% of the issued and outstanding membership interests of the Target (referred to herein, together with its Subsidiaries, as the “Company”) (such acquisition, the “Acquisition”), following which the Company will become a direct or indirect, as applicable, Wholly-owned Subsidiary of the Buyer.
The Lead Borrower has requested that, prior to but substantially simultaneously with the consummation of the Acquisition, the Lenders extend credit to the Lead Borrower in the form of Initial Term Loans (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below), Delayed Draw Term Loan Commitments and Revolving Credit Commitments on the Closing Date.
The proceeds of the Initial Term Loans and, if applicable, the Revolving Credit Loans, together with cash on hand, will be used on the Closing Date (i)  to fund the Acquisition, (ii) to pay fees and expenses incurred in connection with the Transactions, and (iii) to fund working capital needs, including the payment of any working capital adjustment pursuant to the Acquisition Agreement.
The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01.Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Acceptable Discount” has the meaning set forth in Section 2.05(a)(v)(D)(2).
“Acceptable Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Acceptance and Prepayment Notice” means a written notice of the Lead Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit E-3.
“Acceptance Date” has the meaning set forth in Section 2.05(a)(v)(D)(2).
“Acquisition” has the meaning set forth in the preliminary statements to this Agreement.
“Acquisition Agreement” has the meaning set forth in the preliminary statements to this Agreement.
“Additional Lender” has the meaning set forth in Section 2.14(c).
“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15 (including any Sponsor-Controlled Affiliated Lender); provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld, conditioned, denied or delayed, and solely to the extent such consent would be required pursuant to Section 10.07 with respect to an assignment to such Person, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender, an Approved Fund, or (subject to the same restrictions set forth in Section 10.07(k) as it would otherwise be subject to with respect to any assignment to such a Sponsor-Controlled Affiliated Lender of Initial Term Loans) a Sponsor-Controlled Affiliated Lender and (ii) the Lead Borrower.
“Administrative Agent” means Adams Street Credit Advisors LP in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent, pursuant to Section 9.06.
“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Class” has the meaning set forth in Section 3.07(a).
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent-Related Persons” means the Agents, together with their respective Affiliates, officers, directors, employees, partners, agents, advisors and other representatives.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Lead Arranger and the Bookrunner.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time.

“AHYDO Payment” shall mean any mandatory prepayment or redemption pursuant to the terms of any Indebtedness, in an amount not to exceed the minimum amount necessary to cause such Indebtedness not to be treated as an “applicable high yield discount obligation” within the meaning of Code Section 163(i).
“All-In Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent and consistent with generally accepted financial practices, taking into account the applicable interest rate margins and any amendments to the interest rate margin on the applicable Indebtedness that became effective subsequent to the Closing Date but prior to the applicable date of determination, any interest rate floors, or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining Weighted Average Life to Maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof) payable generally to all Lenders or other institutions providing such Indebtedness, but excluding any arrangement, underwriting, structuring, ticking, syndication, amendment, consent, unused line, commitment fees and other similar fees payable in connection therewith and other fees payable in connection therewith that are not generally paid to all relevant lenders providing Indebtedness of such type and, if applicable, consent fees for an amendment paid generally to consenting lenders; provided that, for purposes of determining the Weighted Average Life to Maturity of the applicable Indebtedness, the effects of any prepayments or amortization made on such applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded; provided, further, that if the applicable Indebtedness includes an interest rate floor greater than the applicable interest rate floor under the existing Indebtedness, such differential between the interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an actual increase to the interest rate margin under the existing Indebtedness shall be required, but only to the extent an increase in the interest rate floor under the existing Indebtedness would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the existing Indebtedness shall be increased to the extent of such differential between interest rate floors.
“Alternative Interest Rate Election Event” has the meaning set forth in Section 3.03(b).
“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 5.17(a).
“Applicable Asset Sale Percentage” means, for any Disposition, 100%.
“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).
“Applicable ECF Percentage” means, for any fiscal year, (a) 50%, if the Consolidated Senior Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.11) as of the last day of such fiscal year is greater than 4.00 to 1.00, (b) 25%, if the Consolidated Senior Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.11) as of the last day of such fiscal year is less than or equal to 4.00 to 1.00 and greater than 3.50 to 1.00, and (c) 0%, if the Consolidated Senior Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.11) as of the last day of such fiscal year is less than or equal to 3.50 to 1.00.
“Applicable Rate” means a percentage per annum equal to:
(a)with respect to Initial Term Loans and Delayed Draw Term Loans, (A) for Eurocurrency Rate Loans, 6.00% per annum and (B) for Base Rate Loans, 5.00% per annum; and
(b)with respect to Revolving Credit Loans ~~and unused Revolving Credit Commitments~~, (A) in an aggregate principal outstanding amount of $5,000,000 or less (i) for

Eurocurrency Rate Loans, 6.00% per annum, ~~(B~~and (ii) for Base Rate Loans, 5.00% per annum and (B) in an aggregate principal outstanding amount exceeding $5,000,000 (i) for Eurocurrency Rate Loans, 7.50% per annum, and (ii) for Base Rate Loans, 6.50% per annum, and
(c)in the case of the undrawn commitment fees for the Revolving Credit Commitments, 0.50% per annum.
Notwithstanding the foregoing, (v) the Applicable Rate in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (w) the Applicable Rate in respect of any Revolving Commitment Increase, any Class of Incremental Term Loans or any Class of Incremental Revolving Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (x) the Applicable Rate in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement, (y) the Applicable Rate in respect of any Class of Refinancing Revolving Credit Commitments, any Class of Refinancing Revolving Credit Loans or any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the relevant agreement and (z) in the case of the Initial Term Loans, the Applicable Rate shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14.
“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Assignee” has the meaning set forth in Section 10.07(b).
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1 hereto, or such other form approved by the Administrative Agent.
“Assignment Taxes” has the meaning set forth in Section 3.01(b).
“Attorney Costs” means and includes all reasonable and documented fees, out-of-pocket expenses and disbursements of (i) one primary external counsel, (ii) if reasonably necessary, one external local counsel in each relevant material jurisdiction, (iii) in the case of an actual or perceived conflict of interest, one firm of counsel for each group of similarly affected parties, and (iv) other external counsel otherwise retained with the Lead Borrower’s prior written consent.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Lead Borrower or any Subsidiary (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v) or as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.18; provided that the Lead Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Prime Rate in effect on such day and (c) the one-month Eurocurrency Rate plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day).
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Bookrunner” means Adams Street Credit Advisors LP, in its capacity as the sole bookrunner.
“Borrower” shall mean, as the context may require, (a) the Lead Borrower and (b) thereafter, each Restricted Subsidiary of the Parent that is a Wholly-owned Material Domestic Subsidiary that shall have become a Borrower pursuant to Section 6.11. For the avoidance of doubt, the Lead Borrower may (subject to clause (b) and (f) of the “Collateral and Guarantee Requirement”) elect to cause any Restricted Subsidiary that is not a Borrower or a Guarantor to cease to be an Excluded Subsidiary and to become a Borrower by causing such Restricted Subsidiary to execute a joinder to this Agreement substantially in the form attached as Exhibit J or in another form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower and causing such Restricted Subsidiary to satisfy the Collateral and Guarantee Requirement, and any such Restricted Subsidiary shall be a Borrower and a Loan Party hereunder for all purposes (it being understood and agreed that no Foreign Subsidiary may become a “Borrower”).
“Borrower Materials” has the meaning set forth in Section 6.01.
“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(v)(B).
“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any

Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).
“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York, and, if such day relates to any Eurocurrency Rate Loan, means any such day that is also a London Banking Day.
“Buyer” has the meaning set forth in the preliminary statements to this Agreement.
“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Parent and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Parent and its Restricted Subsidiaries.
“Capitalized Leases” means, subject to Section 1.03, all leases that have been or are required to be, in accordance with GAAP, recorded as financing leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided further, that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP on December 31, 2019 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following December 31, 2019 that would otherwise require such leases to be recharacterized as Capitalized Leases.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent or any Restricted Subsidiary of the Parent:
(a)Dollars, Euros, Pounds Sterling, Canadian Dollars, Mexican Pesos, Singapore Dollars or any national currency of any Participating Member State in the European Union or local currencies held from time to time in the ordinary course of business,
(b)readily marketable securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,
(c)certificates of deposit, time deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the equivalent thereof as of the date of determination) in the case of foreign banks,
(d)repurchase obligations for underlying securities of the types described in clauses (b) and (c) above and clause (h) below entered into with any financial institution meeting the qualifications specified in clause (c) above,
(e)commercial paper rated at least P-2 (or the equivalent thereof) by Moody’s or at least A-2 (or the equivalent thereof) by S&P and in each case maturing within 12 months after the date of creation thereof,
(f)marketable short-term money market and similar securities having a rating of at least P-2 or A-2 (or, in either case, the equivalent thereof) from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized ratings agency), and in each case maturing within 12 months after the date of creation or acquisition thereof,
(g)readily marketable direct obligations issued by any state, commonwealth, or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,
(h)Indebtedness or preferred Equity Interests issued by Persons with a rating of “A” (or the equivalent thereof) or higher from S&P or “A2” (or the equivalent thereof) or higher from Moody’s with maturities of 24 months or less from the date of acquisition,
(i)solely with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case, maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and, in each case, with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarily used by entities for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction,
(j)in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, Cash Equivalents shall also include investments of the type and maturity described in clauses (a) through (i) above of foreign obligors to the extent such investments are necessary or useful for the business of such Person, which investments have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies, and
(k)investment funds investing all or substantially all of their assets in securities of the types described in clauses (a) through (i) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.
“Cash Management Obligations” means obligations owed by any Borrower or any Restricted Subsidiary to any Hedge Bank in respect of any Cash Management Services, in each case, pursuant to a Treasury Services Agreement, and solely to the extent designated by the Lead Borrower and such Hedge Bank as “Cash Management Obligations” in writing to the Administrative Agent (but subject, in any event, to the limitations set forth in the definition of “Hedge Bank”). The designation of any Cash Management Obligations shall not create in favor of such Hedge Bank any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents.
“Cash Management Services” shall mean any one or more of the following types of services or facilities: (a) ACH transactions; (b) treasury and/or cash management services, including controlled disbursement services, depository, overdraft and electronic funds transfer services, return items and purchasing card services (including all “P-Card” arrangements); (c) foreign exchange facilities; (d) deposit and other accounts; (e) merchant services (other than those constituting a line of credit); (f) provision of performance bonds; and (g) credit card processing, credit or debit card services. For the avoidance of doubt, Cash Management Services do not include Hedging Obligations.
“Casualty Event” means any event that gives rise to the receipt by any Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holding Company” shall mean a Subsidiary of the Parent that has no material assets other than (a) the equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes), or equity interests and indebtedness, in one or more Foreign Subsidiaries, each of which is a CFC, and/or one or more CFC Holding Companies and (b) cash, Cash Equivalents and other assets being held incidental to the holding of assets described in clause (a) of this definition (excluding for purposes of this determination any indebtedness of such Foreign Subsidiaries).
“Change of Control” shall be deemed to occur if:
(a)at any time prior to a Qualified IPO, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent; or
(b)at any time after a Qualified IPO, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), but excluding (w) any employee benefit plan of such person and its Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (x) any combination of Permitted Holders, (y) any one or more direct or indirect parent companies of the Lead Borrower and in which there is no Person or “group” (other than any persons described in the preceding clause (x)), and (z) any one or more direct or indirect parent companies of Parent in which the Sponsor, directly or indirectly, owns the largest percentage of such parent company’s voting Equity Interests, shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 40% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Relevant Public Company and the Permitted Holders shall own, directly or indirectly, less than such person or “group” of the aggregate voting power represented by the issued and outstanding Equity Interests of the Relevant Public Company; or
(c)a “change of control” (or similar event) shall occur in any document entered into in connection with Other Term Loans, Other Notes or Credit Agreement Refinancing Indebtedness or Permitted Ratio Debt (or any Permitted Refinancing of any of the foregoing), in each case, with an aggregate outstanding principal amount in excess of the Threshold Amount and secured on a pari passu or junior basis to the Obligations; or
(d)prior to a Qualified IPO, Parent (or New Parent) shall cease to own, directly or indirectly, 100% of the Equity Interests of the Lead Borrower,
unless, in the case of clause (a) or clause (b) of this definition of “Change of Control”, the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors (or analogous governing body) of Parent or the Relevant Public Company, as applicable.
Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), a Person or group shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments of a given Extension Series, Refinancing Revolving Credit Commitments of a given Refinancing Series, Initial Term Commitments, Delayed Draw Term Loan Commitments, Incremental Term Commitments, Refinancing Term Commitments of a given Refinancing Series or Commitments in respect of Replacement Term Loans, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Incremental Revolving Loans, Revolving Credit Loans under Refinancing Revolving Credit Commitments of a given Refinancing Series, Initial Term Loans, Delayed Draw Term Loans, Extended Term Loans of a given Extension Series, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Replacement Term Loans. Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.
“Closing Date” means October 28, 2020.
“Closing Date Financial Statements” means the reviewed consolidated balance sheets of the Company (as defined in the Acquisition Agreement) as of and for the periods ended (as applicable) December 31, 2018 and December 31, 2019, and the related reviewed statements of income, owners’ equity and cash flows (or the equivalent) for the fiscal year then ended.
“Code” means the U.S. Internal Revenue Code of 1986, and the United States Treasury Regulations promulgated thereunder, as amended from time to time (unless as specifically provided otherwise).

“Collateral” means the “Collateral” (or any comparable term) as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” (or comparable terms) as defined in any other Collateral Document and any other assets pledged pursuant to any Collateral Document (but, in any event, excluding the Excluded Assets).
“Collateral Agent” means Adams Street Credit Advisors LP in its capacity as collateral agent under the Loan Documents and its successors and permitted assigns.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date, pursuant to Section 4.01(a)(iv) and (ii) at such time as may be designated therein, pursuant to the Collateral Documents or Sections 6.11 or 6.13, subject, in each case, and as applicable, to the limitations and exceptions of this Agreement and the other Loan Documents, if applicable, duly executed by each Loan Party a party thereto;
(b)all Obligations shall have been unconditionally guaranteed by the Parent, each Borrower (other than with respect to the Obligations of such Borrower) and each existing and subsequently acquired or organized (including, without limitation, by division) Restricted Subsidiary of the Lead Borrower that is a direct or indirect Wholly-owned Material Domestic Subsidiary (other than any Excluded Subsidiary) and not designated as a Borrower hereunder, including those that are listed on Schedule I hereto; provided that the Lead Borrower may, in its sole discretion, designate any Restricted Subsidiary that is an Excluded Subsidiary as a Guarantor (or, if a Wholly-owned Material Domestic Subsidiary, a Borrower) in accordance with the definition of “Guarantor” (or “Borrower”, if applicable); provided that no Foreign Subsidiary shall become a Borrower or a Guarantor unless such security documents and other actions reasonably requested by the Administrative Agent and consistent with the market in such jurisdiction in respect of security and this Agreement (within such time periods as the Administrative Agent may agree in its reasonable discretion) shall have been delivered and/or taken to create and perfect the Liens on the Equity Interests and substantially all assets of such Foreign Subsidiary in its jurisdiction of organization;
(c)the Obligations and the Guaranty shall have been secured by a first-priority security interest (subject to Liens permitted by Section 7.01) in (i) all of the Equity Interests of the Lead Borrower, of each other Borrower and of each Subsidiary Guarantor (if directly owned by a Loan Party), (ii) all of the Equity Interests of each Wholly-owned Restricted Subsidiary that is a Material Subsidiary (other than a Domestic Subsidiary described in the following clause (iii) or a Foreign Subsidiary described in clause (iv) below) directly owned by the Parent, the Lead Borrower, any other Borrower or any Subsidiary Guarantor, (iii) 65% of the issued and outstanding voting Equity Interests and 100% of the non-voting Equity Interests of each Restricted Subsidiary that is a Wholly-owned Material Domestic Subsidiary and constitutes a CFC Holding Company that is directly owned by the Parent, the Lead Borrower, any other Borrower or by any Subsidiary Guarantor (other than, for the avoidance of doubt, in each case, any Domestic Subsidiary of any Foreign Subsidiary of the Lead Borrower that is a CFC or of any Domestic Subsidiary of the Lead Borrower that is a CFC Holding Company) and (iv) 65% of the issued and outstanding voting Equity Interests and 100% of the non-voting Equity Interests of each Restricted Subsidiary that is a Wholly-owned Material Foreign Subsidiary that is a CFC or CFC Holding Company and directly owned by Parent, the Lead Borrower, any other Borrower or by any Subsidiary Guarantor, in each case other than any Excluded Pledged Subsidiary;
(d)except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities or instruments, filing financing statements under the Uniform

Commercial Code or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or as required in the Security Agreement) in substantially all assets of the Lead Borrower, each other Borrower and each Guarantor (including accounts, inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles, Material Real Property, material intercompany notes, cash, deposit accounts, securities accounts and proceeds of the foregoing), in each case, (i) with the priority required by the Collateral Documents and (ii) subject to exceptions and limitations otherwise set forth in this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in Section 4.01) and the Collateral Documents;
(e)with respect to Material Real Property, the Administrative Agent shall have received on or before the date required to be delivered pursuant to Section 6.11 or Section 6.13 (after giving effect to any extension by the Administrative Agent) (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Sections 6.11 and 6.13 (the “Mortgaged Properties”) duly executed and delivered by the applicable Loan Party, (ii) a policy or policies (or an unconditional binding commitment therefor to be replaced by a final title policy) of title insurance issued by a nationally recognized title insurance company, in such amounts as are customary or otherwise reasonably acceptable to the Administrative Agent not to exceed the Fair Market Value of the applicable Mortgaged Property, insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 7.01 or as otherwise permitted by the Administrative Agent and otherwise in form and substance reasonably acceptable to the Administrative Agent and the Lead Borrower, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request but only to the extent such endorsements are (x) available in the relevant jurisdiction (provided that in no event shall the Administrative Agent request a creditors’ rights endorsement) and (y) at commercially reasonable rates (the “Mortgage Policies”), (iii) a completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Lead Borrower and each Loan Party relating thereto) and, if any improvements on any Mortgaged Property are located within an area designated a “flood hazard area”, evidence of such flood insurance as may be required under Section 6.07, (iv) ALTA surveys in form and substance reasonably acceptable to the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned) or such existing surveys together with no-change affidavits sufficient for the title company to remove all standard survey exceptions from the Mortgage Policies and issue the endorsements required in clause (ii) above and (v) to the extent reasonably requested, such customary legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property; and
(f)in the case of any Foreign Subsidiary that the Lead Borrower has elected to become a Borrower or a Guarantor in accordance with clause (b) above and Section 6.11, the Administrative Agent shall have received such other customary Collateral Documents as it shall reasonably require to provide and perfect Liens on the Equity Interests and property of such Foreign Subsidiary constituting Collateral for the benefit of the Secured Parties securing the Secured Obligations on a basis substantially comparable to the Liens on the Collateral for the benefit of the Secured Parties securing the Secured Obligations granted by Borrowers and Guarantors that are not Foreign Subsidiaries, in each case, as mutually reasonably agreed by the Lead Borrower and the Administrative Agent and taking into account applicable foreign law and local market custom;
provided, however, that (i) the foregoing definition (other than as expressly set forth in clauses (b) and (f) above) shall not require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Assets and (ii) the Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.

The Administrative Agent may grant extensions of time for the perfection of security interests in, or the delivery of the Collateral Documents and the obtaining of title insurance and surveys with respect to, particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Lead Borrower, that perfection or compliance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the Collateral Documents or any other Loan Documents.
Notwithstanding anything herein to the contrary, if the Lead Borrower and the Collateral Agent mutually agree in their reasonable judgment that the cost or other consequences (including adverse tax, accounting and regulatory consequences (other than de minimis tax consequences)) of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Secured Parties thereby, then such property may be excluded from the Collateral for all purposes of the Loan Documents.
Notwithstanding anything herein to the contrary (other than as expressly set forth in clauses (b) and (f) above), the Borrowers and the Guarantors shall not be required, nor shall the Collateral Agent be authorized (unless otherwise approved by the Lead Borrower), (i) to perfect the above-described pledges, security interests and mortgages by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or equivalent filing office of the relevant State of the respective jurisdiction of organization of Parent, the Lead Borrower, any other Borrower or any Guarantor), (B) filings in United States government offices with respect to intellectual property as expressly required herein and under the other Loan Documents, (C) delivery to the Collateral Agent, for its possession and control, of all Collateral consisting of intercompany notes, instruments, chattel paper and all stock (or similar) certificates of the Lead Borrower and the Restricted Subsidiaries to the extent required herein and under the other Loan Documents, or (D) Mortgages required to be delivered pursuant to this definition of “Collateral and Guarantee Requirement” and fixture filings relating to Material Real Property, (ii) to enter into any control agreement, including, without limitation, with respect to any deposit account, securities account or commodities account or contract, (iii) (a) other than a Foreign Subsidiary that becomes a Borrower or a Guarantor pursuant to Section 6.11, to take any action in any non-U.S. jurisdiction or pursuant to the requirements of the laws of any non-U.S. jurisdiction in order to create any security interests (for the avoidance of doubt, other than the execution of documents by individuals located outside of the U.S.) or (b) to perfect any security interests in assets located outside of (or governed or arising under any Laws outside of) the United States, including with respect to any intellectual property registered outside of the United States (it being understood that there shall be no security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction), (iv) except as expressly provided above, to take any other action with respect to any Collateral to perfect through control agreements or to otherwise perfect by “control”, (v) to provide any notice or to obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof) or (vi) to enter into any source code escrow arrangement (or be obligated to register intellectual property); provided that, for the avoidance of doubt, the Lead Borrower may elect to perform any of the foregoing in its sole discretion.
“Collateral Documents” means, collectively, the Security Agreement, any Intercreditor Agreement, the Intellectual Property Security Agreements, the Mortgages, Security Agreement Supplements, security agreements, pledge agreements, or other similar agreements delivered to the Administrative Agent or Collateral Agent pursuant to Sections 4.01(a)(iv), 6.11 or 6.13 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent (or pursuant to a parallel debt structure, if applicable) for the benefit of the Secured Parties.
“Commitment” means a Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Revolving Commitment Increase, Refinancing Revolving Credit Commitment of a given Refinancing Series, Initial Term Commitment, Incremental Term Commitment, Refinancing Term Commitment of a given Refinancing Series or Commitment in respect of Replacement Term Loans, as the context may require.
“Committed Loan Notice” means a written notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurocurrency Rate Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A hereto.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” has the meaning set forth in the preliminary statements to this Agreement.
“Company Parties” means the collective reference to the Parent and its Restricted Subsidiaries, and “Company Party” means any one of them.
“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D-1 hereto.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:
(a)without duplication and, except with respect to clauses (vii)(B), (x) and (xi) below, to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Parent and its Restricted Subsidiaries:
(i)total interest expense determined in accordance with GAAP (including, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Leases, (E) net payments, if any, pursuant to interest Swap Contracts with respect to Indebtedness, (F) amortization of deferred financing fees, debt issuance costs, commissions and fees, (G) the interest component of any pension or other post-employment benefit expense, and (H) to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),
(ii)without duplication, provision for taxes based on income (or similar taxes in lieu of income taxes), profits or capital gains of the Parent and the Restricted Subsidiaries, including federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations paid or accrued during such period and, to the extent reflected as a charge in the statement of such Consolidated Net Income (regardless of classification), and any tax distributions made during, or with respect to, such period,
(iii)depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures, Capitalized Software Expenditures or costs, amortization of expenditures relating to software, license and intellectual property payments, amortization of any lease related assets recorded in purchase accounting, depreciation of lease payments, customer acquisition costs, unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, depreciation of goodwill, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP,
(iv)(A) extraordinary, exceptional, unusual or non-recurring charges, expenses or losses or special items and (B) any losses on sales of assets outside of the ordinary course of business,
(v)any other non-cash charges, expenses or losses, including, without limitation, any non-cash asset retirement costs, non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments or due to purchase accounting, or any other acquisition, non-cash compensation charges, non-cash expense relating to the vesting of warrants, impairment charges, write-offs or write-downs for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (i) the Lead Borrower may determine not to add back such non-cash item in the current period or (ii) to the extent the Lead Borrower determines to add back such non-cash item in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), any non-cash asset retirement costs, non-cash compensation charges and non-cash translation (gain) loss,
(vi)(x) retention, recruiting, relocation, integration and severance, signing and stay bonuses and expenses, including payments made to employees, producers or others who are subject to non-compete agreements, and stock option and other equity-based compensation expenses, and (y) costs associated with implementation of operational and reporting systems and technology initiatives (including any such payments made in connection with the consummation of the Transactions),
(vii)(A)(x) restructuring costs, integration costs, opening, pre-opening, consolidation and closing costs for facilities, transactions fees and expenses and management, monitoring, consulting and advisory fees, indemnities and expenses, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring intellectual property development after the Closing Date, contract termination costs, other business optimization expenses and charges (including costs and expenses relating to business optimization programs and new systems design, upgrade and implementation costs), project start-up costs and other restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities and retention charges), any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or public company and public company costs, and (y) transition costs (including systems establishment costs and excess pension charges) and (B) (i) LTM pro forma results for acquisitions and dispositions of business entities or properties or assets constituting a division or line of business of any business entity (and purchases and dispositions of intellectual property if pro forma treatment is elected by the Borrower in its discretion on a case-by-case basis), and new contracts and other customary specified transactions, and (ii) the “run rate” amount of cost savings, operating expense reductions, other operating improvements and cost synergies projected by the Lead Borrower in good faith to be realizable in connection with the Transactions or any Specified Transaction or the implementation of an operational initiative or operational change (including, to the extent applicable, from the Transactions or the effect of new customer contracts or projects or increased pricing or volume in existing customer contracts with such cash flow to be generated within a 6 month period after contract signing) before or after the Closing Date (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and cost synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and cost synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) a duly completed certificate signed by a Responsible Officer of the Lead Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02, certifying that such cost savings, operating expense reductions, other operating improvements and/or cost synergies are readily identifiable, factually supportable and have been determined in good faith by the Lead Borrower to be reasonably anticipated to be realizable within twenty-four (24) months after the consummation of the Transactions or the applicable Specified Transaction or the implementation of the applicable operational initiative or operational change, as applicable (with actions in respect of any such transaction occurring prior to the Closing Date occurring within twenty-four (24) months of the Closing Date) and (y) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (vii)(B) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period;
(viii)any director’s fees and related expenses payable to any independent director or operating partner of the Parent or any direct or indirect parent entity thereof, in each case, in cash during such period,
(ix)(A) other accruals, charges, payments, fees and expenses (including rationalization, legal, tax, structuring and other costs and expenses), or any amortization thereof, related to, or otherwise incurred in connection with, the Transactions (including all Transaction Expenses) and all such accruals, charges, payments, fees and expenses payable in connection with the Loan Documents, acquisitions, Investments, Restricted Payments, Dispositions, or any amortization thereof, refinancings, issuances or registrations (actual or proposed) of Indebtedness or Equity Interests whether or not permitted by the terms of this Agreement, any Qualified IPO or repayment of debt, issuance of equity securities, refinancing transactions, negotiation, forbearance, extension or amendment or other modification or waiver of any documentation governing the transactions described in this clause (ix)(A) (including the Loan Documents) (in each case, including any such transaction consummated on the Closing Date and any such transaction undertaken but not completed) (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with Account Standards Codification Topic No. 805, Business Combinations) and (B) costs of surety bonds incurred in such period in connection with financing activities permitted by the terms of this Agreement,
(x)to the extent actually received or expected by the Lead Borrower in good faith to be received within 180 days of such determination and not already included in Consolidated Net Income, proceeds of business interruption insurance (it being understood and agreed that, to the extent such anticipated amounts are not actually received within such 180 day period, such amounts shall be deducted in calculating Consolidated EBITDA),
(xi)cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back,
(xii)any non-cash increase in expenses (A) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments (including any non-cash increase in expenses as a result of last-in first-out and/or first-in first-out methods of accounting) or any other acquisition or (B) due to purchase accounting,
(xiii)the amount of any expense attributable to minority interests or non-controlling interests of third parties in any non-Wholly-owned Restricted Subsidiary,
(xiv)the amount of (A) management, consulting, monitoring and advisory fees (including termination and exit fees), transaction fees and related expenses and indemnifications paid to the Permitted Holders in accordance with the Management Agreement and (B) payments by the Parent or any of its Restricted Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures which payments are approved by the Lead Borrower in good faith,
(xv)any Equity Funded Employee Plan Costs,
(xvi)the amount of loss or discount on sale of (A) Receivables Assets and related assets in connection with a Receivables Facility and (B) Securitization Assets and related assets in connection with a Qualified Securitization Financing,
(xvii)adjustments (A) of the type evidenced by or contained in the quality of earnings analysis and data or derived from quality of earnings reports prepared by PricewaterhouseCoopers LLP and delivered to the Administrative Agent on September 9, 2020, (B) evidenced by or contained in a quality of earnings report made available to the Administrative Agent prepared with respect to the target of a Permitted Acquisition or other Investment permitted hereunder by (x) a “big-four” nationally recognized accounting firm or regionally recognized accounting firm or (y) any other accounting firm that shall be reasonably acceptable to the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned) with respect to the target of a Permitted Acquisition or other permitted Investment, (C) consistent with Regulation S-X, or (D) including the pro forma adjustments (i) identified in writing and agreed to by the Administrative Agent and (ii) of the type set forth in the Sponsor Model,
(xviii)payments or accruals by the Parent, the Borrowers and their Restricted Subsidiaries paid or accrued during such period in respect of purchase price holdbacks, earn-outs and other similar contingent obligations to the extent deducted in calculating Consolidated Net Income of the Parent, the Borrowers and their Restricted Subsidiaries,
(xix)with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (i), (ii) and (iii) above relating to such joint venture corresponding to the Parent’s, the Borrowers’ and their Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary),

(xx)any net loss from disposed, abandoned or discontinued operations or product lines,
(xxi)to the extent reducing Consolidated Net Income, any charges, costs, expenses or losses relating to any litigation (or the settlement thereof),
(xxii)the amount of costs, charges and expenses relating to payments made to option holders of any direct or indirect parent of the Borrowers in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement,
(xxiii)any fees, costs and expenses incurred in connection with the implementation of ASC 606 and any non-cash losses or charges resulting from the application of ASC 606,
(xxiv)any net increases in deferred revenue liabilities (including current portion),
(xxv)to the extent not otherwise added back pursuant to clause (xvii) above, the amount of all non-cash net periodic benefit costs recognized by Parent, the Borrowers or any of their Restricted Subsidiaries with respect to any defined benefit pension plan, and minus (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period) including non-cash gains as a result of last-in first-out and/or first-in first-out methods of accounting, (ii)(x) any extraordinary or unusual net gains and (y) any gains on sales of assets outside of the ordinary course of business (cash and non-cash) and (iii) any net decreases in deferred revenue liabilities (including current portion); provided that:
(A)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA (x) currency translation gains and losses related to currency re-measurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness) and (y) all other foreign currency translation gains or losses to the extent such gains or losses are non-cash items;
(B)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of FASB Accounting Standards Codification 815 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations;
(C)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments; and
(D)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the estimated pro forma service costs of pension, post-retirement employee benefits plans and SERPs as evidenced by and derived from the quality of earnings reports prepared by PricewaterhouseCoopers LLP and delivered to the Administrative Agent on September 9, 2020.

Notwithstanding anything to the contrary contained herein, (i)(x) all amounts added to Consolidated EBITDA pursuant to clauses (a)(vi)(x), (a)(vii)(A) and (a)(vii)(B)(ii) above, together with all amounts added back to Consolidated EBITDA pursuant to Section 1.11(c)(ii), shall not exceed, in the aggregate, 30% of Consolidated EBITDA (determined after giving effect to all such amounts that would be added back pursuant to the foregoing) and (y) all amounts added to Consolidated EBITDA pursuant to clause (a)(vii)(B)(i) above in respect of new contracts shall not exceed, in the aggregate, 30% of Consolidated EBITDA (determined after giving effect to all such amounts that would be added back pursuant to the foregoing) and (ii) for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters ended December 31, 2019, March 31, 2020, June 30, 2020 and September 30, 2020, Consolidated EBITDA for such fiscal quarters shall be $5,478,677.64, $1,024,867.90, $3,103,283.35 and $2,916,090.17, respectively, in each case as may be subject to add-backs and adjustments (without duplication) pursuant to clause (vii)(B) and Section 1.11(c) for the applicable Test Period (subject to the limitations set forth in the immediately preceding clause (i) with respect to such add-backs and adjustments). For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.11.
“Consolidated Net Income” means, for any period, the net income (loss) of the Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,
(a)(i) any after-tax effect of extraordinary items (less all fees and expenses relating thereto), charges or expenses (including relating to the Transactions), (ii) severance, recruiting, retention and relocation costs, charges and expenses, (iii) costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans and (iv) one-time compensation charges shall be excluded,
(b)the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income shall be excluded,
(c)accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established or adjusted as a result of the Transactions (or within 12 months after the closing of any acquisition or other similar Investment that are so required to be established or adjusted as a result of such acquisition or other similar Investment) in accordance with GAAP or charges as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded,
(d)any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person, in each case other than in the ordinary course of business, as determined in good faith by the Lead Borrower, shall be excluded,
(e)the net income (loss) for such period of any Person that is not a Subsidiary of the Parent, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Parent shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Parent or a Restricted Subsidiary thereof in respect of such period,
(f)any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, goodwill, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP or SEC guidelines, and the amortization of intangibles arising pursuant to GAAP or SEC guidelines shall be excluded,
(g)any (i) equity or phantom equity based non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation, and (ii) cash charges associated with the rollover, acceleration or payout of Equity Interests by managers, officers, directors, consultants or employees of the Parent, the Borrowers, any Restricted Subsidiary or any of the Borrowers’ direct or indirect parents, shall be excluded,
(h)any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Lead Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365-day period), shall be excluded,
(i)to the extent covered by insurance or a third party and actually paid for or reimbursed, or indemnified, or, so long as the Lead Borrower reasonably expects that such amount will in fact be paid for or reimbursed by the insurer or third party and only to the extent that such amount is in fact paid for, reimbursed or indemnified within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,
(j)the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Restricted Subsidiaries or such Person’s assets are acquired by the Parent or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.11),
(k)[reserved],
(l)the purchase accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent, the Borrowers and their Restricted Subsidiaries), as a result of the Transactions, any acquisition constituting an Investment permitted under this Agreement consummated prior to or after the Closing Date, or the amortization or write-off of any amounts thereof shall be excluded,
(m)letter of credit fees shall be excluded,
(n)any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items, shall be excluded,
(o)gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period shall be excluded,

(p)any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement of Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature, shall be excluded,
(q)any non-cash adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation, shall be excluded,
(r)earn-out obligations and other contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise (and including deferred performance incentives in connection with Permitted Acquisitions or other Investments permitted hereunder whether or not a service component is required from the transferor or its related party)) and adjustments thereof and purchase price adjustments, shall be excluded,
(s)(i) accruals and reserves (including contingent liabilities) that are (A) established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions or (B) established or adjusted within twelve months after the closing of any Permitted Acquisition or any other acquisition (other than any such other acquisition in the ordinary course of business) that are so required to be established or adjusted as a result of such Permitted Acquisition or such other acquisition, in each case in accordance with GAAP or (ii) charges, accruals, expenses and reserves as a result of adoption or modification of accounting policies, shall be excluded,
(t)(i) extraordinary, exceptional, unusual or non-recurring charges, expenses or losses or special items and (ii) any losses on sales of assets outside of the ordinary course of business, shall be excluded,
(u)retention, recruiting, relocation, integration and signing bonuses and expenses, stock option and other equity-based compensation expenses, severance costs, stay bonuses, transaction fees and expenses and management fees and expenses, including any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or public company and implementation, replacement, development or upgrade of operational, reporting and information technology systems and technology initiatives (including, without limitation, any such payments made in connection with the consummation of the Transactions), shall be excluded,
(v)[reserved], and
(w)the amount of (i) management, consulting, monitoring and advisory fees and related expenses paid to the Permitted Holders in accordance with the Management Agreement and (ii) payments by the Parent or any of its Restricted Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by the Lead Borrower in good faith, shall be excluded.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries in any period, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance.

For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.11.
“Consolidated Secured Net Debt” means, as of any date of determination, “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien on the assets of the Lead Borrower and its Restricted Subsidiaries.
“Consolidated Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Consolidated Senior Secured Net Debt” means, as of any date of determination, “Consolidated Total Net Debt” outstanding on such date that is secured by a first priority Lien on the assets of the Lead Borrower and its Restricted Subsidiaries.
“Consolidated Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Consolidated Total Net Debt” means, as of any date of determination, subject to Section 8.04(d)(ii), (a) the aggregate principal amount of gross Indebtedness of the Parent and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition constituting an Investment permitted under this Agreement) consisting of (i) Indebtedness for borrowed money, (ii)  Attributable Indebtedness and (iii) purchase money Indebtedness, minus (b) the aggregate amount of Qualified Cash; provided that Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided, further, that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations (w) under any PPP Loan (so long as, and solely to the extent to, each such PPP Loan is supported by a cash escrow account in respect thereof on terms reasonably acceptable to the Administrative Agent (it being understood and agreed that the cash collateral accounts in support of the PPP Loans as in effect on the Closing Date are reasonably acceptable to the Administrative Agent)), (x) under Swap Contracts and Treasury Services Agreements, (y) owed by Unrestricted Subsidiaries or (z) under Supplier Financing Facilities do not constitute Consolidated Total Net Debt.
“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Consolidated Working Capital” means, with respect to the Parent and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of purchase accounting or (c) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts.
“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract. “Controlling” and “Controlled” have meanings correlative thereto.
“Core Intellectual Property” means the intellectual property owned by the Loan Parties that is material the operation of the business of the Parent and its Restricted Subsidiaries (taken as a whole) as of the Closing Date.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 10.23.
“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, existing Term Loans or existing Revolving Credit Loans (or unused Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (the “Refinanced Debt”); provided that (i) such Indebtedness has a scheduled maturity no earlier, and, in the case of any refinancing of Term Loans, a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt (without giving effect to any amortization or prepayments of such outstanding Term Loans), (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt, plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the refinancing, plus an amount equal to any existing commitment unutilized thereunder, plus any other amount that could be incurred pursuant to Section 7.03, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clauses (i) and (ii) above and clauses (iv) through (ix) below, and excluding pricing, fees and optional prepayment or redemption terms) shall contain such terms as are reasonably satisfactory to the Lead Borrower, the borrower thereof (if not the Lead Borrower) and the lenders providing such Indebtedness; provided, that the terms of such Indebtedness shall be consistent with, or (taken as a whole) not materially more favorable to the lenders providing such Credit Agreement Refinancing Indebtedness than those applicable to the Term Facility or revolving commitments being refinanced (unless (x) the lenders under the corresponding class of Term Facility or Incremental Term Loans and Revolving Credit Facility (if applicable) also receive the benefit of such more favorable terms or (y) such covenants or other provisions are applicable only to periods after the latest final maturity date of the Term Facility and revolving credit commitments existing at the time of such refinancing), (iv) the All-In Yield with respect such Credit Agreement Refinancing Indebtedness shall be determined by the applicable Borrowers and the lenders providing such Credit Agreement Refinancing Indebtedness, (v) the applicable Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (vi) such Indebtedness is not at any time guaranteed by any Person other than Guarantors, (vii) to the extent secured, such Indebtedness is not secured by property of the Parent, the Borrowers or any Restricted Subsidiary other than Collateral (or property the Administrative Agent has declined as Collateral) and shall be subject to an Intercreditor Agreement and/or another lien subordination and intercreditor arrangement reasonably satisfactory to the Lead Borrower and the Administrative Agent, (viii) if the applicable Refinanced Debt is subordinated in right of payment to the Obligations, then any Credit Agreement Refinancing Indebtedness in respect thereof shall be subordinated in right of payment to the Obligations, as applicable, on terms (A) with customary subordination agreements (as determined in good faith by the Lead Borrower) or (B) otherwise reasonably acceptable to the Lead Borrower and the Administrative Agent, (ix) any Credit Agreement Refinancing Indebtedness shall be pari passu or junior in right of payment and, if secured, secured on a pari passu or junior basis with respect to security, with respect to the Revolving Credit Facility and the Term Facility, (x) any Credit Agreement Refinancing Indebtedness may (i) participate on a pro rata basis, a greater than pro rata basis or on a less than pro rata basis in any voluntary prepayments hereunder, (ii) to the extent such Indebtedness is secured on a pari passu basis with the Obligations, may participate on a pro rata basis or on a less than pro rata basis (but not greater than pro rata basis) in any mandatory prepayments hereunder (unless such amounts are declined hereunder) and (iii) shall not require any mandatory prepayments in addition to those hereunder; provided that no Credit Agreement Refinancing Indebtedness that is in the form of term loans shall be permitted to be voluntarily or mandatorily prepaid prior to the repayment in full of all Term Loans hereunder, unless accompanied by a ratable offer of prepayment of the Term Loans hereunder, and (xi) any Credit Agreement Refinancing Indebtedness that is Revolving Credit Loans does not mature (or require commitment reductions) prior to the latest maturity date of Revolving Credit Commitments being refinanced and is subject to no greater than pro rata borrowing, letter of credit participation and prepayment and commitment reduction provisions with the existing Revolving Credit Facility; provided, further, that in determining if the foregoing conditions in this proviso are met, a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent at least three Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the issuance of the applicable Credit Agreement Refinancing Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Lead Borrower within such three Business Day period (or such shorter period as may be reasonably agreed by the Administrative Agent) that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).
“Credit Extension” means a Borrowing (but not a continuation or conversion of a Eurocurrency Rate Loan).
“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:
(a)the greater of (i) $2,500,000 and (ii) 25% of Consolidated EBITDA as of the last day of the last Test Period (calculated on a Pro Forma Basis), plus
(b)an amount equal to the Cumulative Retained Excess Cash Flow Amount, plus
(c)the cumulative amount of aggregate net proceeds from (i) the sale of Qualified Equity Interests of the Parent or Equity Interests of any other direct or indirect parent of the Borrowers after the Closing Date and on or prior to such time (including upon exercise of warrants or options) (other than (1) a sale to a Restricted Subsidiary, (2) any amount designated as a Cure Amount, (3) any Excluded Contribution Amount, (4) any amount used to build Section 7.02(i) or (5) any amount used for Equity Funded Employee Plan Costs) which proceeds have been contributed as common equity to the capital of the Lead Borrower or any Restricted Subsidiary and (ii) the Qualified Equity Interests of the Parent (or Equity Interests of any other direct or indirect parent of the Borrowers) (other than (1) any amount designated as a Cure Amount, (2) any Excluded

Contribution Amount or (3) any amount used for Equity Funded Employee Plan Costs) issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated in right of payment or security to the Obligations) of the Lead Borrower or any Restricted Subsidiary of the Lead Borrower owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party not previously applied for a purpose (including as a Cure Amount, any Excluded Contribution Amount or any amount used for Equity Funded Employee Plan Costs) other than use in the Cumulative Credit, plus
(d)100% of the aggregate amount of contributions to the common capital (including 100% of the Fair Market Value of property (other than cash and Cash Equivalents) as reasonably determined by the Lead Borrower) of the Lead Borrower and its Restricted Subsidiaries or the net proceeds of the issuance of Qualified Equity Interests of Parent (or any other direct or indirect parent of the Borrowers) contributed to the Lead Borrower and its Restricted Subsidiaries, received (x) in cash or Cash Equivalents by the Lead Borrower and its Restricted Subsidiaries after the Closing Date (other than from a Restricted Subsidiary or the Lead Borrower and other than (1) any amount designated as a Cure Amount, (2) any Excluded Contribution Amount, (3) any amount used to build Section 7.02(i) or (4) any amount used for Equity Funded Employee Plan Costs) or (y) in other property, plus
(e)100% of the aggregate amount of cash, Cash Equivalents and the Fair Market Value of other property received by the Lead Borrower and each Restricted Subsidiary (as reasonably determined by the Lead Borrower) after the Closing Date from:
(i)the sale, transfer or other disposition (other than to the Parent or any such Restricted Subsidiary) of the Equity Interests or any assets of an Unrestricted Subsidiary or any minority Investments or other joint venture (that is not a Restricted Subsidiary),
(ii)any dividend or other distribution by an Unrestricted Subsidiary or received in respect of minority Investments or other joint venture (that is not a Restricted Subsidiary), or
(iii)any interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investments,
(f)in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Lead Borrower or a Restricted Subsidiary, the Fair Market Value of the Investments of the Lead Borrower and the Restricted Subsidiaries made using the Cumulative Credit in such Unrestricted Subsidiary at the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus
(g)an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income, the Fair Market Value of property and similar amounts) actually received by the Lead Borrower or any Restricted Subsidiary in respect of any Investments to the extent of the Investments originally funded with and in reliance on the Cumulative Credit, plus
(h)the proceeds and the fair market value (as reasonably determined by the Lead Borrower) of marketable securities or other property contributed to the Lead Borrower or a Restricted Subsidiary or contributed to the capital of the Lead Borrower and further contributed to a Borrower or a Restricted Subsidiary as cash common equity since the Closing Date from any

Person other than the Lead Borrower or a Restricted Subsidiary of the Lead Borrower, plus
(i)an aggregate amount equal to the sum of (i) Declined Proceeds and (ii) the Cumulative Retained Asset Sale Proceeds, minus
(j)any amount of the Cumulative Credit used to make Investments pursuant to Sections 7.02(i)(iii) and 7.02(n)(y) after the Closing Date and prior to such time, minus
(k)any amount of the Cumulative Credit used to pay dividends or make distributions or other Restricted Payments pursuant to Section 7.06(f)(A) or 7.06(g) after the Closing Date and prior to such time, minus
(l)any amount of the Cumulative Credit used to make payments or distributions in respect of Junior Financings pursuant to Section 7.12 after the Closing Date and prior to such time, minus
(m)any amount of the Cumulative Credit used to make any Permitted Acquisition pursuant to Section 7.02(i) after the Closing Date and prior to such time, minus
(n)the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments made in respect of Junior Financings in reliance on clause (v) of Section 7.12(a); provided that, with respect to the amounts set forth in clauses (e)(i), (e)(ii), (e)(iii) and (f) of this definition, such amount shall be limited to the Investments made in such Unrestricted Subsidiary, minority Investments or other joint venture, as applicable, originally funded with and in reliance on the Cumulative Credit (but not in excess of the original amount of the Cumulative Credit used to fund such Investment).
“Cumulative Retained Asset Sale Proceeds” has the meaning set forth in the definition of “Net Proceeds”.
“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero, determined on a cumulative basis equal to the amount of Excess Cash Flow for all completed Excess Cash Flow Periods that was not required to be applied to prepay the Loans in accordance with Section 2.05(b)(i) (without giving effect to any reduction in respect of prepayments of Indebtedness as provided in clauses (B)(1) through (4) thereof) and including any amount that would otherwise be payable but for not exceeding the dollar threshold contained therein.
“Cure Amount” has the meaning set forth in Section 8.04(a).
“Cure Expiration Date” has the meaning set forth in Section 8.04(a).
“Current Assets” means, with respect to the Parent and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent and its Restricted Subsidiaries as current assets at such date of determination, other than (i) amounts related to current or deferred Taxes based on income, profits or capital gains, (ii) assets held for sale, (iii) loans (permitted) to third parties, (iv) pension assets, (v) deferred bank fees, (vi) derivative financial instruments and (vii) in the event that any Securitization Facility is accounted for off-balance sheet, (A) gross accounts receivable comprising Securitization Assets sold pursuant to such Securitization Facility less (B) collection against the amount sold pursuant to clause (A), and excluding the effects of adjustments pursuant to GAAP resulting from the application of purchase accounting, as the case may be, in relation to the Acquisition or any consummated acquisition.

“Current Liabilities” means, with respect to the Parent and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) the current portion of interest expense, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue, (f) any Revolving Credit Exposure or Revolving Credit Loans, and (g) the current portion of pension liabilities and excluding the effects of adjustments pursuant to GAAP resulting from the application of purchase accounting, as the case may be, in relation to the Acquisition or any consummated acquisition.
“Debt Fund Affiliate” means any affiliate of Parent or the Sponsor (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle independent of their duties to Parent or the Sponsor.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning set forth in Section 2.05(b)(viii).
“Default” shall mean any event, act, or condition set forth in Article VIII that with notice or lapse of time, or both, as set forth in such Article VIII would (unless cured or waived hereunder) constitute an Event of Default.
“Default Rate” means (a) with respect to overdue principal, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2.00% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.00% per annum, and (b) with respect to any other overdue amount (including overdue interest), the interest rate (including any Applicable Rate) applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as reasonably determined by the Administrative Agent and the Borrower, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans within one Business Day of the date required to be funded by it hereunder, (b) has notified the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Lead Borrower, to confirm in a manner satisfactory to the Administrative Agent and the Lead Borrower, as applicable, that it will comply with its funding obligations, (d) has failed, within two Business Days after request by the Administrative Agent, to pay any amounts owing to the Administrative Agent or the other Lenders, (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment ort (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Delayed Draw Term Loan Commitment” shall mean $15,000,000; provided, that the Delayed Draw Term Loan Commitment shall be reduced to zero ($0) on the Delayed Draw Term Loan Expiration Date.
“Delayed Draw Term Loan Expiration Date” shall mean the earlier of (i) the first anniversary of the Closing Date or (ii) the date as of which the Delayed Draw Term Loan Commitment has been fully utilized in accordance with the terms of Section 2.01(b).
“Delayed Draw Term Loans” shall mean a Loan made by the Delayed Draw Term Loan Lenders to the Borrowers pursuant to Section 2.01(b).
“Delayed Draw Term Loan Note” shall mean a promissory note with respect to the Delayed Draw Term Loans substantially in the form of Exhibit C-4.
“Designated Non-Cash Consideration” means non-cash consideration received by any Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation.
“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(v)(B)(2).
“Discount Range” has the meaning set forth in Section 2.05(a)(v)(C)(1).
“Discount Range Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).
“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C) substantially in the form of Exhibit E-4.
“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit E-5, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(C)(1).
“Discount Range Proration” has the meaning set forth in Section 2.05(a)(v)(C)(3).
“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.05(a)(v)(D)(3).
“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation

of Discounted Prepayment Offer, five Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Sections 2.05(a)(v)(B)(1), 2.05(a)(v)(C)(1) or 2.05(a)(v)(D)(1), respectively, unless a shorter period is agreed to between the Lead Borrower and the Auction Agent.
“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.05(a)(v)(A).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (including any sale of Equity Interests (other than by the issuance thereof)), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations not then due and (ii) Cash Management Obligations or obligations and liabilities pursuant to Secured Hedge Agreements) that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations not then due and (ii) Cash Management Obligations or obligations and liabilities pursuant to Secured Hedge Agreements) that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Parent (or any direct or indirect parent thereof), the Borrowers or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee.
“Disqualified Lender” means any banks, financial institutions, institution lenders or any other Person (x) that have been specified to the Lead Arrangers by the Lead Borrower in writing at any time on or prior to the Closing Date (provided that such list may be updated by the Lead Borrower from time to time to include any other Person reasonably acceptable to the Administrative Agent) or to any Affiliates of such banks, financial institutions or institution lenders or other Persons, in each case that are readily identifiable as Affiliates on the basis of such affiliate’s name or that have been specified to the Lead Arrangers by the Lead Borrower in writing, (y) that constitutes a competitor of the Lead Borrower or the Lead Borrower’s subsidiaries or any Affiliate of such competitor that is readily identifiable as an Affiliate of such competitor on the basis of such Affiliate’s name or that have been specified to the Lead Arrangers by the Lead Borrower in writing (and in each case other than a competitor that is a bona fide debt fund), or (z) that is a Lender’s or any of a Lender’s Affiliates’ deal teams that are engaged as principals primarily in private equity, mezzanine financing or venture capital (other than a bona fide debt fund) or are engaged in the sale of the Company and its subsidiaries, including through the provision of advisory services (the

“Excluded Affiliates”). Notwithstanding anything to the contrary contained in this Agreement, (a) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders in such capacity and (b) the Borrowers (on behalf of themselves and the other Loan Parties) and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and that the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“DSS Acquisition” means Lead Borrower’s acquisition of Deployable Space Systems, Inc. pursuant to the DSS Acquisition Agreement.
“DSS Acquisition Agreement” means that certain Securities Purchase Agreement, dated as of February 17, 2021, by and among Cosmos Acquisition, LLC, as the buyer, the Persons listed therein as sellers and the representative of the sellers party thereto, as amended, modified, supplemented or waived from time to time.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” has the meaning set forth in Section 10.07(a)(i).
“Enforcement Qualifications” has the meaning set forth in Section 5.04.
“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata or sediment, and natural resources such as wetlands, flora and fauna or as otherwise defined in any Environmental Law.
“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to exposure to Hazardous Materials, including any applicable provisions of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (as it relates to exposure to Hazardous Materials), and the Oil Pollution Act of

1990, 33 U.S.C. § 2701 et seq., and all analogous state or local statutes, and the regulations promulgated pursuant thereto.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) noncompliance with any Environmental Law including any failure to obtain, maintain or comply with any Environmental Permit, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract or agreement to the extent pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.
“Equity Funded Employee Plan Costs” means cash costs or expenses, incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Lead Borrower or net cash proceeds of an issuance of Qualified Equity Interests of the Lead Borrower or Equity Interests of any direct or indirect parent of the Lead Borrower (other than any amount designated as a Cure Amount, any Excluded Contribution Amount or any amount used in calculating the Cumulative Credit).
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided, that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA, whether or not waived; (h) a failure by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to a Loan Party or any Restricted Subsidiary; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Rate” means: for each Interest Period, the higher of (a) 1.00% per annum and (b) the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on the applicable Bloomberg screen page (or the applicable successor page) as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Administrative Agent in its reasonable discretion at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Administrative Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.
“Eurocurrency Rate Loan” means a Loan that bears interest based on the Eurocurrency Rate.
“Euros” means lawful currency of the European Union.
“Event of Default” has the meaning set forth in Section 8.01.
“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount equal to:
(a)the sum, without duplication, of:
(i)Consolidated Net Income for such Excess Cash Flow Period,
(ii)an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income,
(iii)decreases in Consolidated Working Capital for such Excess Cash Flow Period (other than (A) any such decreases arising from acquisitions or dispositions by the Parent and its Restricted Subsidiaries completed during such Excess Cash Flow Period or (B) reclassification of items from short-term to long-term or vice versa in accordance with GAAP),
(iv)an amount equal to the aggregate net non-cash loss on Dispositions by the Parent and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and
(v)expenses deducted from Consolidated Net Income during such Excess Cash Flow Period in respect of expenditures made during any prior Excess Cash Flow Period for which a deduction from Excess Cash Flow was made in such Excess Cash Flow Period pursuant to clause (b)(xi), (xii), (xiii), (xv) or (xvi) below, minus

(b)the sum, without duplication, of:
(i)an amount equal to the amount of all non-cash gains and credits included in arriving at such Consolidated Net Income (including, to the extent constituting non-cash credits, amortization of deferred revenue acquired as a result of any Permitted Acquisition or other consummated acquisition permitted hereunder), and Transaction Expenses to the extent not deducted in arriving at such Consolidated Net Income and paid in cash during such period, and cash charges, losses, costs, fees or expenses to the extent excluded in arriving at such Consolidated Net Income during such period,
(ii)without duplication of amounts deducted pursuant to clause (xi) below in prior Excess Cash Flow Periods, the amount of any Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property to the extent not expensed or accrued during such Excess Cash Flow Period, to the extent that such Capital Expenditures, Capitalized Software Expenditures or acquisitions were financed with Internally Generated Cash,
(iii)to the extent financed with Internally Generated Cash, the aggregate amount of all principal payments of Indebtedness of the Parent and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any scheduled repayment of Initial Term Loans pursuant to Section 2.07, Extended Term Loans, Refinancing Term Loans, Incremental Term Loans, Replacement Term Loans, Other Term Loans, Other Notes, (C) any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii), Other Term Loans, Other Notes and Permitted Ratio Debt to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase and (D) payments of earn-outs or seller notes or notes converted from an earn-out, but excluding (X) all other prepayments of Term Loans and any other Indebtedness secured on a pari passu basis with the Term Loans (other than (x) prepayments referred to in clause (C) above and (y) revolving Indebtedness) and (Y) all prepayments in respect of any revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder),
(iv)an amount equal to the aggregate net non-cash gain on dispositions by the Parent and its Restricted Subsidiaries during such Excess Cash Flow Period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(v)increases in Consolidated Working Capital for such Excess Cash Flow Period (other than (A) any such increases arising from acquisitions or dispositions by the Parent and its Restricted Subsidiaries during such Excess Cash Flow Period or (B) reclassification of items from short-term to long-term or vice versa in accordance with GAAP),
(vi)cash payments by the Parent and its Restricted Subsidiaries during such Excess Cash Flow Period in respect of long-term liabilities of the Parent and its Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such Excess Cash Flow Period or are not deducted in calculating Consolidated Net Income and to the extent financed with Internally Generated Cash,
(vii)without duplication of amounts deducted pursuant to clause (xi) below in prior Excess Cash Flow Periods, the amount of any Investments or acquisitions during such Excess Cash Flow Period pursuant to Section 7.02 (other than Section 7.02(a) or (c)) to the extent that such Investments and acquisitions were financed with Internally Generated Cash,

(viii)the amount of Restricted Payments paid during such Excess Cash Flow Period pursuant to Section 7.06 (other than Section 7.06(f)(A), (q) and (s)) to the extent such Restricted Payments were financed with Internally Generated Cash,
(ix)the aggregate amount of expenditures actually made by the Parent and its Restricted Subsidiaries in cash during such Excess Cash Flow Period (including Capital Expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such Excess Cash Flow Period, in each case to the extent financed with Internally Generated Cash,
(x)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent and its Restricted Subsidiaries during such Excess Cash Flow Period that are required to be made in connection with any prepayment of Indebtedness, in each case to the extent financed with Internally Generated Cash,
(xi)without duplication of amounts deducted from Excess Cash Flow in prior Excess Cash Flow Periods and, at the option of the Lead Borrower, (1) the aggregate consideration required to be paid in cash by the Parent and its Restricted Subsidiaries pursuant to binding contracts or executed letters of intent (the “Contract Consideration”) entered into (x) prior to or during such Excess Cash Flow Period (including all contracts on account of which the Parent or any of its Subsidiaries have deferred revenue) or (y) at the election of the Lead Borrower, any Contract Consideration paid after year-end and prior to when such Excess Cash Flow prepayment is due, and (2) any planned cash expenditures by the Parent or any of the Restricted Subsidiaries, in the case of each of clauses (1) and (2) relating to Permitted Acquisitions, Investments (other than Investments made pursuant to Section 7.02(a) or (c)), Capital Expenditures or Capitalized Software Expenditures to be consummated or made during the period of four consecutive fiscal quarters following the end of the applicable Excess Cash Flow Period, plus any restructuring cash expenses, pension payments or tax contingency payments then due and payable that have been added to Excess Cash Flow pursuant to clause (a)(ii) above; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such acquisitions, Investments, Capital Expenditures or Capitalized Software Expenditures during such Excess Cash Flow Period is less than the Contract Consideration, together with the amount of planned cash expenditures pursuant to clause (2) above, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for the next fiscal year,
(xii)without duplication of amounts deducted from Excess Cash Flow in prior Excess Cash Flow Periods, the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such Excess Cash Flow Period, plus the amount of distributions with respect to taxes made in such Excess Cash Flow Period under Section 7.06, in each case, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such Excess Cash Flow Period,
(xiii)cash expenditures in respect of Swap Contracts during such Excess Cash Flow Period to the extent not deducted in arriving at such Consolidated Net Income,
(xiv)any payment of cash to be amortized or expensed over a future Excess Cash Flow Period and recorded as a long-term asset,
(xv)reimbursable or insured expenses incurred during such Excess Cash Flow Period to the extent that such reimbursement has not yet been received and to the extent not deducted in arriving at such Consolidated Net Income,

(xvi)cash expenditures for costs and expenses (including retention, recruiting, relocation, stay and signing bonuses and expenses) in connection with the Transactions (including all Transaction Expenses), acquisitions, Investments, Restricted Payments, dispositions and the issuance of equity interests or Indebtedness, repayments of debt, Qualified IPOs, refinancing transactions or amendments or other modifications of any debt instrument (including, in each case, any such transaction consummated on the Closing Date and any such transaction undertaken but not completed), in each case to the extent not deducted in arriving at such Consolidated Net Income,
(xvii)payments by the Parent and its Restricted Subsidiaries during such Excess Cash Flow Period in respect of purchase price holdbacks, earn-outs, other contingent obligations and long-term liabilities (other than the current portion thereof) of the Parent and its Restricted Subsidiaries other than Indebtedness (including purchase price holdbacks, earn-outs, seller notes or notes converted from earn-outs and similar obligations), to the extent not already deducted from Consolidated Net Income; and
(xviii)any cash fees, costs and expenses incurred in connection with the implementation of ASC 606.
Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for the Parent and its Restricted Subsidiaries on a consolidated basis.
“Excess Cash Flow Period” shall mean each full fiscal year of the Parent commencing after the Closing Date.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Affiliate” shall have the meaning set forth in the definition of “Disqualified Lenders”.
“Excluded Assets” means (unless otherwise elected by the Lead Borrower) (i) any fee owned real property (other than Material Real Property) and any leasehold rights and interests in real property (it being understood and agreed that there shall be no requirement on the part of the Loan Parties to deliver landlord or other third-party waivers, estoppels, consents or collateral access letters), (ii) motor vehicles, airplanes and other assets subject to certificates of title, except to the extent a security interest therein may be perfected by filing of a UCC financing statement, (iii) commercial tort claims for which a claim with a value of less than $1,000,000 is made, (iv) any lease related to or any property subject to a purchase money security interest, Capitalized Lease or similar arrangements, in each case, to the extent permitted under the Loan Documents, to the extent that a grant of a security interest therein would violate or invalidate such lease, purchase money, Capitalized Lease or a similar arrangement or create a right of termination or consent in favor of any other party thereto (other than of the Parent or a Restricted Subsidiary of the Parent) (it being understood and agreed that there shall be no obligation to seek or obtain such consent), (v) any lease, license, permit, franchise or other agreement, and the property subject thereto, in each case, to the extent that a grant of a security interest therein (A) is prohibited by applicable Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition or (B) to the extent and for so long as it would violate the terms thereof (in each case, after giving effect to the relevant provisions of the UCC or other applicable Laws) or would give rise to a termination or governmental or other third-party consent right (other than of the Parent or a Restricted Subsidiary of the Parent) thereunder (except to the extent such provision is overridden by the UCC or other applicable Laws), in each case, solely to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 7.09, (vi)(A) Margin Stock and (B)(1) to the extent not permitted by the terms of such Person’s organizational or joint venture documents (so long as such documents are not entered into in contemplation of this Agreement), Equity Interests in any Person other than the Borrowers and other Wholly-owned Restricted Subsidiaries of the Parent and (2) Equity Interests in any Person in an amount in excess of the amounts required to be pledged under the definition of “Collateral and Guarantee Requirement” above (and excluding, for the avoidance of doubt, Excluded Pledged Subsidiaries), (vii) any property subject to a Lien permitted by Sections 7.01(u) or (aa) (to the extent relating to a Lien originally incurred pursuant to Sections 7.01(u) or (aa) solely to the extent that a security interest therein is prohibited by the terms of the agreements governing such Lien, and such prohibition existed at the time such Restricted Subsidiary becomes a Loan Party (and was not incurred in contemplation thereof)), (viii) any property or assets (I) of any Subsidiary that is a CFC, CFC Holding Company or a Subsidiary of a CFC or CFC Holding Company or (II) for which the creation or perfection of pledges of, or security interests in, could result in adverse tax consequences (other than de minimis tax consequences) or adverse regulatory or accounting consequences to the Parent, the Borrowers or any of their Subsidiaries, each as reasonably determined by the Lead Borrower, (ix) letter of credit rights with a value of less than $1,000,000, except to the extent constituting support obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood and agreed that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (x) deposit accounts maintained and used (I) for payroll or payroll taxes, (II) for withholding tax or other tax accounts, including without limitation, sales tax accounts, (III) for employee benefits or wages, (IV) as escrow, trust or any other fiduciary account, (V) zero balance accounts, (VI) cash collateral accounts securing credit card facilities, or merchant accounts permitted hereunder, (VII) accounts that are used as cash collateral or escrow accounts or otherwise with third parties to the extent such deposits or securities therein constitute Liens permitted hereunder, (VIII) accounts that are maintained outside of the United States, (IX) to support performance bonds and (X) accounts in which the average daily balance of any five (5) consecutive Business Day period does not exceed $500,000 in the aggregate for all such accounts, taken as a whole, (xi) any intent-to-use Trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration that issues therefrom under applicable federal Law, (xii) particular assets if and for so long as, if reasonably agreed by the Administrative Agent and the Lead Borrower, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets is excessive in relation to the practical benefits to be obtained by the Lenders therefrom, (xiii)(a) Equity Interests of the type described in the proviso to Section 2.01(i) of the Security Agreement and (b) any assets of any Subsidiary of the Parent which is not a Loan Party, (xiv) Securitization Assets (or interests therein) sold to any Securitization Subsidiary or otherwise pledged, factored, transferred or sold in connection with a Qualified Securitization Financing permitted hereunder, (xv) Receivables Assets sold or otherwise pledged or transferred in connection with a Receivables Facility permitted hereunder and (xvi) Equity Interests and assets of captive insurance subsidiaries, Subsidiaries that are not Material Subsidiaries (except to the extent perfected by filing of a UCC financing statement), broker dealer subsidiaries, Unrestricted Subsidiaries and each other Excluded Pledged Subsidiary (other than, in each case, any such Subsidiary that is a Loan Party); provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (xvi) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xvi)).
“Excluded Contribution Amount” shall mean net cash proceeds received by a Borrower as capital contributions to its common equity capital after the Closing Date (other than from a Restricted Subsidiary of the Parent) or from the issuance or sale (other than (i) to a Restricted Subsidiary of the Parent, (ii) to any management equity plan or equity option plan or any other management or employee benefit plan or agreement of the Lead Borrower or direct or indirect parent thereof or (iii) Cure Amounts) of Equity Interests (other than Disqualified Equity Interests) of a Borrower or direct or indirect parent thereof or the

Fair Market Value of Investment Grade Securities or Qualified Proceeds contributed to a Borrower, in each case, designated as Excluded Contribution Amounts pursuant to an officer’s certificate executed by a Responsible Officer of the Lead Borrower from time to time, which are excluded from the calculation of Cumulative Credit, minus any Excluded Contribution Amount applied or used hereunder after the Closing Date and prior to such time.
“Excluded Information” has the meaning set forth in Section 2.05(a)(v)(F).
“Excluded Pledged Subsidiary” means (a) any Subsidiary for which the pledge of its Equity Interests is prohibited by applicable Law or, solely in the case of a newly acquired Subsidiary, by Contractual Obligation in existence at the time of acquisition but not entered into in contemplation thereof, or for which governmental (including regulatory) consent, approval, license or authorization would be required unless such consent, approval, license or authorization has been received (it being understood and agreed that there shall be no obligation to seek or obtain such consent, approval, license or authorization), (b) any other Subsidiary with respect to which, to the extent reasonably agreed by the Lead Borrower and the Administrative Agent, the burden or cost or other consequences (including any adverse tax, regulatory or accounting consequences (other than de minimis tax or regulatory consequences)) of the pledge of its Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom (as reasonably determined by the Lead Borrower and the Administrative Agent), (c) any not-for-profit Subsidiaries, (d) any special purpose securitization vehicle, Securitization Subsidiary or Receivables Subsidiary (or similar entity), but only to the extent that the pledge of the Equity Interests in such vehicle is prohibited by applicable Law or by Contractual Obligations and (e) any Unrestricted Subsidiary.
“Excluded Subsidiary” means, unless otherwise elected by the Lead Borrower, (a) any Subsidiary that is not a Wholly-owned Domestic Subsidiary of the Lead Borrower or a Guarantor and each joint venture, (b) any Subsidiary for which guarantees of the Obligations are (i) prohibited by applicable Law, rule or regulation or require consent, approval, license or authorization of a Governmental Authority, unless such consent, approval, license or authorization has been received; provided, that there shall be no obligation to obtain such consent, approval, license or authorization or (ii) contractually prohibited on the Closing Date or, following the Closing Date, the date of the acquisition thereof, so long as such prohibition exists and so long as such prohibition is not created in contemplation of the Transactions or any such acquisition, (c) any Subsidiary with respect to which, in the reasonable judgment of the Lead Borrower and the Administrative Agent, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom (giving due consideration to regulatory, accounting and tax consequences), (d) any not-for-profit Subsidiaries, (e) any Unrestricted Subsidiaries, (f) any special purpose securitization vehicle (or similar entity), including each Receivables Subsidiary and Securitization Subsidiary, (g) any direct or indirect Subsidiary of the Lead Borrower or a Guarantor that is a CFC Holding Company or a CFC, (h) any Subsidiary that is a direct or indirect Subsidiary of a Subsidiary of the Lead Borrower or a Guarantor that is a CFC Holding Company or a CFC, (i) captive insurance Subsidiaries and any other Excluded Pledged Subsidiary, (j) any Subsidiary that is not a Material Subsidiary and (k) any Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted under this Agreement and financed with assumed Indebtedness permitted to be incurred pursuant to this Agreement (and not incurred in contemplation of such Permitted Acquisition or Investment), and each Restricted Subsidiary acquired in such Permitted Acquisition or other Investment permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition is not created in contemplation of such Permitted Acquisition or other Investment permitted hereunder.
“Excluded Swap Obligation” means, with respect to any Guarantor, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap”

within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act.

“Executive Order” shall have the meaning assigned to such term in Section 5.17(a).
“Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a).
“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.16(b).
“Extended Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from an Extension Amendment.
“Extended Term Loans” has the meaning set forth in Section 2.16(a).
“Extending Term Lender” has the meaning set forth in Section 2.16(c).
“Extending Revolving Credit Lender” has the meaning set forth in Section 2.16(c).
“Extension” means the establishment of an Extension Series by amending a Loan pursuant to the terms of Section 2.16 and the applicable Extension Amendment.
“Extension Amendment” has the meaning set forth in Section 2.16(d).
“Extension Election” has the meaning set forth in Section 2.16(c).
“Extension Request” means any Term Loan Extension Request or a Revolving Credit Loan Extension Request, as the case may be.
“Extension Series” means any Term Loan Extension Series or a Revolving Credit Loan Extension Series, as the case may be.
“Facility” means the Revolving Credit Facility, a given Extension Series of Extended Revolving Credit Commitments, a given Refinancing Series of Refinancing Revolving Credit Loans, the Term Facility, a given Extension Series of Extended Term Loans, a given Class of Incremental Term Loans or a given Refinancing Series of Refinancing Term Loans, as the context may require.
“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Lead Borrower.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), any intergovernmental agreement implementing the foregoing, and any related fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing the foregoing.

“FCPA” has the meaning set forth in Section 5.17(a).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent by three federal funds brokers of recognized standing selected by it on such day on such transactions as reasonably determined by the Administrative Agent, but in no event less than 0.00% per annum.
“Fee Letter” means the Fee Letter, dated as of October 28, 2020, among the Lead Borrower and the Administrative Agent.
“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“First Amendment” means the First Amendment to Credit Agreement dated as of February 17, 2021, among Lead Borrower, Parent, the other Guarantors party thereto, the financial institutions party thereto as Lenders and the Administrative Agent.
“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.
“First Amendment Term Commitment” has the meaning assigned to such term in the First Amendment.
“First Amendment Term Lender” means each Lender described in clause (b) of the definition of Lender.
“First Amendment Term Loans” has the meaning assigned to such term in the First Amendment. For the avoidance of doubt, the First Amendment Term Loans shall constitute Incremental Term Loans.
“First Amendment Transactions” has the meaning assigned to such term in the First Amendment.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.
“Foreign Lender” means any Lender which is not a United States person as defined in Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Lead Borrower or any Guarantor which is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that, subject to Section 1.03, if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government, or any supra-national bodies (such as the European Union or the European Central Bank).
“Granting Lender” has the meaning set forth in Section 10.07(h).
“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business or (ii) customary and reasonable indemnity obligations or product warranties in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning set forth in Section 11.01.
“Guarantors” means (1) the Parent, (2) each Borrower with respect to the obligations of each other Borrower and the obligations of each Restricted Subsidiary in respect of Cash Management Obligations and Hedge Obligations, (3) each existing Restricted Subsidiary of the Lead Borrower that is a direct or indirect Wholly-owned Material Domestic Subsidiary (other than any Excluded Subsidiary) as of the

Closing Date and not designated as a Borrower hereunder and (4) each subsequently acquired or organized (including, without limitation, by division) Restricted Subsidiary of the Lead Borrower that is a direct or indirect Wholly-owned Material Domestic Subsidiary (other than any Excluded Subsidiary) and not designated as a Borrower hereunder that shall become a Guarantor pursuant to Section 6.11. For the avoidance of doubt, the Lead Borrower may (subject to the terms of clause (b) and (f) of the “Collateral and Guarantee Requirement”) elect to cause any Restricted Subsidiary that is not a Guarantor to cease to be an Excluded Subsidiary and to Guarantee the Obligations by causing such Restricted Subsidiary to execute a joinder to this Agreement substantially in the form attached as Exhibit J or in another form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower and causing such Restricted Subsidiary to satisfy the Collateral and Guarantee Requirement, whereupon any such Restricted Subsidiary shall be a Guarantor, Loan Party and Subsidiary Guarantor (but not a Borrower) hereunder for all purposes (any such Excluded Subsidiary that becomes a Guarantor, a “Specified Guarantor”).
“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.
“Hazardous Materials” means all materials, substances or wastes, all pollutants or contaminants, in any form, including petroleum or petroleum distillates, friable asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law because of their toxic, dangerous or deleterious properties or characteristics.
“Hedge Bank” means any Person that is (x) a Lender or an Affiliate of a Lender or Agent at the time it enters into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable or (y) at the option of the Lead Borrower, any other Person, in each case, in its capacity as a party thereto and that is designated a “Hedge Bank” with respect to such Secured Hedge Agreement or Treasury Services Agreement, as applicable, in a writing from the Lead Borrower to the Administrative Agent, and (other than a Person already party hereto as a Lender or Agent) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.15 and 10.16 and Article IX as if it were a Lender; provided that the aggregate principal amount of the Hedging Obligations and/or the Cash Management Obligations owed to all Persons so designated pursuant to the foregoing clause (y) at any time (other than in respect of purchasing card services, performance bonds and letters of credit permitted under Section 7.03(q), in each case, in the ordinary course of business) when taken together with the aggregate amount of Liens securing Swap Contracts pursuant to Section 7.01 below, shall not exceed $5,000,000 in the aggregate.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Secured Hedge Agreements.
“Identified Participating Lenders” has the meaning set forth in Section 2.05(a)(v)(C)(3).
“Identified Qualifying Lenders” has the meaning set forth in Section 2.05(a)(v)(D)(3).
“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.
“Incremental Amendment” has the meaning set forth in Section 2.14(f).
“Incremental Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).
“Incremental Lenders” has the meaning set forth in Section 2.14(c).
“Incremental Loan” has the meaning set forth in Section 2.14(b).
“Incremental Request” has the meaning set forth in Section 2.14(a).
“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).
“Incremental Revolving Loan” has the meaning set forth in Section 2.14(b).
“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).
“Incremental Term Lender” has the meaning set forth in Section 2.14(c).
“Incremental Term Loan” has the meaning set forth in Section 2.14(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding drawn letters of credit (including standby and commercial), bankers’ acceptances, and bank guaranties issued or created by or for the account of such Person;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property;
(e)indebtedness described in clauses (a)-(d) and (f)-(h) (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all Attributable Indebtedness;
(g)all obligations of such Person in respect of Disqualified Equity Interests if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and
(h)to the extent not otherwise included above, all Guarantees of such Person in respect of Indebtedness of the type described in clauses (a) through (g) in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of the Parent and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (C) exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid for ten (10) Business Days after becoming due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business, (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (v) contingent obligations incurred in the ordinary course of business, (vi) deferred Taxes, deferred and prepaid or deferred revenue, in each case arising in the ordinary course of business and (vii) customary obligations under employment agreements and deferred compensation; provided, further, that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of the Parent solely by reason of push down accounting under GAAP shall be excluded. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e), shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning set forth in Section 10.05.
“Indemnified Taxes” means, with respect to any Agent or any Lender, all Taxes imposed on or with respect to payments made by or on account of any obligation of any Loan Party under the Loan Documents other than (i) any Taxes imposed on or measured by its net income, however denominated, and franchise Taxes, in each case, imposed by a jurisdiction (or any political subdivision thereof) as a result of such Agent or Lender being organized in or having its principal office or applicable lending office in such jurisdiction, or that are Other Connection Taxes, (ii) any Taxes attributable to the failure of such Agent or Lender to deliver the documentation required to be delivered pursuant to Section 3.01(d), Section 3.01(e), or Section 3.01(f), as applicable, (iii) any branch profits Taxes imposed by the United States under Section 884(a) of the Code or any similar Tax imposed by any jurisdiction described in clause (i) above, (iv) in the case of a Lender, any U.S. federal withholding Tax that would apply to amounts payable hereunder under the law applicable at such time the Lender becomes a party to this Agreement (other than pursuant to a request by the Lead Borrower under Section 3.07(a)), or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from any Borrower or any Guarantor with respect to such withholding Tax pursuant to Section 3.01 and (v) any withholding Taxes imposed under FATCA.
“Indemnitees” has the meaning set forth in Section 10.05.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Lead Borrower, qualified to perform the task for which it has been engaged and that is independent of the Lead Borrower and its Affiliates.
“Information” has the meaning set forth in Section 10.08.
“Initial Revolving Borrowing” means one or more borrowings of Revolving Credit Loans on the Closing Date which Revolving Credit Loans are used for Permitted Initial Revolving Credit Borrowing Purposes.
“Initial Term Commitment” means, as to each Term Lender, its obligation to make an Initial Term Loan to the Borrowers pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate amount of the Initial Term Commitments is $31,000,000.
“Initial Term Loans” means the term loans made by the Lenders on the Closing Date to the Borrowers pursuant to Section 2.01(a).
“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.
“Intercompany Note” means a promissory note substantially in the form of Exhibit G.
“Intercreditor Agreement” shall mean an intercreditor agreement substantially in a form to be mutually agreed among the Lead Borrower and the Administrative Agent and the representatives for purposes thereof for holders of one or more classes of Indebtedness pari passu in right of payment and security (other than the Obligations) or secured by a Lien junior in priority to those securing the Obligations which shall be on customary terms in light of prevailing market conditions, which if deemed reasonably necessary by the Administrative Agent shall be posted to the Lenders not less than five Business Days before execution thereof and, if the Required Lenders shall not have objected to such agreement within five Business Days after posting, then the Required Lenders shall be deemed (a) to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes as the Administrative Agent deems reasonably necessary) is reasonable and to have consented to such intercreditor agreement (with such changes as the Administrative Agent and the Lead Borrower deem reasonably necessary) and to the Administrative Agent’s execution thereof and (b) to have directed the Administrative Agent to execute such agreement.
“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, three or six months thereafter or, to the extent agreed by each applicable Lender of such Eurocurrency Rate Loan, 12 months or less than one month thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the applicable Maturity Date.
“Internally Generated Cash” means, with respect to any Person, funds of such Person not constituting proceeds of the incurrence of long-term Indebtedness (other than revolving indebtedness or intercompany indebtedness) of such Person and its Restricted Subsidiaries.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided, that Investments shall not include, in the case of the Parent and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness made to or owing by the Parent or a Restricted Subsidiary having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business; provided, further, that, in the event that any Investment is made by Parent, any Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through the Parent or any Restricted Subsidiary, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 7.02. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, less any Returns (except with respect to any Returns increasing the Cumulative Credit pursuant to clause (e) or (g) of the definition thereof) in respect of such Investment.
“Investment Grade Securities” shall mean:
(i)    securities issued or directly, fully and unconditionally guaranteed by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),
(ii)    debt securities or debt instruments with an investment grade rating, but excluding any debt securities or instruments constituting loans or advances among the Parent and its Subsidiaries, and
(iii)    investments in any fund that invests all or substantially all of its assets in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution.
“IP Rights” has the meaning set forth in Section 5.15.
“Junior Financing” has the meaning set forth in Section 7.12(a).
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitments, Refinancing Revolving Credit Commitments, Extended Term Loans, Incremental Term Loans, Refinancing Term Loans, Replacement Term Loans and Refinancing Term Commitments, in each case, as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the legally binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, legally binding requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Lead Arranger” means Adams Street Credit Advisors LP, in its capacity as the sole lead arranger under this Agreement.
“Lead Borrower” shall have the meaning provided in the preamble to this Agreement.
“Lenders” (a) has the meaning set forth in the introductory paragraph to this Agreement, (b) effective as of the First Amendment Effective Date, includes the Persons listed on Schedule I to the First Amendment and (c) as the context requires, includes, in each case, their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.
“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.
“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” shall mean any (i) Permitted Acquisition or other permitted acquisition of any assets, business or person or Investment (including acquisitions subject to a letter of intent or purchase agreement), in each case, the consummation of which is not conditioned on the availability of, or on obtaining, financing, (ii) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (iii) Disposition or (iv) Restricted Payment.
“Loan” means an extension of credit hereunder by a Lender to the Borrowers, including, without limitation, in the form of a Term Loan, Delayed Draw Term Loan or Revolving Credit Loan (including, without limitation, any Initial Term Loans, any Incremental Term Loans and any extensions of credit under any Revolving Commitment Increase or Additional Revolving Commitments, any Extended Term Loans and any extensions of credit under any Extended Revolving Credit Commitment, any Refinancing Term Loans and any extensions of credit under any Refinancing Revolving Credit Commitment and any Replacement Term Loans).
“Loan Documents” means, collectively, (i) this Agreement (including the schedules hereto), (ii) the Notes, (iii) the Collateral Documents, (iv) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (v) each Intercreditor Agreement, (vi) the Fee Letter, (vii) the Support Agreement, and (~~vii~~viii) any amendment or joinder to this Agreement. For the avoidance of doubt, Swap Contracts and agreements for the provision of Cash Management Services shall not constitute “Loan Documents”.
“Loan Parties” means, collectively, each Borrower and each Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Management Agreement” means that certain Consulting Agreement, dated as of March 2, 2020, by and between Adcole Maryland Aerospace, LLC, a Delaware limited liability company, the Lead

Borrower, Parent and AE Industrial Partners, LP, a Delaware limited partnership and its Affiliates from time to time party thereto, as amended by that certain Amendment No. 1 to Consulting Agreement, dated as of July 1, 2020.
“Management Equityholders” shall mean any of (i) any current or former director, officer, employee or member of management of the Parent or any of its Subsidiaries or any direct or indirect parent company thereof (including with respect to warrants and options) in Parent or any direct or indirect parent thereof, (ii) any trust, partnership, limited liability company, corporate body or other entity established by any such director, officer, employee or member of management of Parent or any of its Subsidiaries or any direct or indirect parent thereof or any Person described in the succeeding clause (iii), as applicable, to hold an investment in the Parent or any direct or indirect parent thereof in connection with such Person’s estate or tax planning and (iii) any Person who acquires an investment in the Parent or any direct or indirect parent thereof by will or by the laws of intestate succession as a result of the death of any such director, officer or member of management of the Parent or any of its Subsidiaries or any direct or indirect parent thereof.
“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Master Agreement” shall have the meaning set forth in the definition of “Swap Contract”.
“Material Adverse Effect” means (a) on the Closing Date, a “Material Adverse Effect” (as defined in the Acquisition Agreement) or (b) after the Closing Date, any event, circumstance or condition that has had or could reasonably be expected to have a material and adverse effect on (i) the business, results of operations or financial condition of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, (ii) material remedies (taken as a whole) of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents or (iii) the ability of the Lead Borrower and the Guarantors, taken as a whole, to perform their material payment obligations under this Agreement and the other Loan Documents.
“Material Domestic Subsidiary” means, at any date of determination, each of the Parent’s Domestic Subsidiaries that are Restricted Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 5.00% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5.00% of the consolidated gross revenues of the Parent and its Restricted Subsidiaries for such period, in each case, determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are Restricted Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 7.50% of Total Assets as of the end of the most recently ended fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 6.01 or more than 7.50% of the consolidated gross revenues of the Parent and its Restricted Subsidiaries for such Test Period, then the Lead Borrower shall, not later than 60 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 applicable to such Subsidiary.
“Material Foreign Subsidiary” means, at any date of determination, each of the Parent’s Foreign Subsidiaries (a) whose consolidated total assets (calculated, for such purposes as the assets of such Foreign Subsidiary, together with the assets of its direct and indirect subsidiaries) at the last day of the most recent Test Period were equal to or greater than 5.00% of Total Assets at such date or (b) whose consolidated gross revenues (calculated, for such purposes as the gross revenues of such Foreign Subsidiary, together with the gross revenues of its direct and indirect subsidiaries) for such Test Period were equal to or greater than 5.00% of the consolidated gross revenues of the Parent and the Restricted Subsidiaries for such period, in each case, determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Foreign Subsidiaries not meeting the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 7.50% of Total Assets as of the end of the most recently ended fiscal quarter of the Borrowers for which financial statements have been delivered pursuant to Section 6.01 or more than 7.50% of the consolidated gross revenues of the Parent and the Restricted Subsidiaries for such Test Period, then the Lead Borrower shall, not later than 60 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of the definition of “Collateral and Guarantee Requirement”.
“Material Intellectual Property” means any material intellectual property that is necessary for the operation of the business of the Parent and its Restricted Subsidiaries as of the Closing Date, the loss of which would be reasonably expected to have a Material Adverse Effect on the business of the Borrower and its Restricted Subsidiaries (taken as a whole).
“Material Non-Public Information” means, with respect to any Person, information that is (a) of a type that would not be publicly available (and could not be derived from publicly available information) if such Person and its Subsidiaries were public reporting companies and (b) material (as reasonably determined by the Lead Borrower) with respect to such Person, its Subsidiaries or the respective securities of such Person and its Subsidiaries for purposes of United States Federal and state securities laws, in each case, assuming such laws were applicable to such Person and its Subsidiaries.
“Material Real Property” means any fee-owned real property located in the United States that is owned by any Loan Party and that has a Fair Market Value in excess of $2,500,000 (at the Closing Date or, with respect to real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Lead Borrower in good faith).
“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.
“Maturity Date” means (i) with respect to the Initial Term Loans, October 28, 2026, (ii) with respect to the Delayed Draw Term Loans, October 28, 2026, (iii) with respect to the Revolving Credit Facility, October 28, 2026, (iv) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Amendment, (v) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment, (vi) with respect to any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment, and (vii) with respect to any Replacement Term Loans, the final maturity date as specified in the applicable agreement; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.
“Maximum Rate” has the meaning set forth in Section 10.10.
“Minimum Tender Condition” has the meaning set forth in Section 2.18(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Policies” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.
“Mortgaged Properties” has the meaning set forth in the definition of “Collateral and Guarantee

Requirement”.
“Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower, and any other mortgages executed and delivered pursuant to Sections 6.11 and 6.13.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.
“Net Proceeds” means:
(a)100% of the cash proceeds actually received by the Lead Borrower or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards in respect of Casualty Events, but in each case only as and when received and, in any event, excluding the proceeds of business interruption insurance) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and expenses actually incurred in connection therewith, (ii) the principal amount of any Indebtedness that is secured by a Lien (other than a Lien contractually subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs, (iii) in the case of any Disposition or Casualty Event by a non-Wholly-owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Lead Borrower or a Wholly-owned Restricted Subsidiary as a result thereof, (iv) Taxes paid or reasonably estimated to be payable (including Taxes that would be payable in connection with the repatriation of any such proceeds, whether or not such repatriation actually occurs) and tax distributions with regard to taxes made pursuant to Section 7.06(i)(iii) in connection with such event, (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Lead Borrower or any of its Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided, however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction) and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow to the Lead Borrower or a Restricted Subsidiary, such amounts net of any related expenses shall constitute Net Proceeds); provided that, subject to the restrictions set forth in Section 7.05(j), if the Lead Borrower or its Restricted Subsidiaries use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Lead Borrower or its Restricted

Subsidiaries or to make Capital Expenditures, Permitted Acquisitions or other permitted Investments, in each case, within 12 months of such receipt (or, in the case of net cash proceeds from a Disposition, prior to the receipt of such net cash proceeds (so long as such reinvestment was made or committed to within 90 days prior to the receipt of such net cash proceeds)), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within 18 months of such receipt, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless (x) such proceeds shall exceed $500,000 or (y) the aggregate net proceeds shall exceed $2,500,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a) (the aggregate amount of net cash proceeds retained pursuant to this proviso, the “Cumulative Retained Asset Sale Proceeds”), and
(b)100% of the cash proceeds from the incurrence, issuance or sale by the Lead Borrower or any of its Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonable estimated to be payable as a result thereof (including tax distributions in respect thereof) and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.
For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrowers shall be disregarded.
“Non-Consenting Lender” has the meaning set forth in Section 3.07(c).
“Non-Debt Fund Affiliate” means any Affiliate of the Parent, including the Parent or any of its Subsidiaries, but excluding (a) any Debt Fund Affiliate and (b) any natural person.
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“Notice of Intent to Cure” has the meaning set forth in Section 8.04.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, premium, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, premium, fees and expenses are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party, in each case, in accordance with the terms of the Loan Documents and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party in accordance with the terms of the Loan Documents.
“OFAC” has the meaning set forth in Section 5.17(b).

“Offered Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).
“Offered Discount” has the meaning set forth in Section 2.05(a)(v)(D)(1).
“OID” means original issue discount.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(i).
“Other Commitments” has the meaning set forth in Section 2.14(a)(ii).
“Other Connection Taxes” means, with respect to any Agent or Lender, Taxes imposed as a result of a present or former connection between such Agent or Lender and the jurisdiction imposing such Tax (other than connections arising from such Agent or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Notes” has the meaning set forth in Section 2.14(a)(iii).
“Other Taxes” has the meaning set forth in Section 3.01(b).
“Other Term Loans” has the meaning set forth in Section 2.14(a)(ii).
“Outstanding Amount” means, with respect to the Term Loans and Revolving Credit Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans, as the case may be, occurring on such date.
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Parent” has the meaning (i) set forth in the introductory preamble to this Agreement or (ii) after the Closing Date, any other Person (“New Parent”) that is a Subsidiary of Parent (to the extent such Subsidiary ceases to be a Subsidiary in connection with becoming New Parent) or that is the direct or indirect parent of Parent (or the previous New Parent, as the case may be) but not the Lead Borrower (“Previous Parent”); provided that (a) such New Parent directly owns 100% of the Equity Interests of the Lead Borrower, (b) New Parent shall expressly assume all the obligations of Previous Parent under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower, (c) if reasonably requested by the Administrative Agent, a customary opinion of counsel shall be delivered on behalf of the Lead Borrower to the Administrative Agent, (d) all Equity Interests of the Lead Borrower and substantially all of the other assets of Previous Parent are contributed or otherwise transferred, directly or indirectly, to such New Parent and pledged to secure the Obligations to the extent constituting Collateral, (e)(x) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default and (y) such substitution does not result in any adverse tax consequences (other than de minimis tax consequences) to any Lender (unless reimbursed hereunder) or to the Administrative Agent (unless reimbursed hereunder), (f) the Administrative Agent shall have received at least five (5) Business Days’ prior written notice of the proposed transaction and Previous Parent, New Parent and the Lead Borrower shall promptly and in any event at least two (2) Business Days’ prior to the consummation of the transaction provide all information the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request in writing to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with its internal compliance and regulatory requirements with respect to the proposed successor New Parent, (g) New Parent shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (h) if reasonably requested by the Administrative Agent, the Loan Parties shall execute and deliver amendments, supplements and other modifications to all Loan Documents, instruments and agreements executed in connection therewith necessary to perfect and protect the liens and security interests in the Collateral of New Parent, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower, and (i) the Lead Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clauses (a), (e)(x) and (y) and (g) of this definition; provided, further, that if each of the foregoing is satisfied, Previous Parent shall be automatically released of all its obligations under the Loan Documents and any reference to “Parent” in the Loan Documents shall refer to New Parent.
“Participant” has the meaning set forth in Section 10.07(e).
“Participant Register” has the meaning set forth in Section 10.07(e).
“Participating Lender” has the meaning set forth in Section 2.05(a)(v)(C)(2).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or to which any Loan Party contributes or has an obligation to contribute (including on account of any ERISA Affiliate), or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Permitted Acquisition” has the meaning set forth in Section 7.02(i).
“Permitted Debt Exchange” has the meaning set forth in Section 2.18(a).
“Permitted Debt Exchange Notes” has the meaning set forth in Section 2.18(a).
“Permitted Debt Exchange Offer” has the meaning set forth in Section 2.18(a).
“Permitted First Priority Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrowers or any other Loan Party in the form of one or more series of senior secured notes or loans; provided that such Indebtedness otherwise meets the requirements contained in the proviso to the definition of “Credit Agreement Refinancing Indebtedness”.
“Permitted Holders” means each of (i) the Sponsor; (ii) the Management Equityholders; (iii) any

Permitted Transferee of any of the foregoing Persons; and (iv) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) including any of the foregoing Persons; provided, that (x) any combination of such foregoing Persons referred to in clauses (i), (ii) and (iii) shall hold a majority of the aggregate voting interests in the Equity Interests of the Parent or the Relevant Public Company, as the case may be, held by all members of such combination and (y) as of the Closing Date, no other Person (together with its Affiliates) shall have more Equity Interests representing the ordinary voting power than the Sponsor (together with its Affiliates).
“Permitted Initial Revolving Credit Borrowing Purposes” means one or more Borrowings of Revolving Credit Loans to fund a portion of the purchase price of the Acquisition, to finance working capital, including in respect of working capital adjustments or purchases of working capital under the Acquisition Agreement, and for other general corporate purposes not prohibited by the Loan Documents, in an aggregate amount not to exceed $1,000,000.
“Permitted IPO Reorganization” means any transactions or actions taken in connection with consummating an initial public offering of the Lead Borrower or any direct or indirect parent thereof, so long as, after giving effect thereto, neither the value of the security interest of the Collateral Agent and the Lenders in the Collateral, taken as a whole (including as to the perfection and priority thereof), nor the value of the Guaranty, taken as a whole, is materially impaired.
“Permitted Junior Priority Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrowers or any other Loan Party in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured only by all or a portion of the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, (ii) such Indebtedness otherwise constitutes Credit Agreement Refinancing Indebtedness and (iii) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Other Debt Conditions” means that such applicable Indebtedness does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than, in each case, customary offers or obligations to repurchase, redeem or repay upon a change of control, asset sale, excess cash flow sweeps, casualty or condemnation event or similar events, AHYDO Payments, customary acceleration rights after an event of default, solely with respect to any Indebtedness secured by a Lien ranking junior to the Secured Obligations, any payment obligations solely with respect to prepayment amounts declined by any Lender under this Agreement and/or any lender(s) in respect of any other Secured Obligations being prepaid or that constitute a customary prepayment provision with respect to Refinancing Indebtedness on a pro rata basis in connection with such prepayment in accordance with this Agreement, and solely with respect to any Indebtedness secured by a Lien ranking pari passu with the Secured Obligations, any payment obligations that will also be applied to the Term Loans hereunder on a pro rata or greater than pro rata basis or that constitute a customary prepayment provision with respect to Refinancing Indebtedness), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred.
“Permitted Parent Holdco Financing” means the issuance of unsecured securities and other unsecured holding company debt issued or incurred by the Parent to fund any Excluded Contribution Amount described in Section 7.06(q); provided that (i) Sponsor at all times unconditionally guarantees such securities or debt, (ii) neither the Borrowers nor any other Restricted Subsidiary of the Parent is a borrower or a guarantor with respect to such securities or debt and (iii) neither the Borrowers nor any other Loan Party (other than Parent) shall otherwise be liable for such securities or debt.

Permitted Ratio Debt” means Indebtedness of the Borrowers or any other Restricted Subsidiary of the Parent; provided that immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof, (i) the aggregate amount of such Indebtedness outstanding at the time of incurrence or issuance shall not exceed the sum of (A~~) an amount equal to the greater of (x~~) $7,500,000 ~~or (y) 75% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis), minus the aggregate principal amount of Indebtedness incurred pursuant to Section 2.14(d)(iii)(A)~~, plus (B) such additional amounts to the extent that, after giving effect thereto, for the most recently ended Test Period (on a Pro Forma Basis) at the time of incurrence or issuance, (1) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens securing the Initial Term Loans, the Consolidated Senior Secured Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.11) is not greater than 4.50:1.00, (2) in the case of Indebtedness secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Initial Term Loans, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.1) is not greater than 4.50:1.00 and (3) in the case of unsecured Indebtedness or Indebtedness secured only by Liens on assets that do not constitute Collateral, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.11) is not greater than 4.50:1.00, in each case after giving effect to any acquisition consummated in connection therewith and all other appropriate pro forma adjustments (including giving effect to the prepayment of Indebtedness on or prior to the consummation of such acquisition) and assuming for purposes of this calculation that (I) the full committed amount of any revolving loans then being made shall be treated as fully drawn and outstanding for such purpose and (II) cash proceeds of any such Permitted Ratio Debt or other Indebtedness permitted hereunder then being incurred shall not be netted from the numerator in the Consolidated Total Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or the Consolidated Senior Secured Net Leverage Ratio, as applicable plus (C) the sum, without duplication, of all (i) voluntary prepayments and optional redemptions of Term Loans made pursuant to Section 2.05(a) or Section 10.07(l)(x) or mandatory assignments pursuant to Section 3.07 or of other pari passu Indebtedness incurred pursuant to clause (A) of Section 2.14(d)(iii), Section 7.03(m) or clause (i)(A) above and (ii) voluntary commitment reductions and voluntary prepayments of the Loans under the Revolving Credit Facility or any other pari passu revolving facility incurred pursuant to clause (A) of Section 2.14(d)(iii), Section 7.03(m) or clause (i)(A) above to the extent accompanied by a permanent commitment reduction, (in each case, including any substantially concurrent prepayment, redemption, reduction, termination, buy-back (the amount of any debt buy backs limited to the cash payment actually made in respect thereof) or purchase, other than to the extent funded with (A) proceeds of long term Indebtedness (other than revolving Indebtedness or intercompany Indebtedness) or (B) proceeds of Indebtedness incurred pursuant to clause (A) of Section 2.14(d)(iii), Section 7.03(m) or clause (i)(A) above; provided that in the case of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors, the Indebtedness shall not exceed an aggregate amount at the time of incurrence equal to the greater of (x) $1,500,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis), (ii)(x) in the case of any Indebtedness secured by a Lien on any Collateral ranking junior to the Lien securing the Secured Obligations, such Indebtedness shall have a final maturity not sooner than 91 days after the Latest Maturity Date in respect of Term Loans, as determined at the time of issuance or incurrence of such Indebtedness, and (y) in the case of any Indebtedness secured by a Lien on the Collateral ranking pari passu with the Secured Obligations, such Indebtedness shall have a final scheduled maturity date not sooner than the Latest Maturity Date in respect of Term Loans, as determined at the time of issuance or incurrence of such Indebtedness (in each case, other than any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements), (iii) in the case of any secured Indebtedness, such Indebtedness shall be subject to customary intercreditor terms (including those in an Intercreditor Agreement and/or any other lien subordination and intercreditor arrangement, as applicable, reasonably satisfactory to the Lead Borrower and the Administrative Agent), (iv) such Indebtedness shall not provide for any mandatory repayment (except, subject to clause (vii), scheduled principal amortization payments), redemption or sinking fund payment obligations prior to the Latest Maturity Date in respect of Term Loans, as determined at the time of issuance or incurrence of the

Indebtedness (other than, in each case, customary offers or obligations to repurchase, redeem or repay upon a change of control, asset sale, excess cash flow sweep, casualty or condemnation event or similar events, AHYDO Payments, customary acceleration rights after an event of default, solely with respect to any such Indebtedness constituting Indebtedness secured by a Lien ranking junior to the Lien securing the Secured Obligations, any payment obligations solely with respect to prepayment amounts declined by any Lender under this Agreement and/or any lender(s) in respect of any other Indebtedness secured by a Lien ranking pari passu with the Secured Obligations being prepaid or that constitute a customary prepayment provision with respect to Refinancing Indebtedness on a pro rata basis in connection with such prepayment in accordance with this Agreement, and solely with respect to any such Indebtedness secured by a Lien ranking pari passu with the Lien securing the Secured Obligations, any payment obligations (including any mandatory repayment obligation relating to generation of excess cash flow) that will also be applied to the Term Loans hereunder on a pro rata or greater than pro rata basis or that constitute a customary prepayment provision with respect to Refinancing Indebtedness), (v) in the case of Indebtedness secured by a Lien ranking pari passu in right of payment and security with the Secured Obligations outstanding under this Agreement, the All-In Yield of the Initial Term Loans and the Delayed Draw Term Loans shall be subject to adjustment in the manner set forth in Section 2.14(e)(i)(D), determined for the purposes of this clause (v) as if such Indebtedness were Incremental Term Loans, (vi) other than as required by the preceding clauses (i) through (v) and the succeeding clauses (vii) and (viii), shall contain such terms as are reasonably satisfactory to the Lead Borrower, the borrower thereof (if not the Lead Borrower) and the providers of such Indebtedness; provided, that the terms of such Indebtedness shall be no more favorable to the providers of such Indebtedness than the applicable terms of this Agreement and the other Loan Documents (except for any terms (w) applicable only to periods after the Latest Maturity Date in respect of Term Loans, as determined at the time of issuance or incurrence of such Permitted Ratio Debt, (x) that are also added for the benefit of the Term Lenders, (y) that are not materially more restrictive than the terms of this Agreement (as determined by the Lead Borrower in good faith) or (z) reasonably acceptable to the Administrative Agent (not to be unreasonably withheld, conditioned, delayed or denied)), (vii) the Weighted Average Life to Maturity of such Permitted Ratio Debt constituting Term Loans is not shorter than the remaining Weighted Average Life to Maturity of then-existing Term Loans (excluding in all events customary bridge financings so long as the Indebtedness into which such bridge financing is to be converted complies with such requirements); provided, that for purposes of determining the Weighted Average Life to Maturity of the applicable Indebtedness, the effects of any prepayments or amortization made on the then existing Term Loans prior to the date of the incurrence of the applicable Indebtedness shall be disregarded, and (viii) the Indebtedness shall not at any time be guaranteed by any Person other than the Guarantors (unless the Required Lenders have declined a guarantee from such other Person and except as otherwise permitted under this Agreement) and, to the extent secured, are not secured by a Lien on any property or asset that does not secure the Facilities (unless the Required Lenders have declined and except as otherwise permitted under this Agreement) (it being understood that (x) amounts under clause (i)(B) (to the extent compliant therewith) and/or clause (i)(C) shall be deemed to have been used prior to utilization of amounts under clause (i)(A), (y) Indebtedness may be incurred under clauses (i)(A), (i)(B) and (i)(C), and (i)(A), (i)(B) or (i)(C), and proceeds from any such incurrence under such clauses may be utilized in a single transaction or series of related transactions by first calculating the incurrence under clause (i)(B) and then calculating the incurrence under clause (i)(A) and/or (i)(C) and, for the avoidance of doubt, any such incurrence under clause (i)(A) and/or (i)(C) shall not be given pro forma effect for purposes of determining the Consolidated Total Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or the Consolidated Senior Secured Net Leverage Ratio, as applicable, for purposes of effectuating the incurrence under clause (i)(B) and/or clause (i)(C) in such single transaction or series of related transactions and (z) any Indebtedness originally incurred pursuant to clause (i)(A) and/or clause (i)(C) shall be automatically redesignated (unless otherwise elected by Lead Borrower) as incurred pursuant to clause (i)(B) if the Borrowers meet the applicable leverage ratio under clause (i)(B) at such time on a Pro Forma Basis (for purposes of clarity, with any such redesignation having the effect of increasing the ability to incur Indebtedness pursuant to clause (i)(A) and/or clause (i)(C) as of the date of such redesignation by the amount of such Indebtedness so redesignated).
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, restructuring, replacement or extension of any Indebtedness of such Person; provided that (a)  the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, restructured, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, restructuring, replacement or extension and by an amount equal to any existing commitments unutilized thereunder or other than to the extent permitted by another exception set forth in Section 7.03, (b) other than with respect to (x) a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), (g) or (u) or (y) a Permitted Refinancing in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, to a date that is not earlier than the maturity date of the Indebtedness being refinanced, such modification, refinancing, refunding, renewal, restructuring, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended, (c) if such Permitted Refinancing is secured by assets it shall not be secured by assets that do not secure the Indebtedness being refinanced and the priority of such Liens shall be pari passu or junior to the Liens securing the Indebtedness being refinanced, (d) if such Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, restructuring, replacement or extension is subordinated in right of payment to the Obligations on subordination terms (i) at least as favorable (taken as a whole) (as reasonably determined by the Lead Borrower) to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended or (ii) otherwise reasonably acceptable to the Administrative Agent (such approval not to be unreasonably withheld, delayed, conditioned or denied), (e) such Indebtedness is incurred and guaranteed by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended (and no other Persons unless otherwise permitted under Section 7.03), (f) with respect to Permitted Refinancings of Indebtedness incurred pursuant to Section 7.03(s), (w) or (x), if such Indebtedness is secured, is not secured by assets or property other than Collateral (unless declined by the Administrative Agent or otherwise permitted) and (g) with respect to Permitted Refinancings of Indebtedness incurred pursuant to Section 7.03(s), (w) or (x), in the case of any Indebtedness secured by the Collateral, shall be subject to the intercreditor terms of an Intercreditor Agreement and/or any other lien subordination and intercreditor arrangement, as applicable, reasonably satisfactory to the Lead Borrower and the Administrative Agent.
“Permitted Repricing Amendment” has the meaning set forth in Section 10.01.
“Permitted Tax Restructuring” means any re-organizations and other activities among the Parent and its Restricted Subsidiaries related to tax planning and re-organization so long as, after giving effect thereto, (a) taken as a whole, the security interests of the Collateral Agent in the Collateral are not materially impaired and (b) taken as a whole, the value of the Collateral securing the Obligations and the Guaranty by the Guarantors of the Obligations are not materially reduced.
“Permitted Transferee” means (A) in the case of any Management Equityholder, (i) his or her executor, administrator, testamentary trustee, legatee or beneficiaries, (ii) his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Management Equityholder and his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants or (B) in the case of the Sponsor, (i) any Sponsor Associate, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Sponsor Associate and (iii) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Sponsor Associate, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants.
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any unsecured Registered Equivalent Notes) incurred by the Lead Borrower or any Loan Party in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (i) constitutes Credit Agreement Refinancing Indebtedness, (ii) meets the Permitted Other Debt Conditions and (iii) to the extent such unsecured Indebtedness is contractually subordinated in right of payment to the Obligations, the holders of such unsecured Indebtedness shall have entered into customary subordination agreements or provisions reasonably satisfactory to the Administrative Agent and the Lead Borrower.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning set forth in Section 6.01.
“Pledged Debt” has the meaning set forth in the Security Agreement.
“Pledged Equity” has the meaning set forth in the Security Agreement.
“PPP Loans” means, individually or collectively as the context may require, (1) that certain Note, dated as of May 1, 2020, by Deep Space Systems Inc. in favor of Customers Bank, in an aggregate principal amount equal to $1,057,500, (2) that certain Promissory Note, dated as of April 15, 2020, by Made In Space, Inc. in favor of Bank of America, N.A., in an aggregate principal amount equal to $1,462,639, (3) that certain Promissory Note, dated as of April 15, 2020, by Roccor, LLC in favor Citywide Banks, in an aggregate principal amount equal to $910,900 and (4) any other “paycheck protection program” that Parent or any Restricted Subsidiary applies for and obtains under the Coronavirus Aid, Relief and Economic Security Act (H.R. 748) (as in effect on the Closing Date and as may be amended or succeeded from time to time).
“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 70% of the nation’s ten (10) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“Proceeding” has the meaning set forth in Section 10.05.
“Proceeds” has the meaning set forth in the Security Agreement.
“Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(b).

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.11.
“Pro Forma Compliance” means, with respect to the covenant in Section 7.11, compliance on a Pro Forma Basis with such covenant in accordance with Section 1.11.
“Pro Forma Financial Statements” has the meaning set forth in Section 5.05(b).
“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Projections” has the meaning set forth in Section 6.01(d).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning set forth in Section 6.01.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.23.
“Qualified Cash” means, as of any date of determination, an amount equal to the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) of the Loan Parties on such date.
“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligations are incurred.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualified IPO” means (x) the issuance by the Lead Borrower or any direct or indirect parent of the Lead Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission or in a commonly underwritten offering (or series of related offerings of securities to the public pursuant to a final prospectus in accordance with the Securities Act (whether alone or in connection with a secondary public offering)) or (y) a transaction where the Equity Interests of any direct or indirect parent of Parent become publicly registered on any United States or Canadian national securities exchange through a merger, acquisition or other combination with a “SPAC” or similar entity.
“Qualified Proceeds” shall mean assets that are used or useful in, or Equity Interests of any Person engaged in, any business conducted or proposed to be conducted by the Lead Borrower and its Restricted

Subsidiaries, taken as a whole, on the Closing Date or any other business activities which are reasonable extensions thereof or otherwise similar, incidental, corollary, complementary, synergistic, reasonably related, or ancillary to any of the foregoing (including non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as determined by the Lead Borrower in good faith.
“Qualified Securitization Financing” shall mean any Securitization Facility (and any guarantee of such Securitization Facility), that meets the following conditions: (i) the Lead Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrowers and the other Restricted Subsidiaries of the Parent; (ii) all transfers of Securitization Assets and related assets by any Borrower or any other Restricted Subsidiary of the Parent to the Securitization Subsidiary or any other Person are made at Fair Market Value, a portion of which may be paid in the form of an increase in the Seller’s Retained Interest; (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Lead Borrower) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants, performance guarantees and indemnities made in connection with such facilities) to any Borrower or any other Restricted Subsidiary of the Parent (other than a Securitization Subsidiary).
“Qualifying Lender” has the meaning set forth in Section 2.05(a)(v)(D)(3).
“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Receivables Assets” shall mean (a) any accounts receivable, including proceeds thereof, owed to any Borrower or any other Restricted Subsidiary of the Parent and arising in the ordinary course of business from the sale of goods and services and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other related assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Receivables Facility.
“Receivables Facility” shall mean any of one or more receivables financing facilities (and any guarantee of such financing facility) that meets the following conditions: (i) the obligations under such facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities and customary Securitization Repurchasing Obligations) to the Borrowers and the other Restricted Subsidiaries of the Parent, (ii) pursuant to such facility any Borrower or any other Restricted Subsidiary of the Parent sells, directly or indirectly, grants a security interest in or otherwise transfers its Receivables Assets to either (a) a Person that is not a Borrower or another Restricted Subsidiary of the Parent or (b) a Receivables Subsidiary that in turn funds such purchase by (1) transferring its accounts receivable to a Person that is not a Borrower or another Restricted Subsidiary of the Parent or by borrowing from such Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such Person or (2) the issuance to such Borrower or such Restricted Subsidiary of Seller’s Retained Interests or an increase in such Seller’s Retained Interests and (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Lead Borrower) and may include Standard Securitization Undertakings and shall include any guaranty in respect of such financing facility.
“Receivables Fee” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Borrower or another Restricted Subsidiary of the Parent in connection with, any Receivables Facility.
“Receivables Subsidiary” shall mean any Subsidiary of the Parent formed for the purpose of, and that solely engages in, facilitating or entering into one or more Receivables Facilities and any other activities reasonably related or incidental thereto or another Person formed for the purposes of engaging in a Receivables Facility in which the Lead Borrower or any Restricted Subsidiary makes an Investment and to which the Lead Borrower or such Restricted Subsidiary transfers accounts receivable and related assets or grants a security interest in Receivables Assets.
“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinanced Term Loans” has the meaning set forth in Section 10.01.
“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Lead Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15.
“Refinancing Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.
“Refinancing Series” means all Refinancing Term Loans or Refinancing Term Commitments, Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments, Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield (other than, for this purpose, any original issue discount or upfront fees), if applicable, and amortization schedule, if applicable.
“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Register” has the meaning set forth in Section 10.07(d).
“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities

Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Rejection Notice” has the meaning set forth in Section 2.05(b)(viii).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment.
“Relevant Public Company” means the Parent or any direct or indirect parent thereof that is the registrant with respect to a Qualified IPO.
“Replacement Term Loans” has the meaning set forth in Section 10.01.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.
“Request for Credit Extension” means, with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings, (b) aggregate unused Initial Term Commitments, Incremental Term Commitments and Refinancing Term Commitments and (c) aggregate unused Revolving Credit Commitments, unused Incremental Term Commitments and unused Refinancing Revolving Credit Commitments; provided that the unused Term Commitment, Incremental Term Commitment, Refinancing Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, to the same extent set forth in Section 10.07(m) with respect to a determination of Required Lenders, the Loans of any Sponsor-Controlled Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Cash” means cash or Cash Equivalents of the Parent or any of its Restricted Subsidiaries that appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Parent (unless such appearance is related to the Loan Documents (or the Liens created thereunder) or other obligations or Indebtedness permitted under Section 7.03 which is permitted to be secured by a Lien).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) on account of any Equity Interest of the Parent or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such
Equity Interest, or on account of any return of capital to the Parent’s or such Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. Unless otherwise specified, all references herein to a “Restricted Subsidiary” or to “Restricted Subsidiaries” shall refer to a Restricted Subsidiary or Restricted Subsidiaries of the Parent.
“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment (including the fair market value of any applicable assets).
“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Revolving Credit Lenders.
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrowers in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Sections 2.14 and 10.07(b)). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $~~5,000,000~~25,0000,000 on the ~~Closing~~Third Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the Outstanding Amount of such Revolving Credit Lender’s Revolving Credit Loans.
“Revolving Credit Facility” means the Revolving Credit Commitments, including any Revolving Commitment Increase, each Extension Series of Extended Revolving Credit Commitments, each Refinancing Series of Refinancing Revolving Credit Commitments and the Credit Extensions made thereunder.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have terminated, Revolving Credit Exposure.
“Revolving Credit Loan Extension Request” has the meaning set forth in Section 2.16(b).
“Revolving Credit Loan Extension Series” has the meaning set forth in Section 2.16(b).
“Revolving Credit Loans” has the meaning set forth in Section 2.01(b).
“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrowers.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies,
Inc., and any successor thereto.
“Same Day Funds” means immediately available funds.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means the Second Amendment to Credit Agreement dated as of September 2, 2021, among Lead Borrower, Parent, the other Guarantors party thereto, the financial institutions party thereto as Lenders and the Administrative Agent.
“Second Amendment Effective Date” has the meaning assigned to such term in the Second Amendment.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII (and subject, for the avoidance of doubt, to the limitations set forth in the definition of “Hedge Bank”) that is entered into by and between any Borrower or any other Restricted Subsidiary of the Parent and any Hedge Bank, to the extent designated by the Lead Borrower and such Hedge Bank as a “Secured Hedge Agreement” in writing to the Administrative Agent. The designation of any Secured Hedge Agreement shall not create in favor of such Hedge Bank any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Loan Documents.
“Secured Obligations” means, collectively, the Obligations, the Cash Management Obligations and all Hedging Obligations.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, each Lender, the Hedge Banks (subject to the limitations set forth in the definition thereof) and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Securities Act” means the Securities Act of 1933, as amended.
“Securitization Asset” shall mean (a) any accounts receivable or related assets and the proceeds thereof owed to any Borrower or any other Restricted Subsidiary of the Parent and arising in the ordinary course of business from the sale of goods or services and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other related assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Qualified Securitization Financing.
“Securitization Facility” shall mean any transaction or series of securitization financings that may be entered into by any Borrower or any other Restricted Subsidiary of the Parent pursuant to which any such Borrower or any such Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not a Borrower or another Restricted Subsidiary of the Parent or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not a Borrower or another Restricted Subsidiary of the Parent, or may grant a security interest in, any Securitization Assets of any Borrower, any other Restricted Subsidiary of the Parent or any of its

Subsidiaries.
“Securitization Fees” shall mean distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Borrower or another Restricted Subsidiary of the Parent in connection with, any Qualified Securitization Financing.
“Securitization Repurchase Obligation” shall mean any obligation of a seller (or any guaranty of such obligation) of (i) Receivables Assets under a Receivables Facility to repurchase Receivables Assets or (ii) Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets, in either case, arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” shall mean any Subsidiary of the Parent in each case formed for the purpose of, and that solely engages in, one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Parent or any Restricted Subsidiary makes an Investment and to which the Parent or such Restricted Subsidiary transfers Securitization Assets and related assets.
“Security Agreement” means a security agreement substantially in the form of Exhibit F.
“Security Agreement Supplement” has the meaning set forth in the Security Agreement.
“Seller’s Retained Interest” means the debt or equity interests held by the Lead Borrower or any Restricted Subsidiary in (i) a Securitization Subsidiary to which Securitization Assets have been transferred, and/or (ii) a Receivables Subsidiary to which Receivables Assets have been transferred including, in each case, any such debt or equity received as consideration for or as a portion of the purchase price for the Securitization Assets and/or Receivables Assets transferred, or any other instrument through which the Lead Borrower or any Restricted Subsidiary has rights to or receives distributions in respect of any deferred purchase price or other residual or excess interest in such Securitization Assets and/or Receivables Assets.
“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, Other Term Loans or Other Notes (if secured), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(v)(D)(3).
“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).
“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit E-6.
“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit E-7, submitted following the Administrative Agent’s receipt of a

Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(D)(1).
“Solvent” and “Solvency” mean, with respect to any Person or Persons on any date of determination, that on such date such Person or Persons (a) have property with fair value (on a going concern basis) that exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) have assets with the present fair saleable value of the property (on a going concern basis) that is, on a consolidated basis, greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (c) will be able to pay, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured in the ordinary course of business and (d) are not engaged in, and are not about to engage in, on a consolidated basis, business contemplated as of the date hereof for which they have unreasonably small capital.
“SPC” has the meaning set forth in Section 10.07(h).
“Specified Acquisition Agreement Representations” means the representations and warranties made with respect to the Companies (as defined in the Acquisition Agreement) in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Buyer (or its Affiliates) has (or have) the right (taking into account any applicable cure provisions) to terminate its (or their) obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms of the Acquisition Agreement) as a result of a breach of such representations and warranties in the Acquisition Agreement.
“Specified Discount” has the meaning set forth in Section 2.05(a)(v)(B)(1).
“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(B)(1).
“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit E-8.
“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit E-9, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(B)(1).
“Specified Discount Proration” has the meaning set forth in Section 2.05(a)(v)(B)(3).
“Specified Guarantor” has the meaning set forth in the definition of “Guarantor”.
“Specified Junior Financing Obligations” means any obligations in respect of any Junior Financing in respect of which any Loan Party is an obligor in a principal amount in excess of the Threshold Amount.
“Specified Representations” means those representations and warranties made by the Loan Parties in Sections 5.01(a) (other than with respect to a Subsidiary which does not constitute a Material Subsidiary

5.01(b), 5.02(a), 5.02(b)(i) (solely as it relates to the entering into and performing under the Loan Documents), 5.04, 5.12, 5.16, 5.17(a) (solely in respect of (i) the use of Loan proceeds on the Closing Date and (ii) the USA Patriot Act), 5.17(b) (solely in respect of the use of Loan proceeds on the Closing Date), 5.17(c) (solely in respect of the use of Loan proceeds on the Closing Date) and 5.18 (subject to the proviso at the end of Section 4.01(a)).
“Specified Transaction” means (i) any Investment that results in a Person becoming a Restricted Subsidiary of the Parent, (ii) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (iii) any Permitted Acquisition, (iv) any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Parent, (v) any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person or any Disposition of a business unit, line of business or division of the Lead Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, (vi) any incurrence or repayment of Indebtedness, (vii) any Restricted Payment, (viii) any of Revolving Commitment Increase, Incremental Revolving Loan or Incremental Term Loan or (ix) any other event that by the terms of this Agreement requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis or giving pro forma effect to any such transaction or event that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”
“Sponsor” means any of (i) AE Industrial Partners Fund II, L.P. and (ii) any successors of a Person set forth in clause (i) and any of their Affiliates, and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.
“Sponsor Associate” means any managing director, general partner, limited partner, director, officer or employee of the Sponsor.
“Sponsor-Controlled Affiliated Lender” means, at any time, any Lender that is the Sponsor or a Non-Debt Fund Affiliate, in each case, other than the Parent, any Borrower or any of its Restricted Subsidiaries, any Debt Fund Affiliate or any natural person
“Sponsor-Controlled Affiliate Lender Assignment and Assumption” has the meaning set forth in Section 10.07(k)(ii).
“Sponsor-Controlled Affiliated Lender Cap” has the meaning set forth in Section 10.07(k)(v).
“Support Agreement” means that certain Limited Guaranty executed by AE Industrial Partners Fund II, L.P., AE Industrial Partners Fund II-A, L.P. and AE Industrial Partners Fund II-B, L.P. in favor of Administrative Agent, dated the Third Amendment Effective Date, as amended, restated and supplemented from time to time.
“Sponsor Model” means that certain projection model delivered by the Sponsor to the Administrative Agent and the Lead Arranger on September 11, 2020, and any subsequent modifications by the Sponsor thereto that are reasonably acceptable to the Administrative Agent.
“Standard Securitization Undertakings” means representations, warranties, covenants, repurchase obligations and indemnities entered into by any Borrower or any other Restricted Subsidiary of the Parent which are customary for a seller or servicer of assets transferred in connection with a non-recourse, bankruptcy-remote financing of accounts receivable.

“Submitted Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).
“Submitted Discount” has the meaning set forth in Section 2.05(a)(v)(C)(1).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, any charitable organizations, and any other Person that meets the requirements of Section 501(c)(3) of the Code) of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.
“Subsidiary Guarantor” means any Guarantor other than the Parent.
“Successor Company” has the meaning set forth in Section 7.04(d).
“Supported QFC” has the meaning assigned to it in Section 10.23.
“Supplier Financing Assets” shall mean (a) any accounts receivable owed to the Lead Borrower or any of its Subsidiaries subject to a Supplier Financing Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Supplier Financing Facility.
“Supplier Financing Facility” means any agreement between the Lead Borrower or any of its Subsidiaries and a financial institution that is entered into at the request of a customer or supplier of the Lead Borrower or any of its Subsidiaries, pursuant to which (a) such Person, as applicable, agrees to sell to such financial institution accounts receivable owing by such customer, together with Supplier Financing Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.00% of the face value thereof and (b) the obligations of the Person, as applicable, thereunder are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Parent and such Subsidiaries.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” has the meaning set forth in the definition of “Excluded Swap Obligation.”
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments or withholdings (including backup withholding), fees or other charges imposed by any Governmental Authority, including any interest, penalties and additions to tax.
“Term Borrowing” means a borrowing consisting of Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Term Lenders pursuant to Section 2.01(a), or under any Incremental Amendment, Extension Amendment or Refinancing Amendment or otherwise.
“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrowers hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment or (v) the incurrence of Replacement Term Loans. The initial amount of each Term Lender’s Commitment on the Closing Date is set forth on Schedule 1.01A under the caption “Initial Term Commitment” and the initial amount of each First Amendment Term Lender’s First Amendment Term Commitment on the First Amendment Effective Date is set forth on Schedule I to the First Amendment, or, otherwise, in the Assignment and Assumption, Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Commitment, as the case may be.
“Term Facility” means (a) prior to the Closing Date, the Initial Term Commitments and (b) thereafter, each Class of Term Loans and/or Term Commitments.
“Term Lender” means, at any time, (a) any Lender that has (i) an Initial Term Commitment, Incremental Term Commitment or Refinancing Term Commitment or (ii) a Term Loan at such time and (b) on the First Amendment Effective Date, any First Amendment Term Lender that has a Term Commitment.
“Term Loan” means any Initial Term Loan, Extended Term Loan, Delayed Draw Term Loan, Incremental Term Loan (including the Term Loans made on the First Amendment Effective Date by the First Amendment Term Lenders to the Borrowers pursuant to the First Amendment), Refinancing Term Loan or Replacement Term Loan, as the context may require.
“Term Loan Extension Request” has the meaning set forth in Section 2.16(a).
“Term Loan Extension Series” has the meaning set forth in Section 2.16(a).
“Term Loan Increase” has the meaning set forth in Section 2.14(a).

“Term Note” means a promissory note of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Term Lender resulting from the Term Loans made by such Term Lender.
“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Parent most recently ended as of such date of determination for which financial statements have been delivered.
“Third Amendment” means the Third Amendment to Credit Agreement dated as of March 25, 2022, among Lead Borrower, Parent, the other Guarantors party thereto, the financial institutions party thereto as Lenders and the Administrative Agent.¶
“Third Amendment Effective Date” has the meaning assigned to such term in the Third Amendment.
“Threshold Amount” means $3,000,000.
“Total Assets” means the total assets of the Parent and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Parent delivered pursuant to Sections 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Sections 6.01(a) or (b), the Pro Forma Financial Statements.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“Trademark” has the meaning set forth in the Security Agreement.
“Transaction Expenses” means any fees or expenses incurred or paid by the Parent, the Borrowers or any of their respective Subsidiaries or any of their direct or indirect parent entities (including the Sponsor) in connection with the Transactions (including, without limitation, expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” means, collectively, (a) the Acquisition and other related transactions contemplated by the Acquisition Agreement, (b) the funding of the Initial Term Loans and the Initial Revolving Borrowing on the Closing Date and the execution and delivery of Loan Documents to be entered into on the Closing Date and (c) the payment of Transaction Expenses in connection with the foregoing.
“Transferred Guarantor” has the meaning set forth in Section 11.09.
“Treasury Services Agreement” means any agreement between any Loan Party or Restricted Subsidiary and any Hedge Bank relating to treasury, depository, credit card, debit card, credit card and cash management services or automated clearinghouse transfer of funds or any similar services.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Uniform Commercial Code” or “UCC” means (i) the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or (ii) the Uniform Commercial Code (or
similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral. References in this Agreement and the other Loan Documents to specific sections of the Uniform Commercial Code are based on the Uniform Commercial Code as in effect in the State of New York on the date hereof. In the event such Uniform Commercial Code is amended or another Uniform Commercial Code described in clause (ii) is applicable, such section reference shall be deemed to be a reference to the comparable section in such amended or other Uniform Commercial Code.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d)(ii)(C) and is in substantially the form of Exhibit H hereto.
“Unrestricted Subsidiary” means any Subsidiary of the Borrowers designated by the Lead Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of the Weighted Average Life to Maturity of such Indebtedness, the effects of any prepayments or amortization made on such Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.
“Wholly-owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” shall mean, (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (ii) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)The term “including” is by way of example and not limitation.
(e)The word “or” is not exclusive.
(f)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(g)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(h)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(i)[Reserved].
(j)All references to “knowledge” of any Loan Party or a Restricted Subsidiary of Parent means the actual knowledge of a Responsible Officer.
(k)The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(l)All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
(m)All references to “in the ordinary course of business” of the Parent or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Parent or such Subsidiary, as applicable, (ii) generally consistent with the past or current practice of the Parent or such Subsidiary, as applicable, or any other jurisdiction in which the Parent or any Subsidiary does business, as applicable, or (iii) customary and usual in the industry or industries of the Parent and its Subsidiaries in the United States or any other jurisdiction in with the Parent or any Subsidiary does business, as applicable.

(n)In the case of any cure or waiver, Parent, the Borrowers, the applicable Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default cured or waived shall be deemed to be cured or waived, as applicable, and not continuing, it being understood that no such cure or waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
(o)Any reference herein or in any other Loan Document to (i) a transfer, assignment, sale or disposition (including any Disposition), or similar term, shall be deemed to apply to a division (including, without limitation, a “plan of division” or similar plan under the Delaware Limited Liability Company Act) of or by a limited liability company, or an allocation of assets to a series of a limited liability company, as if it were a transfer, assignment, sale or disposition (including any Disposition), or similar term, as applicable, to a separate Person and (ii) a merger, consolidation, amalgamation or consolidation, or similar term, shall be deemed to apply to any division (including, without limitation, a “plan of division” or similar plan under the Delaware Limited Liability Company Act) or the unwinding of such a division or allocation, as if it were a merger, consolidation, amalgamation or consolidation or similar term, as applicable, with a separate Person.
Section 1.03.Accounting Terms.
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, (a) unless the Lead Borrower has requested an amendment pursuant to this Section 1.03 with respect to the treatment of operating leases and Capitalized Leases and until such amendment has become effective, all obligations of any Person that would have been treated as operating leases for purposes of GAAP prior to the implementation of ASC 842 (whether before or after the Closing Date) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) regardless of any change in or application of GAAP following such date pursuant to ASC 842 or otherwise that would require such leases (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Leases and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect).
Section 1.04.Rounding.
Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
Section 1.05.References to Agreements, Laws, Etc.
Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications thereto, but only to the extent that such amendments, refinancings, restatements, renewals, restructuring, extensions, supplements and other modifications are not prohibited by the Loan

Documents and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06.Exchange Rates.
(a)Any amount specified in this Agreement (other than in Article 2) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than
Dollars, such equivalent amount to be determined at the rate of exchange quoted on the applicable Bloomberg screen page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Bloomberg screen page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Lead Borrower, or, in the absence of such agreement, by reference to such publicly available service for displaying exchange rates as the Administrative Agent selects in its reasonable discretion).
(a)For purposes of determining the Consolidated Senior Secured Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio, the amount of Indebtedness shall reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.
(b)Notwithstanding the foregoing, for purposes of determining compliance with Article VII (and, in each case, other definitions used therein) with respect to the amount of any Indebtedness, Lien, Disposition, Investment, Restricted Payment or other applicable transaction in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Lien is incurred or such Disposition, Investment, Restricted Payment or other applicable transaction is made (or declared or notified, as applicable) (so long as such Indebtedness, Lien, Disposition, Investment, Restricted Payment or other applicable transaction at the time incurred or made (or declared or notified, as applicable) was permitted hereunder).
(c)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Lead Borrower’s prior written consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
Section 1.07.Compliance with Certain Sections.
For purposes of determining compliance with any of Section 6.19 or Sections 7.01 through 7.13 (other than Section 7.11), in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Affiliate transaction, Contractual Obligation, Restricted Payment or prepayment of Junior Financing meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of any such section of Article VI or Article VII, as applicable, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses of such Section at the time of such transaction or any later time from time to time, in each case, as determined by the Lead Borrower in its sole discretion at such time and thereafter may be reclassified within such section by the Lead Borrower in any manner not expressly prohibited by this Agreement. With respect to (x) any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and/or the Consolidated Senior Secured Net Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with (y) any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and/or the Consolidated Senior Secured Net Leverage Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to Incurrence-Based Amounts. In addition, any Indebtedness (and associated Liens, subject to the applicable priorities required pursuant to the applicable Incurrence-Based Amounts), Investments, prepayments of debt and Restricted Payment incurred in reliance on Fixed Amounts may be reclassified at any time, as the Lead Borrower may elect from time to time, as incurred under any applicable Incurrence-Based Amounts if the Lead Borrower subsequently meets the applicable ratio or test for such Incurrence-Based Amounts on a pro forma basis (or would have met such ratio or test, in which case, such reclassification shall be deemed to have automatically occurred if not elected by the Lead Borrower).
Section 1.08.Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.09.Timing of Payment or Performance.
Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
Section 1.10.Cumulative Credit Transactions.
If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.
Section 1.11.Pro Forma Calculations.
(a)Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.11; provided that notwithstanding anything to the contrary in this Section 1.11, when calculating the Consolidated Total Net Leverage Ratio for purposes of (i) the definition of “Applicable ECF Percentage,” (ii) the definition of “Applicable Asset Sale Percentage”, and (iii) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with any covenant pursuant to Section 7.11, in each case, the events described in this Section 1.11 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements of the Parent are available (as determined in good faith by the Lead Borrower); provided that, the provisions of this sentence shall not apply for purposes of calculating the Consolidated Senior Secured Net Leverage Ratio for purposes of the definition of “Applicable ECF Percentage”, the definition of “Applicable Asset Sale Percentage”, or determining actual compliance with Section 7.11 (other than for the purpose of determining pro forma compliance with Section 7.11), each of which shall be based on the financial statements delivered pursuant to Sections 6.01(a) or (b), as applicable, for the relevant Test Period.
(b)For purposes of calculating any financial ratio or test or basket that is based on a percentage of Consolidated EBITDA or Total Assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to Section 1.11(d)) that have been made (i) during the applicable Test Period and (ii) if applicable as described in Section 1.11(a), subsequent to such Test Period and prior to or substantially concurrently with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA, Total Assets and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of the determination of Total Assets, the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary of the Parent or was merged, amalgamated or consolidated with or into any Borrower or any of the Parent’s other Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.11, then such financial ratio or test (or the calculation of Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.11.
(c)Whenever pro forma effect is to be given to the Transactions, a Specified Transaction, the implementation of an operational initiative or operational change, the pro forma calculations (i) shall be made in good faith by a Responsible Officer of the Lead Borrower and (ii) may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and cost synergies resulting from, or relating to, such initiative or change, such Transaction or such Specified Transaction projected by the Lead Borrower in good faith to be realizable as a result of actions taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and cost synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and cost synergies were realized during the entirety of such period and such that “run-rate” means the full recurring projected benefit for a period that is associated with any action taken or expected to be taken (including any savings or other benefits expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions), and any such adjustments shall be included in the initial pro forma calculation of such financial ratios or tests or basket that is based on a percentage of Consolidated EBITDA relating to such initiative or change, such Transaction or such Specified Transaction (and in respect of any subsequent pro forma calculation in which such initiative or change, such Transaction or such Specified Transaction is given pro forma effect) and during any applicable subsequent Test Period in which the effects thereof are expected to be realizable, relating to such initiative or change, such Transaction or such Specified Transaction; provided that (x) a duly completed certificate signed by a Responsible Officer of the Lead Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02, certifying that such cost savings, operating expense reductions, other operating improvements and/or cost synergies are readily identifiable, factually supportable and have been determined in good faith by the Lead Borrower to be reasonably anticipated to be realizable in the good faith judgment of the Lead Borrower, within twenty-four (24) months after the consummation of such initiative or change (or, with respect to the Transactions, within 24 months after the consummation of the Transactions), such Transaction or such Specified Transaction, which is expected to result in such cost savings, operating expense reductions, other operating improvements or cost synergies and (y) no cost savings, operating expense reductions, other operating improvements or cost synergies shall be added pursuant to clause (ii) above to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA (or any component thereof) , whether through a pro forma adjustment or otherwise, for such period; provided, further, that all amounts added back to Consolidated EBITDA pursuant to clause (ii) above, together with all amounts added back to Consolidated EBITDA pursuant to clauses (a)(iv) and (a)(vii) in the definition thereof, shall not exceed, in the aggregate 25% of Consolidated EBITDA (calculated after giving effect to such amounts that would be added back pursuant to such clause (ii) and clause (a)(vii)(B) in the definition of Consolidated EBITDA).
(d)In the event that any Borrower or any other Restricted Subsidiary of the Parent incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subject to Section 1.11(a) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.
(e)Any provision requiring pro forma compliance with Section 7.11 shall be made assuming that compliance with the Consolidated Total Net Leverage Ratio pursuant to such Section is required with respect to the most recent Test Period prior to such time (it being understood that for purposes of determining Pro Forma Compliance with Section 7.11, if no Test Period with an applicable Consolidated Total Net Leverage Ratio cited in Section 7.11 has passed, the applicable Consolidated Total Net Leverage Ratio level shall be the level for the first Test Period cited in Section 7.11 with an indicated Consolidated Total Net Leverage Ratio level).
(f)[Reserved].
(g)In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:
(i)determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Senior Secured Net Leverage Ratio;
(ii)testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA); or
(iii)determining compliance with representations, warranties, Defaults or Events of Default;
in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into or irrevocable notice is given in respect of such transaction (or such later date as specified by the Lead Borrower in writing to the Administrative Agent from time to time) (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Parent or any of the Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with for all purposes; provided that if financial statements for one or more subsequent fiscal periods shall have been delivered pursuant to this Agreement, the Lead Borrower may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case such date or redetermination shall thereafter be deemed to be the applicable date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if the

Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket (including due to fluctuations of the target of any Limited Condition Transaction), including due to fluctuations in Consolidated EBITDA or Total Assets, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations. If the Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a pro forma basis or giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated; provided that, solely with respect to any such ratio, test or basket calculated with respect to a Restricted Payment or payment on account of Indebtedness under any Junior Financing, the calculation of any such ratio, test or basket shall be required to be satisfied on a non-pro forma basis until such time as such Subsequent Transaction is actually consummated.
(h)For purposes of the definition of “Applicable ECF Percentage”, (i) the Consolidated Senior Secured Net Leverage Ratio shall be recalculated to give Pro Forma Effect to (A) if the Lead Borrower elects any deduction be made pursuant to the clauses (B)(1) through (4) of Section 2.05(b)(i) after the end of the relevant fiscal year and prior to the time such Excess Cash Flow prepayment is due, any cash pay-downs or reductions made after the end of the relevant fiscal year and prior to the time the applicable Excess Cash Flow prepayment is due and (B) any repayments of the Loan to be made pursuant to Section 2.05(b)(i) utilizing such Excess Cash Flow and (ii) the Consolidated Senior Secured Net Leverage Ratio for the succeeding fiscal year shall not give Pro Forma Effect to such cash pay-downs or reductions.
Section 1.12.[Reserved].
Section 1.13.Appointment of Lead Borrower.
Each time that a Loan Party is joined to the Agreement as a “Borrower” in accordance with Section 6.11, such Borrower hereby designates the Buyer (or any successor Lead Borrower appointed prior to such joinder in accordance with this Section 1.13) as its representative and agent on its behalf for the purposes of selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed as the Lead Borrower. The Lead Borrower, including the Buyer on the Closing Date, hereby accepts such appointment. Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than the Lead Borrower shall be entitled to take any of the foregoing actions. Each Agent and each Lender may regard any notice or other communication from all of the Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or all Borrowers hereunder to the Lead Borrower on behalf of such Borrower or all Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Lead Borrower (in such capacity) shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
Section 1.14.Certifications.
All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
Section2.01.The Loans.
(a)Term Borrowings.
    (i)    Term Loan Borrowings. Subject to the terms and conditions expressly set forth herein, each Term Lender severally agrees to make to the Lead Borrower on the Closing Date one or more Term Borrowings denominated in Dollars in an aggregate amount not to exceed at any time outstanding the amount of such Term Lender’s Term Commitment. Subject to the terms and conditions expressly set forth herein, with respect to any First Amendment Term Lender having a Term Commitment as of the First Amendment Effective Date, each First Amendment Term Lender agrees to make a Term Loan to the Lead Borrower on the First Amendment Effective Date in the principal amount not to exceed its Term Commitment as of the First Amendment Effective Date. Amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be re-borrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.”
    (ii)    Delayed Draw Term Loan Borrowings. Subject to the terms and conditions expressly set forth herein, each Term Lender agrees to make term loans denominated in Dollars equal to such Term Lenders’ Delayed Draw Term Loan Commitment (“Delayed Draw Term Loans”) in the amount requested from time to time by the Borrower at such time pursuant to this Section 2.01(b) on any Business Day during the period from the Closing Date until the Delayed Draw Term Loan Commitment Expiration Date, in an aggregate principal amount not to exceed at any time outstanding the amount of such Term Lenders’ Delayed Draw Term Loan Commitment; provided that (i) the amount of the Delayed Draw Term Loans requested by the Borrower at such time shall not exceed the aggregate amount of unfunded Delayed Draw Term Loan Commitments at such time; and (ii) the terms of each Delayed Draw Term Loan shall be identical to the terms applicable to the Initial Term Loans. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be re-borrowed.
(b)Revolving Credit Borrowings. Subject to the terms and conditions expressly set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars to the Borrowers pursuant to Section 2.02 (each such loan, together with any loans made pursuant to an Extended Revolving Credit Commitment, Incremental Revolving Loans and Refinancing Revolving Credit Loans, a “Revolving Credit Loan”) from time to time, on any Business Day during the period from and including the Closing Date until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow, prepay, and re-borrow, in each case without premium or penalty (subject to Section 3.05). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
Section2.02.Borrowings, Conversions and Continuations of Loans.
(a)Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s delivery of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower to the Administrative Agent (provided that the notices in respect of the Borrowings (i) on the Closing Date may be conditioned on the closing of the Acquisition and (ii) in connection with a Permitted Acquisition or other permitted Investment may be conditioned on the closing of the applicable Permitted Acquisition or other permitted Investment). Each such notice must be received by the Administrative Agent not later than 2:00 p.m., (I) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (II) three (3) Business Days prior to the requested date of any Borrowing of Base Rate Loans or any conversion of Eurocurrency Loans to Base Rate Loans; provided that the notice referred to in clause (I) above may be delivered no later than (x) three (3) Business Day prior to the Closing Date in the case of initial Credit Extensions and (y) one (1) Business Day prior to the First Amendment Effective Date in the case of the First Amendment Term Loans. Except as otherwise provided in Section 2.14, each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Except as otherwise provided herein, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Lead Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such minimums and multiples). If the Lead Borrower fails to specify a Type of Loan in a Committed Loan Notice, then the applicable Loans shall be made as one month Eurocurrency Rate Loans. If the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then (x) with respect to existing Base Rate Loans, such Base Rate Loans shall be continued as Base Rate Loans and (ii) with respect to existing Eurocurrency Rate Loans, subject to Section 2.02(c), such Eurocurrency Rate Loans shall be continued as Eurocurrency Rate Loans with an Interest Period of one month. Any such automatic conversion to Eurocurrency Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Lead Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice; provided that, on the Closing Date, such funds may be made available at such earlier time as may be agreed among the relevant Lenders, the Lead Borrower and the Administrative Agent for the purpose of consummating the Transactions. Upon receipt of all requested funds, the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided by the Lead Borrower to (and reasonably acceptable to) the Administrative Agent.
(c)Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith. During the occurrence and continuation of an Event of Default under Section 8.01(a) or 8.01(f), the Required Lenders may require (effective following written notice thereof) that no Loans may be converted to or continued as Eurocurrency Rate Loans.
(d)The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.
(e)After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than eight (8) Interest Periods plus three (3) additional Interest Periods in respect of each Incremental Loan, each Delayed Draw Term Loan, each Loan in connection with an Extension Amendment and each Loan in connection with a Refinancing Amendment (or such greater amount as may be agreed by the Administrative Agent in its reasonable discretion).
(f)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(g)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrowers severally agree to repay to the Administrative Agent promptly after written demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section2.03.[Reserved].

Section2.04.[Reserved].
Section2.05.Prepayments.
(a)Optional. The Borrowers may, upon written notice to the Administrative Agent by the Lead Borrower, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and Revolving Credit Loans of any Class or Classes in whole or in part without premium or penalty (except as expressly set forth in this Section 2.05); provided that (1) such notice must be received by the Administrative Agent not later than 4:00 p.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) one Business Day prior to the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum principal amount of $100,000, or a whole multiple of $100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. In connection with any voluntary prepayment pursuant to this Section 2.05(a)(i) that is consummated in respect of all or any portion of the Term Loans ~~(A)~~ prior to the date that is ~~one year~~two years after the ~~Second~~ Third Amendment Effective Date, the Borrower shall pay to the Term Lenders a fee equal to ~~2.00~~1.00% of the aggregate principal amount of the Term Loans prepaid ~~pursuant to this Section 2.05(a)(i) or (B) on or after the date that is one year after the Second Amendment Effective Date but prior to the date that is two years after the Second Amendment Effective Date, the Borrower shall pay to the Term Lenders a fee equal to 1.00% of the aggregate principal amount of the Term Loans prepaid~~ pursuant to this Section 2.05(a)(i). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Lead Borrower, unless rescinded pursuant to clause (iii) below, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan (other than prepayments of Base Rate Loans that are Revolving Credit Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Lead Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.
(ii)[Reserved].
(iii)Notwithstanding anything to the contrary contained in this Agreement, the Lead Borrower may rescind any notice of prepayment under Sections 2.05(a)(i) or 2.05(a)(ii) by notice to the Administrative Agent on the date of prepayment if such prepayment would have resulted from a refinancing of all or any portion of the applicable Class or occurrence of any other event, which refinancing or other event shall not be consummated or shall otherwise be delayed.

(iv)Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the discretion of the Lead Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity).
(v)Notwithstanding anything in any Loan Document to the contrary, in addition to the terms set forth in Sections 2.05(a)(i) and (a)(ii) and 10.07, so long as no Event of Default has occurred and is continuing, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or any Borrower or any of its Subsidiaries may purchase such outstanding Loans and in the case of any Borrower and each Restricted Subsidiary immediately cancel them) without premium or penalty on the following basis:

(A)Any Company Party shall have the right to make a voluntary prepayment or purchase of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment or purchase, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v) and without premium or penalty.
(B) Any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent (with a copy to the Administrative Agent, if the Administrative Agent is not acting as Auction Agent hereunder) with five Business Days’ notice in the form of a Specified Discount Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (or purchased) (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $500,000 and whole increments of $500,000 in excess thereof and (IV) unless rescinded pursuant to clause (iii) above, each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Specified Discount Prepayment Response Date”).
(2)Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment (or purchase) of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid (or purchased) at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of

Specified Discount Prepayment.
(2)If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment (or purchase) of outstanding Term Loans pursuant to this Section 2.05(a)(v)(B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to clause (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment (or purchase) shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid (or purchased) by each such Discount Prepayment Accepting Lender and the Auction Agent (subject to the consent of such Company
Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender and the Administrative Agent (if not the Auction Agent) of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date, (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid (or purchased) at the Specified Discount on such date, and (IV) the Administrative Agent to the extent not acting as the Auction Agent. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(v)(F) below (subject to Section 2.05(a)(v)(I) below).
(C) Any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Discount Range Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid (or purchased) by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $500,000 and whole increments of $500,000 in excess thereof and (IV) unless rescinded pursuant to clause (iii) above, each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Discount Range

Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment (or purchase) of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid (or purchased) at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
(2)The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) the Applicable Discount and Term Loans to be prepaid (or purchased) at such Applicable Discount in accordance with this Section 2.05(a)(v)(C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment (or purchase) of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).
(3)If there is at least one Participating Lender, the relevant Company Party will prepay (or purchase) the respective outstanding Term Loans of each Participating Lender on the Discounted Prepayment Effective Date in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment (or purchase) of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid (or purchased), (II) each Term Lender and the Administrative Agent (if not the Auction Agent) of the Discounted Prepayment Effective Date, the Applicable Discount and the aggregate principal amount and tranches of Term Loans to be prepaid (or purchased) at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid (or purchased) at the Applicable Discount on such date, (IV) if applicable, each Identified Participating Lender of the Discount Range Proration, and (V) the Administrative Agent to the extent not acting as the Auction Agent. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(v)(F) below (subject to Section 2.05(a)(v)(I) below).
(D) (1)Any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice (or such later notice specified therein);
provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the applicable Company Party is willing to prepay (or purchase) at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $500,000 and whole increments of $500,000 in excess thereof and (IV) unless rescinded, each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Term Lenders (or such later date specified therein) (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment (or purchase) of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid (or purchased) at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(2)The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party in its sole discretion (the “Acceptable Discount”), if any. If the Company Party elects, in its sole discretion, to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the fifth Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within five Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid (or purchased) by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment (or purchase) of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay (or purchase) outstanding Term Loans pursuant to this Section 2.05(a)(v)(D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment (or purchase) of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid (or purchased), (II) each Term Lender and the Administrative Agent (if not the Auction Agent) of the Discounted Prepayment Effective Date, the Acceptable Discount and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid (or purchased) at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid (or purchased) at the Acceptable Discount on such date, (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration, and (V) the Administrative Agent to the extent not acting as the Auction Agent. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(v)(F) below (subject to Section 2.05(a)(v)(I) below).
(E)In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary and documented fees and out-of-pocket expenses from a Company Party in connection therewith.
(F)If any Term Loan is prepaid (or purchased) in accordance with Sections 2.05(a)(v)(B) through 2.05(a)(v)(D) above, a Company Party shall prepay (or purchase) such Term

Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment (or purchase) to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 1:00 p.m. on the Discounted Prepayment Effective Date and all such prepayments (or purchases) shall be applied to the remaining scheduled principal installments of the relevant tranche of Loans being prepaid (or purchased) on a pro rata basis across such installments. The Term Loans so prepaid shall be, as set forth in Section 2.05(c), accompanied by all accrued and unpaid interest on the par principal amount so prepaid (or purchased) up to, but not including, the Discounted Prepayment Effective Date. Each prepayment (or purchase) of the outstanding Term Loans pursuant to this
Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders or Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Lenders in accordance with their respective Pro Rata Share or other applicable share hereunder. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid (or purchased) on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment (or purchase) pursuant to this Section 2.05(a)(v), each Lender participating in any prepayment (or purchase) described in this Section 2.05(a)(v) acknowledges and agrees that in connection therewith, (1) any Borrower or any Company Party then may have, and later may come into possession of, information regarding the Borrowers, the Sponsor and their respective affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such prepayment (including Material Non-Public Information) (“Excluded Information”), (2) such Lender has independently and, without reliance on any Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Borrowers, the Company Parties or the Sponsor or any of their respective Affiliates shall be required to make any representation that it is not in possession of material non-public information and all parties to the relevant transactions may render customary “big boy” disclaimer letters, and (4) none of the Borrowers, their Subsidiaries, the Administrative Agent, the Sponsor or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrowers, their Subsidiaries, the Administrative Agent, the Sponsor and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.
(G)To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Company Party.
(H)Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.
(I)Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice

or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).
(b)Mandatory.   Within ten (10) Business Days after financial statements are required to have been delivered pursuant to Section 6.01(a) (commencing with the fiscal year ending December 31, 2021), the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the Excess Cash Flow Period covered by such financial statements, minus, without duplication of any amount deducted from Consolidated Net Income in calculating Excess Cash Flow for such Excess Cash Flow Period, (B) the sum (except to the extent such voluntary prepayments are funded with the proceeds of long term Indebtedness (other than revolving loans or intercompany Indebtedness)) of (1) all voluntary prepayments of Term Loans made during such Excess Cash Flow Period, in an amount equal to the discounted amount actually paid in cash in respect of the principal amount of such Term Loans during such Excess Cash Flow Period or, at the election of the Lead Borrower, after year-end and prior to when such Excess Cash Flow prepayment is due, (2) all other voluntary prepayments of the Initial Term Loans, any Incremental Term Loans, Other Term Loans, Other Notes, Permitted Debt Exchange Notes, Credit Agreement Refinancing Indebtedness and any other Indebtedness, in each case, secured on a pari passu basis with the Initial Term Loans actually paid in cash in respect of the principal amount of such Initial Term Loans, Incremental Term Loans, Other Term Loans, Other Notes, Permitted Debt Exchange Notes, Credit Agreement Refinancing Indebtedness and any other Indebtedness, in each case, secured on a pari passu basis with the Term Loans during such Excess Cash Flow Period, or at the election of the Lead Borrower, after year-end and prior to when such Excess Cash Flow prepayment is due, (3) all voluntary prepayments of Revolving Credit Loans, Extended Revolving Credit Loans, Refinancing Revolving Credit Loans and Incremental Revolving Credit Loans secured on a pari passu basis with the Term Loans during such Excess Cash Flow Period, at the Lead Borrower’s option, or after year-end and prior to when such Excess Cash Flow prepayment is due, to the extent (x) the Revolving Credit Commitments, Extended Revolving Credit Commitments, Refinancing Revolving Credit Commitments or Revolving Commitment Increase, as the case may be, are permanently reduced by the amount of such payments and (y) such prepayments were not made with the proceeds of long term Indebtedness (other than the proceeds of revolving loans or intercompany loans) and (4) the amount equal to all payments in cash actually paid by the Borrowers or any other Restricted Subsidiary of the Parent in connection with (x) the buyback of Indebtedness secured on a pari passu basis with the Initial Term Loans to the extent such buybacks are funded with Internally Generated Cash and (y) in connection with mandatory assignments pursuant to Section 3.07; provided that, to the extent any deduction is made pursuant to the foregoing clauses (B)(1) through (4) after year-end and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding fiscal year; provided, further, that a prepayment of the principal amount of Term Loans pursuant to this Section 2.05(b)(i) in respect of any fiscal year shall only be required in the amount by which such Excess Cash Flow prepayment for such fiscal year exceeds $1,000,000; provided, further that, at the option of the Lead Borrower, to the extent that the foregoing prepayments exceed the amount of payments otherwise due pursuant to this Section 2.05(b)(i) for the applicable fiscal year, any such amount in excess may be applied to reduce the amount of Excess Cash Flow prepayments in the immediately subsequent fiscal year; provided, further, that if at the time that any such prepayment would be required, the Borrowers are required to offer to repurchase permitted Indebtedness (in each case, to the extent secured by Liens on the Collateral on a pari passu basis with the Obligations) and the Permitted Refinancing of any such Indebtedness, in each case, pursuant to the terms of the documentation governing such Indebtedness with the Excess Cash Flow (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrowers may apply such Excess Cash Flow on a pro rata basis (and not greater than a pro rata basis) (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Excess Cash Flow allocated to the Other Applicable Indebtedness shall not exceed the amount of such Excess Cash Flow required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Excess Cash Flow shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within five (5) Business Days after the date of such rejection) be offered to the Lenders in accordance herewith to be applied to repay the Term Loans in accordance with the terms hereof).
(ii)If (1) the Lead Borrower or any Restricted Subsidiary of the Lead Borrower Disposes of any property pursuant to Sections 7.05(j), (k) and (m) and, in each case, outside the ordinary course of business or (2) any Casualty Event occurs, which results in the realization or receipt by the Lead Borrower or any Restricted Subsidiary of the Lead Borrower of Net Proceeds, subject to this Section 2.05(b), the Borrowers shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Lead Borrower or any Restricted Subsidiary of the Lead Borrower of such Net Proceeds, an aggregate principal amount of Term Loans in an amount equal to the Applicable Asset Sale Percentage of all such Net Proceeds; provided, that if at the time that any such prepayment would be required, the Borrowers are required to offer to repurchase Other Applicable Indebtedness pursuant to the terms of the documentation governing such Other Applicable Indebtedness with the Net Proceeds of such Disposition or Casualty Event, then the Borrowers may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within five (5) Business Days after the date of such rejection) be offered to the Lenders in accordance herewith to be applied to repay the Term Loans in accordance with the terms hereof.
(iii)If the Lead Borrower or any Restricted Subsidiary of the Lead Borrower incurs or issues any Indebtedness after the ~~Second~~Third Amendment Effective Date (A) not permitted to be incurred or issued pursuant to Section 7.03 or (B) that is intended to constitute Credit Agreement Refinancing Indebtedness in respect of any Class of Term Loans, the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans (or, in the case of Indebtedness constituting Credit Agreement Refinancing Indebtedness, the applicable Class of Term Loans) in an amount equal to 100% of all Net Proceeds, if any, received therefrom on or prior to the date which is three (3) Business Days after the receipt by the Lead Borrower or such Restricted Subsidiary of such Net Proceeds. In connection with any prepayment under Section 2.05(b)(iii)(B) that is consummated in respect of all or any portion of the Initial Term Loans ~~(A~~) prior to the date that is ~~one year~~two year~~s~~ after the ~~Second~~Third Amendment Effective Date, the Borrowers shall pay to the Term Lenders a fee equal to ~~2.00%~~1.00% of the aggregate principal amount of the Initial Term Loans subject to such ~~prepayment or (B) on or after the date that is one year after the Second Amendment Effective Date but prior to the date that is two years after the Second Amendment Effective Date, the Borrowers shall pay to the Term Lenders a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans subject to such~~ prepayment.

(iv)If for any reason the aggregate Outstanding Amount of Revolving Credit Loans at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers shall promptly, following the earlier of written notice from the Administrative Agent and knowledge of the Lead Borrower, prepay Revolving Credit Loans in an aggregate amount equal to such excess.
(v)Notwithstanding any other provisions of this Section 2.05, (i) to the extent that the repatriation to the United States of any Excess Cash Flow attributable to Foreign Subsidiaries (“Foreign Subsidiary Excess Cash Flow”) would be (x) prohibited or delayed by applicable Law or (y) restricted, prohibited or delayed by applicable material constituent documents or material agreements so long as such restrictions described in this clause (y) are not created in contemplation of such prepayments, an amount equal to the portion of such Foreign Subsidiary Excess Cash Flow that would be so affected were the Borrowers to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 if the applicable local law or applicable material constituent documents or material agreements would not otherwise permit repatriation to the United States (the Lead Borrower hereby agrees to use commercially reasonable efforts during the year following the date such prepayment would otherwise have been required to be paid to overcome or eliminate any such restrictions on repatriation, even if the Borrowers do not intend to actually repatriate such cash, so that an amount equal to the full amount of such Foreign Subsidiary Excess Cash Flow will otherwise be subject to repayment under this Section 2.05), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Foreign Subsidiary Excess Cash Flow is permissible under the applicable Law or applicable material documents (even if such cash is actually not repatriated), an amount equal to the amount of the Foreign Subsidiary Excess Cash Flow that could be repatriated will be promptly (and in any event not later than five Business Days) applied (net of an amount equal to the additional taxes of each Borrower, its Subsidiaries and the direct and indirect holders of Equity Interests in such Borrower that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs, in each case to the extent not already taken into account in the definition of “Net Proceeds”) by the Borrowers to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Lead Borrower has determined in good faith that repatriation of any Foreign Subsidiary Excess Cash Flow could reasonably be expected to have adverse tax, regulatory or accounting consequences (other than de minimis consequences), an amount equal to such Foreign Subsidiary Excess Cash Flow that would be so affected will not be subject to repayment under this Section 2.05; provided that in the case of each of clauses (i) and (ii), such nonpayment prior to the time such amounts must be prepaid, if at all, shall not constitute an Event of Default (and such amounts shall be available, to repay local foreign indebtedness, if any, and for working capital purposes of the Borrowers and the Restricted Subsidiaries of the Borrowers).
(vi)Notwithstanding any other provisions of this Section 2.05, (i) to the extent that the repatriation to the United States of any or all of the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or the Net Proceeds of any Casualty Event incurred by a Foreign Subsidiary (“Foreign Casualty Event”) would be (x) prohibited or delayed by applicable Law or (y) restricted, prohibited or delayed by applicable material agreements (including material documents) so long as such restrictions described in this clause (y) are not created in contemplation of such prepayments, an amount equal to the Net Proceeds that would be so affected were the Borrowers to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 if the applicable local law or applicable material documents would not otherwise permit repatriation to the United States (the Lead Borrower hereby agrees to use all commercially reasonable efforts during the year following the date such prepayment would otherwise have been required to be made to overcome or eliminate any such restrictions on repatriation even if the Borrowers do not intend to actually repatriate such cash, so that an amount equal to the full amount of such Net Proceeds will otherwise be subject to repayment under this Section 2.05), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Proceeds is permissible under the applicable Law or applicable material documents, even if such cash is not actually repatriated at such time, an amount equal to the amount of the Net Proceeds will be promptly (and in any event not later than five Business Days) applied (net of an amount equal to the additional taxes of each Borrower, its Subsidiaries and the direct and indirect holders of Equity Interests in such Borrower that would be payable or reserved against and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrowers to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Lead Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or Foreign Casualty Event could reasonably be expected to have adverse tax, regulatory or accounting consequences (other than de minimis tax consequences) with respect to such Net Proceeds, an amount equal to such Net Proceeds that would be so affected will not be subject to repayment under this Section 2.05; provided that in the case of each of clauses (i) and (ii), such nonpayment prior to the time such amounts must be prepaid, if at all, shall not constitute an Event of Default (and such amounts shall be available to repay local foreign indebtedness, if any, for working capital purposes of the Borrowers and the Restricted Subsidiaries of the Borrower, in each case, subject to the prepayment provisions in this Section 2.05(b)(vi)). For the avoidance of doubt, nothing in this Section 2.05 shall require any Person to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder).
(vii)Except as otherwise provided in any Refinancing Amendment, Extension Amendment or any Incremental Amendment or as otherwise provided herein, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt); (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) shall be applied to the remaining installments of the principal of such Class of Term Loans then payable following the date of such prepayment in direct order of maturity; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.
(viii)The Lead Borrower shall use commercially reasonable efforts to notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by the Borrowers pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) not later than 3:00 p.m. at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed estimated calculation of the aggregate amount of such prepayment to be made by the Borrowers. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Lead Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i), (ii) and (iii)(A) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one Business Day prior to the date of such prepayment; provided, however, in no event may the proceeds of any Credit Agreement Refinancing Indebtedness be rejected. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. The Borrower shall retain all Declined Proceeds.
(c)Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon (other than prepayments of Base Rate Revolving Credit Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments), together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrowers may, in the Lead Borrower’s sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a cash collateral account on terms reasonably satisfactory to the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrowers for all purposes under this Agreement.
Section 2.6.Termination or Reduction of Commitments.
(a)Optional. The Lead Borrower may, upon revocable written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) the Administrative Agent shall receive any such notice by 2:00 p.m., one Business Day prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $250,000, or any whole multiple of $250,000 in excess thereof or, if less, the entire amount thereof. Notwithstanding the foregoing, the Lead Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all or any portion of the applicable Class or occurrence of any other event, which refinancing or other event shall not be consummated or otherwise shall be delayed.
(b)Mandatory. (i) The Initial Term Commitments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Initial Term Loans to be made by such Term Lender on the Closing Date, (ii) the Delayed Draw Term Loan Commitments of each Term Lender shall be automatically and permanently reduced by the aggregate amount of any Delayed Draw Term Loan funded up by such Term Lender on the date such Delayed Draw Term Loan is funded and (iii) the First Amendment Term Commitments of each First Amendment Term Lender shall be automatically and permanently reduced to $0 upon the funding of the First Amendment Term Loans to be made by such First Amendment Term Lender on the First Amendment Effective Date. The Revolving Credit Commitments of each Revolving Credit Lender shall (i) automatically and permanently terminate on the Maturity Date, (ii) automatically and permanently terminate to the extent of all payments in respect of the principal of the Revolving Credit Loans by the guarantors under the Support Agreement and (iii) automatically and permanently terminate solely to the extent of each reduction (or, if applicable, termination) of the obligations of the guarantors under the Support Agreement pursuant to the third paragraph of Section 10 of the Support Agreement.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments of any Class shall be paid to the appropriate Lenders on the effective date of such termination.
Section 2.7.Repayment of Loans.
(a)Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter after the Closing Date, an aggregate principal amount equal to the sum of (i) 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date, and (ii) 0.25% of the aggregate principal amount of all funded Delayed Draw Term Loans (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 or 10.07 (including pursuant to Dutch auctions or open market purchases, but for the avoidance of doubt without a reduction in the outstanding principal amount of any Loans not prepaid pursuant to such Dutch auction or open market purchase, as applicable)), (B) on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter after the First Amendment Effective Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all First Amendment Term Loans outstanding on the First Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 or 10.07 (including pursuant to Dutch auctions or open market purchases, but for the avoidance of doubt without a reduction in the outstanding principal amount of any Loans not prepaid pursuant to such Dutch auction or open market purchase, as applicable)) and (C) on the Maturity Date for the Initial Term Loans, the Delayed Draw Term Loans and the First Amendment Term Loans, the aggregate principal amount of all Initial Term Loans, the Delayed Draw Term Loans and the First Amendment Term Loans outstanding on such date.
(b)Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans under such Facility outstanding on such date.
Section 2.8.Interest.
(a)Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate, for such Interest Period, plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate, plus the Applicable Rate.
(b)(i) During the continuance of an Event of Default under Sections 8.01(a) (with respect to principal, interest or fees) or non-payment after acceleration pursuant to Section 8.01(f) (in each case unless otherwise waived or consented to by the Required Lenders) or (y) if any other Event of Default has occurred and is continuing and the Required Lenders have provided written notice to the Lead Borrower under this Section 2.08(b) of their intention for the Borrowers to pay interest at the Default Rate, the Borrowers shall pay interest on past due amounts owing by it under the Term Loans and the Revolving Credit Loans at a fluctuating interest rate per annum at all times thereafter equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest at the Default Rate accruing on past due interest) shall be due and payable upon written demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.9.Fees.
(a)Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the Applicable Rate as set forth in the definition thereof with respect to commitment fees for such Facility times the average daily amount by which the aggregate Revolving Credit Commitment for such Facility exceeds the Outstanding Amount of Revolving Credit Loans for such Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the average daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(a)[Reserved].
(b)Closing Date Fees. The Borrowers agree to pay on the Closing Date to the Administrative Agent the fees set forth in the Fee Letter and, at the election of the Borrowers, such fees shall be netted against Initial Term Loans made by such Lender.
(c)Other Fees. The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as agreed between the Lead Borrower and the applicable Agent).
Section 2.10.Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 days, or 366 days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.11.Evidence of Indebtedness.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent in accordance with Section 10.07, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as non-fiduciary agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Promptly following the reasonable request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender a Note payable to such Lender (through the Administrative Agent), which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(a)[Reserved]
(b)Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents. In the event of any conflict between the Register maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the Register shall control.
Section 2.12.Payments Generally.
(a)All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 1:00 p.m. may, in each case, in the Administrative Agent’s reasonable discretion, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)Except as otherwise provided herein, if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)Unless the Lead Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(i)if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and
(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall promptly pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder. A written notice (including documentation reasonably supporting such request) of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(d)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
(h)Amounts to be applied to the prepayment of Loans in connection with any mandatory prepayments by the Borrowers of the Term Loans pursuant to Section 2.05(b) shall be applied, as applicable, on a pro rata basis (unless Lenders holding Term Loans incurred after the Closing Date elect a less than pro rata basis) to the then outstanding Term Loans in direct order of maturity being prepaid on a pro rata basis (except with respect to a Term Lender which has declined or otherwise agreed not to accept its Pro Rata Share of any such mandatory prepayment) irrespective of whether such outstanding Term Loans are Base Rate Loans or Eurocurrency Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(viii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay Eurocurrency Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 3.05.
Section 2.13.Sharing of Payments.
If, other than as provided elsewhere herein, any Lender shall obtain payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in respect of any principal or interest on account of the Loans made by it in excess of its pro rata share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s pro rata share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon; provided that, notwithstanding the foregoing, all payments made under the Support Agreement shall be applied in accordance with the terms of the Support Agreement. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) ~~or~~, (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder or (C) any payment made under the Support Agreement. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the Lead Borrower may extend the final maturity of Term Loans and/or Revolving Credit Commitments in connection with an Extension that is permitted under Section 2.16 or otherwise pursuant to Section 10.01 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (i) shall constitute a payment or prepayment of any Term Loans or Revolving Credit Loans, as applicable, for purposes of this Section 2.13 or (ii) shall reduce the amount of any scheduled amortization payment due under Section 2.07(a), except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Request) without giving rise to any violation of this Section 2.13 or any other provision of this Agreement. Furthermore, the Lead Borrower may take all actions contemplated by Section 2.16 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.13 or any other provision of this Agreement.
Section 2.14.Incremental Credit Extensions.
(a)Incremental Commitments. The Loan Parties may at any time or from time to time after the Closing Date, by written notice to the Administrative Agent (an “Incremental Request”), request (i) one or more new commitments which shall be in the same Facility as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) under this Agreement, (ii) one or more new term loans in a separate facility from the Facilities and that are either unsecured or secured on a pari passu or junior lien basis to the Facilities (the “Other Commitments” and the loans in respect thereof, the “Other Term Loans”), (iii) one or more series of pari passu first lien secured, junior lien secured or unsecured notes (the “Other Notes”), (iv) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”), and (v) one or more new Classes of Revolving Credit Loans (the “Additional Revolving Commitments” and together with the Revolving Commitment Increase, the “Incremental Revolving Commitments and, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders. Notwithstanding anything herein to the contrary, the Lenders party to this Agreement at the time of delivery of the written notice by the Loan Parties to the Administrative Agent pursuant to this Section 2.14(a) shall have the right, on a pro rata basis, to (i) make an initial offer with respect to any such Other Commitments and/or Incremental Commitments (and the Indebtedness to be incurred in respect thereof) within five Business Days of receipt of such written notice and (ii) in the event such initial offer is not accepted by the Borrower or its applicable Restricted Subsidiary (provided that the Lead Borrower shall be deemed to have rejected such offer unless it shall accept the same in writing within five Business Days after having received such initial offer), provide any such Other Commitments and/or Incremental Commitments (and the Indebtedness to be incurred in respect thereof) on the same terms as those being offered from any other financial institution or lending source.
(b)Incremental Loans. Any Incremental Term Loans effected through the establishment of one or more new Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans for all purposes of this Agreement. Any Additional Revolving Commitments effected through the establishment of one or more new Revolving Credit Commitments made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Revolving Commitments for all purposes of this Agreement. On any Incremental Facility Closing Date on which any

Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrowers (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Revolving Commitment Increases or Additional Revolving Commitments, as applicable, are effected, subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender shall make its Commitment available to the Borrowers (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Revolving Commitment Increase or Additional Revolving Commitment, as applicable, and (ii) each Incremental Revolving Credit Lender shall become a Lender hereunder with respect to the Revolving Commitment Increase or Additional Revolving Commitment, as applicable, and the Incremental Revolving Loans made pursuant thereto. Notwithstanding the foregoing, (i) Incremental Term Loans in the form of a Term Loan Increase shall have identical terms (other than with respect to original issue discount or upfront fees) to the relevant Class of increased Term Loans and shall be treated as the same Class as such Term Loans and (ii) Revolving Credit Loans under any Revolving Commitment Increase shall have identical terms (other than in respect of underwriting, arrangement, structuring, ticking, commitment, upfront or similar fees, and other fees payable in connection therewith) to the relevant increased Class of Revolving Credit Loans and be treated as the same Class as any such Revolving Credit Loans.
(c)Incremental Request. Each Incremental Request from the Lead Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Revolving Commitment Increases, Additional Revolving Commitments, Other Term Loans or Other Notes. Incremental Term Loans, Other Term Loans and extensions of credit in respect of Other Notes may be made, and Revolving Commitment Increases and Additional Revolving Commitments, may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment or Other Commitment, or to extend credit in respect of any Other Term Loans or Other Notes, nor will the Lead Borrower have any obligation to approach any existing lenders to provide any other Commitment, or to extend credit in respect of any Other Term Loans or Other Notes) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned, denied or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases or Additional Revolving Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender and (ii) with respect to Incremental Term Commitments, any Sponsor-Controlled Affiliated Lender providing an Incremental Term Commitment shall (x) be subject to a requirement that such Incremental Term Commitments have been provided on arms-length terms and (y) be subject to the same restrictions set forth in Section 10.07(k) as they would otherwise be subject to with respect to any purchase by or assignment to such Sponsor-Controlled Affiliated Lender of Initial Term Loans.
(d)Effectiveness of Incremental Amendment. The obtaining of Other Commitments, the making of Other Term Loans, the incurrence of Indebtedness in respect of Other Notes, the effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction (or waiver) on the date of such Incremental Amendment (or, in the case of Other Commitments, Other Term Loans and Other Notes, on the date of the extension of such commitments or the incurrence or issuance of such Other Term Loans or Other Notes, as applicable, in each case, subject to Section 1.11(g))

(d)(the “Incremental Facility Closing Date”) of each of the following conditions:
(i)(x) no Event of Default exists or shall exist after giving effect to such Incremental Commitments, Other Commitments, Other Term Loans or Other Notes, as applicable; provided, that in the case of Incremental Commitments, Other Commitments, Other Term Loans or Other Notes incurred in connection with a Limited Condition Transaction, no Event of Default shall exist on the date of execution of the definitive documentation (or notice, as applicable) with respect to such Limited Condition Transaction and no Event of Default under Section 8.01(a) or 8.01(f) shall exist on such Incremental Facility Closing Date and (y) the representations and warranties of the Loan Parties contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such
Incremental Amendment (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date); provided that the conditions in clause (y) shall only be required to the extent requested by the Persons providing more than 50.0% of the applicable Incremental Commitments, Other Commitments, Other Term Loans or Other Notes, as the case may be; provided, further, that in the case of Incremental Commitments, Other Commitments, Other Term Loans or Other Notes incurred in connection with a Limited Condition Transaction, if required, only certain customary specified representations (conformed as necessary for such acquisition, investment or other transaction) shall be true and correct in all material respects;
(ii)each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $500,000 and shall be in an increment of $500,000 (provided that such amount may be less than $500,000 if (x) approved by the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned) or (y) such amount represents all remaining availability under the limit set forth in clause (iii) below) and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $500,000 and shall be in an increment of $500,000 (provided that such amount may be less than $500,000 if (x) approved by the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned) or (y) such amount represents all remaining availability under the limit set forth in clause (iii) below); and
(iii)the aggregate amount of the Incremental Term Loans, the Other Term Loans, Revolving Commitment Increases and the Other Notes shall not exceed (A) ~~an amount equal to the greater of (x) $7,500,000 and (y) 75% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) minus the aggregate principal amount of Indebtedness incurred pursuant to clause (i)(A) of the definition of “Permitted Ratio Debt”~~[reserved], plus (B) an amount equal to the sum, without duplication, of all (i) voluntary prepayments and optional redemptions of Term Loans made pursuant to Section 2.05(a) or Section 10.07(l)(x) or mandatory assignments pursuant to Section 3.07 or of other pari passu Indebtedness incurred pursuant to clause (A) above, Section 7.03(m) or clause (i)(A) of the definition of “Permitted Ratio Debt” and (ii) voluntary commitment reductions and voluntary prepayments of the Loans under the Revolving Credit Facility or any other pari passu revolving facility incurred pursuant to clause (A) above, Section 7.03(m) or clause (i)(A) of the definition of “Permitted Ratio Debt” to the extent accompanied by a permanent commitment reduction, (in each case, including any substantially concurrent prepayment, redemption, reduction, termination, buy-back (the amount of any debt buy backs limited to the cash payment actually made in respect thereof) or purchase, other than to the extent funded with (A) proceeds of long term Indebtedness (other than revolving Indebtedness or intercompany Indebtedness) or (B) proceeds of Indebtedness incurred pursuant to clause (A) above, Section 7.03(m) or clause (i)(A) of the definition of “Permitted Ratio Debt” plus (C) an unlimited amount so long as, in the case of this clause (C) only, such amount at such time could be incurred without causing (x) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens securing the Initial Term Loans, the Consolidated Senior Secured Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed 4.50:1.00, (y) in the case of Indebtedness secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Initial Term Loans, the Consolidated Secured Net Leverage Ratio

(calculated on a Pro Forma Basis) to exceed 4.50:1.00, and (z) in the case of unsecured Indebtedness, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed 4.50:1.00, in each case, after giving effect to any acquisition consummated in connection therewith and all other appropriate pro forma adjustments (including giving effect to the prepayment of Indebtedness in connection therewith), and assuming for purposes of this calculation that (i) the full committed amount of any Additional Revolving Commitments or Revolving Commitment Increases then being made or incurred shall be treated as fully drawn and outstanding for such purpose and (ii) cash proceeds of any such Incremental Facility or other Indebtedness permitted hereunder then being incurred shall not be netted from Consolidated Total Net Debt, Consolidated Secured Net Debt or Consolidated Senior Secured Net Debt, as applicable, for purposes of calculating such Consolidated Senior Secured Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable; provided, however, that if amounts incurred under this clause (C) are incurred concurrently with the incurrence of Incremental Loans in reliance on clause (A) and/or clause (B) above, the Consolidated Senior Secured Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio shall be permitted to exceed the Consolidated Senior Secured Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, set forth in clause (C) above to the extent of such amounts incurred in reliance on clause (A) and/or clause (B) (solely for the purpose of determining whether such concurrently incurred amounts incurred under this clause (C) are permissible) (it being understood that (I) if the Consolidated Senior Secured Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, incurrence test is met, then, at the election of the Lead Borrower, any Incremental Facility or other Indebtedness permitted hereunder may be incurred under clause (C) above regardless of whether there is capacity under clause (A) and/or clause (B) above and (II) any portion of any Incremental Facility or other Indebtedness permitted hereunder incurred in reliance on clause (A) and/or clause (B) shall be automatically reclassified (unless otherwise elected by the Lead Borrower) as incurred under clause (C) if the Borrowers meet the applicable leverage ratio under clause (C) at such time on a Pro Forma Basis).
(e)Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Revolving Commitment Increases or Additional Revolving Commitments, as the case may be, of any Class, and of the Other Term Loans and the Other Notes, except as otherwise set forth herein, shall be as agreed between the Lead Borrower and the applicable Incremental Lenders or Persons providing such Incremental Commitments, Other Term Loans or Other Notes, as applicable; provided that to the extent the terms of such Incremental Commitments are set forth in the Loan Documents and are not otherwise (taken as a whole) consistent with the Facilities (except to the extent permitted by this Section 2.14), the terms of such Incremental Commitments, Other Term Loans or Other Notes shall be reasonably satisfactory to the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned). In any event:
(i)the Incremental Term Loans, Other Term Loans and Other Notes (except as otherwise specified below in this clause (i)):
(A)(I)(x) shall rank pari passu or junior in right of payment with the Initial Term Loans and (y) other than with respect to Other Term Loans and Other Notes, shall rank pari passu or junior in right of security with the Initial Term Loans and Delayed Draw Term Loans; (II) shall not at any time be guaranteed by any Subsidiary other than a Loan Party (unless the Required Lenders have declined or otherwise permitted a guarantee from such other Person and except as otherwise permitted under this Agreement), and (III) are not secured by a Lien on any property or asset of the Loan Parties that does not constitute Collateral (unless the Required Lenders have declined or otherwise permitted a Lien on such Collateral and except as otherwise permitted under this Agreement), and if secured by a junior Lien, subject to an Intercreditor Agreement;

(B)shall not have a scheduled maturity date earlier than the Latest Maturity Date of the Initial Term Loans and Delayed Draw Term Loans outstanding at the time of incurrence of such Incremental Term Loans (or in the case of Other Term Loans and Other Notes at least 91 days thereafter) in each case, other than any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements;
(C)shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of then-existing Initial Term Loans and Delayed Draw Term Loans (without giving effect to any amortization or prepayments on the outstanding Term Loans) excluding in all events customary bridge financings so long as the Indebtedness into which such bridge financing is to be converted complies with the requirements herein;
(D)the pricing, interest rate margins, discounts, premiums, interest rate floors, fees, and, subject to clause (C) above, amortization schedule applicable thereto shall be determined by the Lead Borrower and the lender(s) thereunder; provided, however, that, with respect to any Other Term Loans, Other Notes or Incremental Term Loans which rank pari passu in right of payment and security with the Initial Term Loans and Delayed Draw Term Loans, if the All-In Yield (determined as of the initial funding date) in respect of any such Other Term Loans, Other Notes or Incremental Term Loans exceeds the All-In Yield in respect of any Initial Term Loans and Delayed Draw Term Loans by more than 0.50%, the Applicable Rate in respect of such Initial Term Loans and Delayed Draw Term Loans shall be adjusted so that the All-In Yield in respect of such Initial Term Loans and Delayed Draw Term Loans is equal to the All-In Yield in respect of such Other Term Loans, Other Notes or Incremental Term Loans minus 0.50%; provided, further, to the extent any change in the All-In Yield of the Initial Term Loans and Delayed Draw Term Loans is necessitated by this clause (D) on the basis of an effective interest rate floor in respect of the Other Term Loans, Other Notes or the Incremental Term Loans, the increased All-In Yield in the Initial Term Loans and Delayed Draw Term Loans shall (unless otherwise agreed in writing by the Lead Borrower) have such increase in the All-In Yield effected solely by increases in the interest rate floor(s) applicable to the Initial Term Loans and Delayed Draw Term Loans;
(E)to the extent secured on a pari passu basis with the Initial Term Loans and Delayed Draw Term Loans, Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis except with respect to Declined Proceeds) in any mandatory prepayments of Initial Term Loans and Delayed Draw Term Loans hereunder, as specified in the applicable Incremental Amendment or definitive documentation;
(F)[Reserved];
(G)may participate on a pro rata basis, greater than a pro rata basis (to the extent secured on a pari passu basis with the Initial Term Loans) or less than a pro rata basis in any voluntary prepayment of any Class of Term Loans hereunder; and
(H)all other terms of any Other Term Loans, Other Notes and Incremental Term Loans (other than Term Loan Increases, which terms shall be on terms (other than fees) applicable to the Term Loans) shall be as determined by the Lead Borrower and the lenders thereof; provided that such terms shall either be (x) on market terms and conditions (taken as a whole as determined by the Lead Borrower in good faith) at the time of such incurrence or (y) reasonably acceptable to the Administrative Agent (such approval not to be unreasonably withheld, conditioned, delayed or denied).
(ii)All terms of any Revolving Commitment Increases and Incremental Revolving Loans thereunder shall be identical to the Revolving Credit Commitments and the Revolving Credit Loans; provided, that underwriting, arrangement, structuring, ticking, commitment, upfront or similar fees, and other fees payable in connection therewith that are not shared with all relevant lenders providing such Revolving Commitment Increases and related Incremental Revolving Loans, that may be agreed to among the Lead Borrower and the lender(s) providing and/or arranging Revolving Commitment Increases and related Incremental Revolving Loans may be paid in connection with Revolving Commitment Increases.
(ii)Additional Revolving Commitments and Additional Revolving Loans shall have terms and conditions that are substantially the same as the terms and conditions applicable to the Initial Revolving Commitments and the related Revolving Loans, other than the Maturity Date of such Additional Revolving Commitments and loans in respect thereof (the “Additional Revolving Loans”) and as set forth in this Section 2.14(e)(iii); provided, further, that notwithstanding anything to the contrary in this Section 2.14 or otherwise:
(A)any such Additional Revolving Commitments and Additional Revolving Loans
shall rank pari passu in right of payment and of security with the Revolving Credit Loans;
(B)any such Additional Revolving Commitments and Additional Revolving Loans shall not have a scheduled maturity earlier than the latest Revolving Credit Maturity Date, determined at the time of establishment of such Additional Revolving Commitments;
(C)the borrowing and repayment (except for (1) payments of interest and fees at different rates on Additional Revolving Commitments (and related outstandings), (2) repayments required upon the Maturity Date of such Additional Revolving Commitments, and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (E) below)) of Additional Revolving Loans with respect to Additional Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments on the Incremental Facility Closing Date;
(D)[reserved];
(E)the permanent repayment of Additional Revolving Loans with respect to, and termination of, Additional Revolving Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments on such Incremental Facility Closing Date, except that the Borrower shall be permitted, in its sole discretion, to permanently repay and terminate commitments of any such Class on a greater than a pro rata basis (x) as compared to any other Class with a later Maturity Date than such Class and (y) as compared to any other Class in connection with the refinancing thereof with Refinancing Revolving Credit Commitments;
(F)assignments and participations of Additional Revolving Commitments and Additional Revolving Loans shall be governed by the same assignment and participation provisions applicable to the then-outstanding Revolving Credit Commitments and Revolving Credit Loans on the applicable Incremental Facility Closing Date;
(G)the pricing, fees and other immaterial terms of the Additional Revolving Loans may be different and shall be determined by the Borrower and the lender(s) thereunder; and
(H)any such Additional Revolving Commitments and Additional Revolving Loans shall not at any time be guaranteed by any Person other than the Guarantors, and shall not be secured by a Lien on any property or asset that does not constitute Collateral.
(iv)The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Revolving Commitment Increases or Additional Revolving Commitments, as the case may be, may at the option of the Lead

Borrower in consultation with the Administrative Agent, incorporate terms that would be favorable to existing Lenders of the applicable Class or Classes for the benefit of such existing Lenders of the applicable Class or Classes including, for the avoidance of doubt, any increase in the applicable yield relating to any existing Class of Term Loans to achieve fungibility for U.S. federal income tax purposes with any existing Class of Term Loans. In addition, if required to consummate any Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Revolving Commitment Increases or Additional Revolving Commitments, the pricing, interest rate margins, rate floors, undrawn fees and premiums on the applicable Loan being increased may be increased or extended but additional upfront fees, original issue discount or similar fees may be payable to the Lenders participating in any such Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Revolving Commitment Increases or Additional Revolving Commitments without any requirement to pay such amounts to any existing Lenders.

(f)Incremental Amendment. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases and Additional Revolving Commitments hereunder shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Lead Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Lead Borrower and the Administrative Agent, to effect the provisions of this Section 2.14. The Borrowers will use the proceeds of the Incremental Term Loans, Additional Revolving Loans and Revolving Commitment Increases as determined by the Lead Borrower and the Lenders providing such Incremental Term Loans and Revolving Commitment Increases, subject to such use otherwise being permitted under the terms of this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees.
(g)Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Revolving Commitment Increases or Additional Revolving Commitments are effected through an increase in the Revolving Credit Commitment are added hereunder pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Revolving Commitment Increases to the Revolving Credit Commitments, (b) each Revolving Commitment Increase shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan, and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Revolving Commitment Increases and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(h)Documentation. If an Incremental Loan is not secured on a pari passu basis with the Secured Obligations, such Incremental Loan shall be documented outside of the Loan Documents, and to the extent secured, subject to customary intercreditor terms (including those in an Intercreditor Agreement and/or any other lien subordination and intercreditor arrangement reasonably satisfactory to the Lead

Borrower and the Administrative Agent, as applicable).
(i)Section 2.14 shall supersede any provisions of this Agreement to the contrary.
Section 2.15.Refinancing Amendments.
(a)On one or more occasions after the Closing Date, the Loan Parties may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this Section 2.15(a) will be deemed to include any then outstanding Refinancing Term Loans, Incremental Term Loans or Incremental Revolving Credit Commitments), in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans
pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) [reserved], (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.
(b)Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $500,000 (unless otherwise agreed by Administrative Agent) and (y) an integral multiple of $500,000 in excess thereof (or, if less, the remaining amount permitted to be incurred hereunder).
(c)Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto, (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.15, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
(d)This Section 2.15 shall supersede any provisions of this Agreement to the contrary.
Section 2.16.Extension of Term Loans; Extension of Revolving Credit Loans.
(a)Extension of Term Loans. The Lead Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”)

be amended or converted to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended or converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Lead Borrower shall provide a written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) (except as to interest rates, fees, amortization, final maturity date, “AHYDO” payments, optional prepayments, premium, required prepayment dates and participation in prepayments, which shall be determined by the Lead Borrower and the Extending Term Lenders and set forth in the relevant Term Loan Extension Request), shall either, at the option of the Lead Borrower, (i) be reasonably satisfactory to the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned), (ii) be consistent with, or (taken as a whole) not materially more favorable to the lenders providing such Extended Term Loans or (iii) be on market terms and conditions (as determined by the Lead Borrower in good faith) reasonably acceptable to Administrative Agent (unless (x) the lenders under the Existing Term Loan Tranche also receive the benefit of such more restrictive terms or (y) such covenants or other provisions are applicable only to periods after the latest final maturity date of the Existing Term Loan Tranche existing at the time of such refinancing); provided, however, that (1) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Tranche; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than eight different Maturity Dates, (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.07 or in the applicable joinder agreement, as the case may be, with respect to the Existing Term Loan Tranche from which such Extended Term Loans were amended or converted, in each case as more particularly set forth in Section 2.16), (2)(A) pricing, fees, optional prepayment or redemption terms shall be determined in good faith by the Lead Borrower and the interest margins and floors with respect to the Extended Term Loans may be higher or lower than the interest margins and floors for the Term Loans of such Existing Term Loan Tranche and/or (B) additional fees, premiums or AHYDO Payments may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins and floors contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (3) the Extended Term Loans may participate on a pro rata basis, greater than pro rata basis or less than pro rata basis in any voluntary prepayment of any Class of Term Loans hereunder and may participate on a pro rata basis or less than pro rata basis (but, except as otherwise permitted by this Agreement, not on a greater than pro rata basis) in any mandatory prepayments of any Class of Term Loans hereunder, (4) Extended Term Loans may have call protection and redemption terms as may be agreed by the Lead Borrower and the Lenders thereof, (5) any Extended Term Loans shall not at any time be guaranteed by any Person other than the Guarantors (unless the Required Lenders have declined or otherwise permitted a guarantee from such other Person and except as otherwise permitted under this Agreement) and shall not be secured by a Lien on any property that does not constitute Collateral (unless the Required Lenders have declined or otherwise permitted such collateral and except as otherwise permitted under this Agreement l) and (6) to the extent that any such provision that applies after the Initial Term Loan Maturity Date is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche converted into Extended Term Loans pursuant to any Extension Request.  Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan

Tranche from which they were converted; provided that any Extended Term Loans converted from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any then outstanding Class of Term Loans other than the Existing Term Loan Tranche from which such Extended Term Loans were converted (in which case scheduled amortization with respect thereto shall be proportionally increased). Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionally increased). Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $500,000 (or, if less, the entire principal amount of the Indebtedness being extended pursuant to this Section 2.16(a) or such other amount approved by the Administrative Agent in its reasonable discretion).
(b)Extension of Revolving Credit Commitments. The Lead Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class, each existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related Revolving Credit Loans thereunder, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Revolving Credit Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16(b).  In order to establish any Extended Revolving Credit Commitments, the Lead Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments which such request shall be offered equally to all such Lenders) (a “Revolving Credit Loan Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which, if not consistent with the terms of the applicable Existing Revolving Credit Commitments, (i) shall not be materially more favorable to the Lenders providing such facility (as determined in good faith by the Lead Borrower), when taken as a whole, than the terms of such Existing Revolving Credit Commitments, (ii) shall be reasonably satisfactory to the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned) or (iii) be on market terms and conditions (as determined by the Lead Borrower in good faith) reasonably acceptable to the Administrative Agent (such approval not to be unreasonably withheld, delayed, denied or conditioned) (the “Specified Existing Revolving Credit Commitment”) unless (x) the Lenders providing Existing Revolving Credit Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the latest maturity date of any Revolving Credit Commitments then outstanding under this Agreement, in each case, to the extent provided in the applicable Extension Amendment; provided, however, that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (x)(A) the interest margins and floors with respect to the Extended Revolving Credit Commitments may be higher or lower than the interest margins and floors for the Specified Existing Revolving Credit Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins and floors contemplated by the preceding clause (A) and (y) the commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the commitment fee rate for the Specified Existing Revolving Credit Commitment; provided, that, notwithstanding anything to the contrary in this Section 2.16(b) or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Existing Revolving Credit Commitments shall be made on a pro rata basis with all other Existing Revolving Credit Commitments and (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit

Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 10.07.  No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Class converted into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Revolving Credit Loan Extension Request.  Any Extended Revolving Credit Commitments amended pursuant to any Revolving Credit Loan Extension Request shall be designated a series (each, a “Revolving Credit Loan Extension Series”) for all purposes of this Agreement and shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments; provided, that any Extended Revolving Credit Commitments converted from an Existing Revolving Credit Commitment Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any then outstanding Class of Revolving Credit Commitments other than the Existing Revolving Credit Commitment Class from which such Extended Revolving Credit Commitments were converted.

(c)Extension Request. The Lead Borrower shall provide the applicable Extension Request at least three Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolving Credit Commitment, as applicable, are requested to respond (or such shorter period as agreed by the Administrative Agent), and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Lead Borrower, in each case acting reasonably to accomplish the purposes of this Section 2.16. Subject to Section 3.07, no Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended or converted into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolving Credit Commitment subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolving Credit Commitment, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolving Credit Commitment, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.
(d)Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) or 2.16(b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver) on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the

Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates certifying such resolutions and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension Amendment (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.
(e)No conversion of Loans pursuant to any Extension Amendment in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. This Section 2.16 shall supersede any provisions herein to the contrary.
Section 2.17.Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Lead Borrower may request (so long as no Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Lead Borrower, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by such Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall not be entitled to receive any interest at the default rate payable under Section 2.08 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee or interest that otherwise would have been required to have been paid to that Defaulting Lender).
(iv)[Reserved].
(b)Defaulting Lender Cure. If the Lead Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.18.Permitted Debt Exchanges.
(a)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Lead Borrower, the Loan Parties may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Indebtedness offered on a pro rata basis with respect to each Class of Term Loans in the form of notes or mezzanine Indebtedness whether issued in a public offering, Rule 144A or other private placement or any bridge facility in lieu of the foregoing or otherwise (such notes or mezzanine Indebtedness which satisfy the conditions described in clauses (ii) through (viii) of the definition of “Permitted Ratio Debt,” “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied or waived: (i) no Event of Default shall have occurred and be continuing at the time the initial offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may also include accrued interest, fees and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the exchange of such Term Loans and the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrowers pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrowers on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrowers for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans of a given Class (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrowers shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Lead Borrower and the Auction Agent and (vi) any applicable Minimum Tender Condition shall be satisfied (or waived by the Lead Borrower in its sole discretion).
(a)With respect to all Permitted Debt Exchanges effected by the Loan Parties pursuant to this Section 2.18, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05(a) or (b), and (ii) such Permitted Debt Exchange Offer shall be made for not less than $500,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii) the Lead Borrower may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Lead Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered.
(b)In connection with each Permitted Debt Exchange, the Lead Borrower and the Auction Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.18 and without conflict with Section 2.18(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Lead Borrower and the Auction Agent) of time following the date on which the Permitted Debt Exchange Offer is made.
(c)The Lead Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Lead Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.
ARTICLE III.
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section3.01.Taxes.
(a)All payments made by or on account of any Borrower or Guarantor under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Law. If any Borrower, any Guarantor or other applicable withholding agent shall be required (as determined in the good faith discretion of an applicable withholding agent) by any applicable Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable by any Borrower or any Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to make such deductions and withholdings, (iii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment (or, if receipts or evidence are not available within 30 days, as soon as possible thereafter), if any Borrower or any Guarantor is the applicable withholding agent, it shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Agent or Lender.
(b)In addition but without duplication of any obligation under Section 3.01(a), each Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes, imposed by any Governmental Authority, which arise from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, any such Tax that is an Other Connection Tax imposed as a result of an Agent or Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”), except for Assignment Taxes resulting from assignment or participation that is requested or required in writing by the Lead Borrower (all such non-excluded taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).
(c)Without duplication of any obligation under Section 3.01(a) or (b), each Borrower and each Guarantor agrees to indemnify each Agent and each Lender within ten (10) Business Days after written demand therefor, for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Agent or such Lender, and (ii) any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority, provided that any Agent or Lender seeking indemnification pursuant to this Section 3.01(c) provides the Lead Borrower the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to the Lead Borrower; provided further, that no Lender or Agent shall be required to provide any tax return or any other information relating to Taxes that it reasonably deems confidential. A certificate as to the amount of such payment or liability prepared in good faith and delivered to the Borrower by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 3.01(c), no Loan Party shall be required to indemnify any Agent or Lender pursuant to this Section 3.01(c) for any interest or penalties that would not have been imposed but for the failure by an Agent or such Lender to notify the Lead Borrower of such possible indemnification claim within 120 days after the Agent or such Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim.
(d)Each Lender and Agent shall, at such times as are reasonably requested by the Lead Borrower or the Administrative Agent, provide the Lead Borrower and the Administrative Agent with any documentation prescribed by Law or reasonably requested by the Lead Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender or Agent under the Loan Documents. In addition, each Lender and Agent, if reasonably requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender or Agent is subject to backup withholding or information reporting requirements. Each such Lender and Agent shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly and on or before the date such documentation expires, becomes obsolete or inaccurate to the Lead Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Lead Borrower or the Administrative Agent) or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this Section 3.01(d), a Lender or an Agent shall not be required to complete, execute, or deliver any form pursuant to this Section 3.01(d), Section 3.01(e) or Section 3.01(f) that such Lender or such Agent is not legally eligible to deliver or that would subject such Lender or such Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the foregoing:
(i)Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Lead Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.
(ii)Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Lead Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent) whichever of the following is applicable:
(A)In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (A) with respect to payments of interest under any Loan Document, two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms), as applicable, establishing an exemption from, or a reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (B) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,
(B)two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit H hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (any such certificate a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms), or
(D)to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership, or has sold a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, Form W-8BEN Form W-8BEN-E, a United States Tax Compliance Certificate substantially in the form of Exhibit H-2, Exhibit H-3 or Exhibit H-4, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if the Foreign Lender is a partnership and if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate substantially in the form of Exhibit H-4 may be provided by such Foreign Lender on behalf of such beneficial owner).
(e)If a payment made to a Lender or Agent under any Loan Document would be subject to U.S. federal withholding tax imposed under FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Agent shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Lead Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender or Agent has or has not complied with such Person’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)If an Agent is a United States person (as defined in Section 7701(a)(30) of the Code), it shall deliver to the Lead Borrower on or prior to the date on which it becomes an Agent under this Agreement with two duly completed copies of Form W-9. If the Administrative Agent is not a United States person (as defined in Section 7701(a)(30) of the Code), it shall provide to the Lead Borrower on or prior to the date on which it becomes an Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower): (A) two executed copies of Form W-8ECI with respect to any amounts payable to the Agent for its own account, and (B) two executed copies of Form W-8IMY with respect to any amounts payable to the Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrowers to be treated as a United States person with respect to such payments (and the Borrowers and the Agent agree to so treat the Agent as a United States person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).
(g)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Taxes excluded from the definition of “Indemnified Taxes” or “Other Taxes” attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).
(h)If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party or a Lender pursuant to this Section 3.01, it shall promptly remit such refund to such indemnifying party (but only to the extent of indemnification or additional amounts paid by the indemnifying party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Agent or Lender on such interest); provided that the indemnifying party, upon the request of the Lender or Agent, as the case may be, agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such indemnified party in the event such indemnified party is required to repay such refund to the relevant taxing authority; provided, further, that in no event will an indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(h) shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it reasonably deems confidential) to the Lead Borrower or any other person.
(i)For purposes of this Section 3.01, the term “applicable Law” shall include FATCA.
Section3.02.Illegality.
If any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, in each case after the Closing Date then, on written notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Lead Borrower shall promptly following written demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans.
Section3.03.Inability to Determine Rates.
(a)If the Required Lenders determine after the Closing Date that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar, or other applicable market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify each of the Lead Borrower and each Lender in writing. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended and (y) in the event a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein.
(b)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that either (i) the circumstances set forth in subparagraph (a) of this Section 3.03 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in subparagraph (a) of this Section 3.03 have not arisen but the supervisor for the administrator of the Eurocurrency Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurocurrency Rate shall no longer be used for determining interest rates for loans (in the case of either such clause (i) or (ii), an “Alternative Interest Rate Election Event”), the Administrative Agent and the Lead Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days after the date notice of such alternate rate of interest is provided to the Lenders, a written notice from Required Lenders stating that they object to such amendment (which amendment shall not be effective prior to the end of such five (5) Business Day notice period). To the extent an alternate rate of interest is adopted as contemplated hereby, the approved rate shall be applied in a manner consistent with prevailing market convention; provided that, to the extent such prevailing market convention is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and the Lead Borrower. From such time as an Alternative Interest Rate Election Event has occurred and is continuing until an alternate rate of interest has been determined in accordance with the terms and conditions of this paragraph, (x) any notice requesting a conversion or a continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Rate Loan shall be ineffective, and (y) if any Committed Loan Notice requests a Eurocurrency Rate Loan, such Borrowing shall be made as Base Rate Loan; provided that, to the extent such Alternative Interest Rate Election Event is as a result of clause (ii) above in this subparagraph (b), then clauses (x) and (y) of this sentence shall apply during such period only if the Eurocurrency Rate for such Interest Period is not available or published at such time on a current basis. Notwithstanding anything contained herein to the contrary, if such alternate rate of interest as determined in this subparagraph (b) is determined to be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.
Section3.04.Increased Cost and Reduced Return; Capital Adequacy; Eurocurrency Rate Loan Reserves.
(a)If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loans or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnified pursuant to Section 3.01, or any Taxes excluded from the definition of (x) “Indemnified Taxes” or (y) “Other Taxes” or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to materially increase the cost to such Lender of making or maintaining the Eurocurrency Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within 15 Business Days after written demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law, regardless of the date enacted, adopted or issued.

(a)If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time promptly following written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such written demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within 15 Business Days after receipt of such written demand.
(b)The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of the Borrowers equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of the Borrowers, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least 15 Business Days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice 15 Business Days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 Business Days from receipt of such notice.
(c)Subject to Section 3.06, failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.
Section3.05.Funding Losses.
Promptly following written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits) actually incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan of the Borrowers on a day other than the last day of the Interest Period for such Loan; or
(b)any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of the Borrowers on the date or in the amount notified by the Lead Borrower;
including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
Section3.06.Matters Applicable to All Requests for Compensation.
(a)Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Lead Borrower setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable and customary averaging and attribution methods.

(b)With respect to any Lender’s claim for compensation for any amounts under Sections 3.02, 3.03 or 3.04, the Borrowers shall not be required to compensate such Lender for the interest and penalties with respect to such amounts if such Lender notifies the Lead Borrower of the event that gives rise to such claim more than 120 days after such event (to the extent that such interest and penalties accrue more than 120 days after such event); provided, that if the circumstance giving rise to such claim is retroactive, then such 120-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, the Lead Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan, or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loan, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:
(i)to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and
(ii)all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.
(d)If any Lender gives notice to the Lead Borrower (with a copy to the Administrative Agent)

(d)that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.
(e)Notwithstanding anything to the contrary in this Article III, no Lender shall demand compensation pursuant Sections 3.01, 3.02, 3.03, or 3.04 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable credit facilities.
(f)Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.01, 3.02, 3.03, or 3.04 with respect to such Lender, it will, if requested by the Lead Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no material disadvantage (as reasonably determined by such Lender in good faith), with the object of avoiding the consequence of the event giving rise to the operation of any such section.
Section3.07.Replacement of Lenders under Certain Circumstances.
(a)If at any time (i) the Borrowers become obligated to pay additional amounts or indemnity payments described in Sections 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Sections 3.02 or 3.04 or requires the Borrowers to pay additional amounts as a result thereof, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender or (iv) any Lender refuses to make an Extension Election pursuant to Section 2.16, a Refinancing Amendment pursuant to Section 2.15 or a Permitted Repricing Amendment or an amendment effecting a Replacement Term Loan pursuant to Section 10.01, then the Lead Borrower may, on written notice to the Administrative Agent and such Lender, either (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) all of its rights and obligations under this Agreement (which such assignment shall only apply (I) in respect of any applicable Facility (and not all Facilities hereunder), in the case of clause (i), (II) in the case of a Non-Consenting Lender with respect to a vote of directly and adversely affected (or all Lenders) Lenders (“Affected Class”), in the case of clause (iii), or (III) with respect to an Extension Election only, in the case of clause (iv)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person; provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the commitment of such Lender and repay on a non-pro rata basis all Obligations of the Borrowers due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that (I) in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders after giving effect hereto) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and (II) such termination shall be in respect of any applicable facility (and not all Facilities hereunder). Any such replacement, termination or prepayment shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced or prepaid Lender. Notwithstanding anything herein to the contrary, any replacement, or repayment of the Obligations, of a Non-Consenting Lender pursuant to this Section 3.07(a)(iii) or (iv) shall be accompanied by a payment to such Non-Consenting Lender of any prepayment premium that would have been due and owing to such Non-Consenting Lender had its obligations been voluntary prepaid pursuant to Section 2.05(a)(i).
(b)Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Lead Borrower or the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Lender, then such Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Lender.
(c)In the event that (i) the Lead Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each affected Lender or each Lender of a Class in accordance with the terms of Section 10.01 or an Affected Class or all Lenders holding Term Loans subject to a Permitted Repricing Amendment and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment (1) involving all of an Affected Class, at least 50.1% of such Affected Class or (2) involving a Permitted Repricing Amendment, all other Lenders holding a tranche of Term Loans subject to such repricing that will continue as repriced or modified Term Loans) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.
(d)Notwithstanding anything to the contrary contained above, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
(e)This Section 3.07 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
Section3.08.Survival.
Each party’s obligations under this Article III shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under any Loan Document
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section4.01.Conditions to Initial Credit Extension.
The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction (or waiver by the Lead Arranger) of the following conditions precedent, except as otherwise agreed between the Lead Borrower and the Administrative Agent:
(a)The Administrative Agent’s receipt of the following, each of which shall be original, .pdf or facsimile copies or delivered by other electronic method (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party:
(i)a Committed Loan Notice, executed by a Responsible Officer of the signing Loan Party and in accordance with the requirements hereof;
(ii)counterparts of this Agreement executed by the Parent, the Lead Borrower and each of the Subsidiary Guarantors;
(iii)a Note executed by the Lead Borrower in favor of each Lender that has requested a Note at least three (3) Business Days in advance of the Closing Date;
(iv)each Collateral Document duly executed by each Loan Party party thereto, together with:
(A)if required pursuant to the terms of the relevant Collateral Documents, certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock or comparable powers executed in blank and instruments, if any, evidencing the Pledged Debt indorsed in blank; and
(B)proper financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;
(v)such certificates of good standing (to the extent such concept exists and subject to Schedule 6.13(b)) and corporate charters from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other corporate or limited liability company action, incumbency certificates and other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
(vi)a customary opinion from each of Kirkland & Ellis LLP and Brownstein Hyatt Farber Schreck, LLP, as counsel to the Loan Parties; and
(vii)a solvency certificate from the chief financial officer (or equivalent officer) substantially in the form attached hereto as Exhibit D-2.
provided, however, to the extent that each of the requirements set forth in clause (iv)(A) and (B) above relating to perfection of security interests in Collateral, including the delivery of documents and instruments necessary to satisfy the requirement of the Collateral and Guarantee Requirement to perfect security interests in the Collateral, cannot be satisfied or provided on the Closing Date (other than the perfection of security interests in (x) assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code or (y) Equity

Interests of the Lead Borrower or a Wholly-owned Material Domestic Subsidiary of the Lead Borrower with respect to which a lien may be perfected by the delivery of a stock (or comparable) certificate (in the case of Subsidiaries of the Lead Borrower, to the extent in the Lead Borrower’s possession after use of commercially reasonably efforts to obtain the same)) after the Lead Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then such requirements shall not constitute a condition precedent to the Credit Extensions on the Closing Date but shall instead be required to be delivered and/or satisfied after the Closing Date within ninety (90) days after the Closing Date (or such later date as may reasonably be agreed by the Administrative Agent).
(b)All costs, fees and expenses required to be paid to the Administrative Agent, the Collateral Agent, the Lead Arranger and the Lenders hereunder and pursuant to the Fee Letter, in each case invoiced at least three (3) Business Days before the Closing Date (or such later date as consented to by the Lead Borrower) shall have been paid, or shall be paid substantially concurrently with, the initial Borrowing on the Closing Date (which amount may be offset against the proceeds of the initial funding under the Facilities).
(c)Prior to or substantially concurrently with the initial Borrowing on the Closing Date: the Acquisition shall have been consummated in all material respects in accordance with the Acquisition Agreement (without giving effect to any modifications, amendments, requests or approvals, waivers or consent thereto that are materially adverse to the Lenders in their capacity as such without the consent of the Lead Arranger (such consent not to be unreasonably withheld, delayed, denied or conditioned and provided that the Lead Arranger shall be deemed to have consented to such waiver, amendment, consent or other modification unless it shall object thereto within three (3) Business Days after written notice of such waiver, amendment, supplement, consent or other modification)), it being understood and agreed that (i)  (x) any reduction in the aggregate purchase price for the Acquisition set forth in the Acquisition Agreement shall not be deemed to be material and adverse to the Lenders so long as the amount of such reduction (A) is pursuant to any purchase price or similar adjustment provisions set forth in the Acquisition Agreement, or (B)  excluding the amount of any such purchase price or similar adjustment, is less than twelve and a half percent (12.5%) of the total Acquisition consideration, and (y) any increase in the purchase price that is funded solely with net cash proceeds received by a Borrower as capital contributions to its equity capital shall not be, in either case, deemed to be material and adverse to the Lenders and (ii) any modification, amendment, consent, waiver or determination in respect of the definition of Material Adverse Effect (as defined in the Acquisition Agreement as of the date hereof) shall be deemed to be material and adverse to the Initial Lender.
(d)Since June 30, 2020, there has occurred no Material Adverse Effect (as defined in the Acquisition Agreement).
(e)The Lead Arranger shall have received the Closing Date Financial Statements.
(f)The Lead Arranger shall have received the Pro Forma Financial Statements.
(g)The Lead Arranger and Administrative Agent shall have received at least two Business Days prior to the Closing Date (x) the documentation and other information about the Lead Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been reasonably requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Closing Date and (y) in respect of any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification to the extent reasonably requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Closing Date.

(h)The Specified Representations shall be true and correct in all material respects on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date).
(i)The Specified Acquisition Agreement Representations shall be true and correct in all material respects as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date).
Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section4.02.Conditions to All Credit Extensions after the Closing Date.
The obligation of each Lender to honor any Request for Credit Extension after the Closing Date (in the case of any Incremental Loan, subject to Section 2.14(d)(i) and, in the case of any Incremental Loan or other Credit Extension to finance a Limited Condition Transaction, subject to Section 1.11(g), and, for the avoidance of doubt, excluding any conversion or continuation of any Loan pursuant to Section 2.02), is subject to satisfaction or waiver of the following conditions precedent:
(i)The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects).
(ii)No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(iii)The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
(iv)With respect to the funding of any Delayed Draw Term Loan, on a pro forma basis immediately after and immediately before giving effect to the making of any Delayed Draw Term Loan, (a) the Consolidated Total Net Leverage Ratio shall be equal to or less than 4.50:1.00 and (b) the Loan Parties shall be in compliance with Section 5.11 and Section 6.15.
Each Request for Credit Extension (in the case of any Incremental Loan, subject to Section 2.14(d)(i) and, in the case of any Incremental Loan or other Credit Extension to finance a Limited Condition Transaction, subject to Section 1.11(g), and excluding, for the avoidance of doubt, any conversion or continuation of any Loan pursuant to Section 2.02) submitted by the Lead Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i), and (ii) have been satisfied on and as of the date of the applicable Credit Extension to the extent referred by this Section 4.02.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Parent, the Borrowers and each of the Subsidiary Guarantors party hereto represent and warrant (it being understood that the following representations and warranties shall be deemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law) to the Agents and the Lenders on the Closing Date and at the time of each Credit Extension (to the extent required to be made, true and correct for such Credit Extension pursuant to Article IV) that:
Section5.01.Existence, Qualification and Power; Compliance with Laws.
Each Loan Party and each other Restricted Subsidiary of the Lead Borrower that is a Material Subsidiary (a) is a Person duly incorporated, organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation to the extent such concept exists in such jurisdiction, (b) has all requisite organizational power and authority to, in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except, in each case, referred to in clauses (a) (other than with respect to the Borrowers), (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section5.02.Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any violation, conflict, breach or contravention (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach or contravention would not reasonably be expected to have a Material Adverse Effect.
Section5.03.Governmental Authorization.
No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) approval, consent, exemption, authorization, or other action by, or notice to, or filing necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (or release existing Liens) under applicable U.S. law, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
Section5.04.Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries (clauses (i) and (iii), the “Enforcement Qualifications”).
Section5.05.Financial Statements; No Material Adverse Effect.
(a)The Closing Date Financial Statements (including any notes thereto) present fairly the financial position of the Companies (as defined in the Acquisition Agreement) as and at the dates and for the periods set forth therein, and are complete and correct in all material respects and present fairly the cash flows, combined financial position, changes in stockholders’ equity and results of operations of the Companies (as defined in the Acquisition Agreement) as and at the dates and for the periods set forth therein and, except as otherwise disclosed, have been prepared in accordance with GAAP in all material respects and, to the extent consistent with GAAP, the historical policies of the Companies (as defined in the Acquisition Agreement), without modification of the accounting principles used in the preparation thereof throughout the periods presented, applied on a consistent basis throughout the periods set forth therein, subject, in the case of unaudited financial statements, to the absence of footnote disclosures and normal year-end adjustments (none of which would be, individually or in the aggregate, material).

(b)The unaudited pro forma consolidated balance sheet of the Parent and its Subsidiaries as of June 30, 2020, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations and EBITDA of the Parent and its Subsidiaries for the nine-month period ended June 30, 2020, prepared after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared in good faith, based on assumptions believed by the Parent to be reasonable as of the date of delivery thereof and adjusted as agreed by the Parent, and present fairly in all material respects on a pro forma basis the estimated financial position of the Parent and its Subsidiaries as of June 30, 2020.
(c)Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
Section5.06.Litigation.
Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Lead Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrowers or any of the other Restricted Subsidiaries of the Parent or against any of their properties or revenues (other than actions, suits, proceedings and claims in connection with the Transactions) that have a reasonable likelihood of adverse determination and such determination either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section5.07.Ownership of Real Property; Liens.
Schedule 5.07 hereto sets forth all Real Property owned by the Lead Borrower and each of the other Restricted Subsidiaries of the Parent as of the Closing Date (including whether or not any such Real

Property constitutes a Material Real Property). The Lead Borrower and each of the other Restricted Subsidiaries of the Parent has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except (a) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (b) Liens permitted by Section 7.01 or (c) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section5.08.Environmental Matters.
Except as specifically disclosed on Schedule 5.08 or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)each of the Borrowers and each Subsidiary Guarantor and its respective properties and operations are in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;
(b)each of the Borrowers and each Subsidiary Guarantor have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Borrowers nor any Subsidiary Guarantor nor to the knowledge of the Borrowers nor any Subsidiary Guarantor, any of the Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or threatened in writing, under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Loan Parties;
(c)there has been no Release of Hazardous Materials on, at, under or from (i) any Real Property or facilities owned, operated or leased by any of the Borrowers or any Subsidiary Guarantor, (ii) to the knowledge of the Borrower, Real Property formerly owned, operated or leased by any of the Borrowers or any Subsidiary Guarantor, or (iii) at any other location arising out of the conduct or current or prior operations of the Borrowers or any Subsidiary Guarantor that would, in any such case, reasonably be expected to require any investigation, remedial activity or corrective action or cleanup or would reasonably be expected to result in the Borrowers or any Subsidiary Guarantor incurring liability under Environmental Laws; and
(d)to the knowledge of the Borrowers and each Subsidiary Guarantor, there are no facts, circumstances or conditions arising out of or relating to the operations of the Borrower or any Subsidiary Guarantor or Real Property or facilities owned, operated or leased by any of the Borrowers or any Subsidiary Guarantor or to the knowledge of the Borrowers or any Subsidiary Guarantor, Real Property or facilities formerly owned, operated or leased by the Borrowers or any Subsidiary Guarantor that would be reasonably be expected to result in the Borrowers or any Subsidiary Guarantor incurring liability under Environmental Laws.
Section5.09.Taxes.
Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrowers and the Restricted Subsidiaries (i) have timely filed all Tax returns required to be filed and (ii) have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Loan Parties, there is no proposed Tax deficiency or assessment against the Loan Parties that has a likelihood of being made and, if made, would individually or in the aggregate, have a Material Adverse Effect.
Section5.10.ERISA Compliance.
(a)Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.
(b)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due under Section 4007 of ERISA); (iii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA; except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section5.11.Use of Proceeds.
The Loan Parties are in compliance with Section 6.15.
Section5.12.Margin Regulations; Investment Company Act.
(a)The Borrowers are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation T, U or X of the Board of Governors of the United States Federal Reserve System.
(b)None of the Borrowers, the Parent or any of their Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section5.13.Disclosure.
No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information, budgets, estimates and information of a general economic or industry nature) to any Agent or any Lender pursuant to the terms of this Agreement or delivered hereunder or any other Loan Document (when taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrowers represent that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information is furnished, it being understood that such projected financial information and pro forma financial information are not to be viewed as facts or as a guarantee of performance or achievement of any particular results, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Parent and its Subsidiaries, and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section5.14.Labor Matters.
As of the Closing Date, except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrowers or any of the Restricted Subsidiaries of the Lead Borrower pending or, to the knowledge of the Borrower, threatened in writing and (b) the Borrowers and the Restricted Subsidiaries are in compliance with the Fair Labor Standards Act or any other applicable Laws dealing with such matters.
Section5.15.Intellectual Property; Licenses, Etc.
The Borrowers and the other Restricted Subsidiaries of the Parent own, without restriction, free and clear of all Liens other than Liens permitted by Section 7.01, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are used in the operation of their respective businesses as currently conducted, except to the extent the absence of such IP Rights or the existence of such Liens, in each case, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrowers, no IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any of its Restricted Subsidiaries in the operation of their respective businesses as currently conducted infringes upon, dilutes, misappropriates or otherwise violates any rights held by any Person except for such infringement, dilution, misappropriation or other violation individually or in the aggregate, which would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrowers, there is no infringement, dilution, misappropriation or other violation by any Person of any IP Rights of any Loan Party or any of its Restricted Subsidiaries except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights, is pending or, to the knowledge of the Borrowers, threatened in writing by or against any Loan Party or any of its Restricted Subsidiaries, which has a reasonable likelihood of adverse determination, and such determination would reasonably be expected to have a Material Adverse Effect. The Borrowers and the other Restricted Subsidiaries of the Parent have taken commercially reasonable steps to protect the confidentiality of their material trade secrets in accordance with industry standards, as determined by the Borrowers in their reasonable business judgment.
Section5.16.Solvency.
On the Closing Date, after giving effect to the Transactions and the related transactions contemplated by the Loan Documents, the Parent and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
Section5.17.USA Patriot Act; OFAC; FCPA.
(a)The Borrowers will not use the proceeds of the Loans, directly or knowingly indirectly, or otherwise make available such proceeds to any Person, in any manner that would result in a violation of the Law in respect of terrorism and money laundering (“Anti-Terrorism Laws”), including (i) Executive Order No. 13224, effective September 24, 2001 (the “Executive Order”) and the USA Patriot Act; and (ii) the Trading with the Enemy Act (50 U.S.C. §§ 1-44, as amended), and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto.
(b)The Borrowers will not use the proceeds of the Loans, directly or knowingly indirectly, or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person that is the subject to any U.S. sanctions administered by the Office of Foreign Assets Control

(“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), or in any country that, at the time of such financing is, or whose government is, the subject of any Sanctions, or in any other manner in each case that would result in a violation of Sanctions by any Person, except to the extent licensed by OFAC or otherwise authorized under U.S. law.
(c)No part of the proceeds of the Loans will be used directly or knowingly indirectly for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation in any material respect of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

Section5.18.Security Documents.
The provisions of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid, and enforceable Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein subject as to enforceability, to the Enforcement Qualifications, and, except as otherwise contemplated hereby or under any other Loan Document, upon the filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Collateral Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents) such Lien of the Collateral Agent will be a perfected Lien on all right, title and interest of the respective Loan Parties in such Collateral, subject to no Liens other than Liens permitted by Section 7.01.
Notwithstanding anything herein (including this Section 5.18) or in any other Loan Document to the contrary, neither the Borrowers nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Sections 6.13 or 4.01(a)(iv) (subject to the provisos at the end of Section 4.01(a)), the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01(a)(iv) (subject to the provisos at the end of Section 4.01(a)).
ARTICLE VI.
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations not then due) hereunder which is accrued and payable shall remain unpaid or unsatisfied, then after the Closing Date, the Parent (solely in the case of Sections 6.05, 6.11 and 6.13) and the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of their respective Restricted Subsidiaries to:
Section6.01.Financial Statements.
(a)Deliver to the Administrative Agent for prompt further distribution to each Lender, within 120 days after the last day of each fiscal year (or, in the case of the fiscal year ending December 31, 2020, 150 days), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth, in each case, in comparative form to the figures for the previous fiscal year (commencing with the fiscal year ending December 31, 2021), all in reasonable detail and prepared in accordance in all material respects with GAAP, audited and accompanied by a report and opinion of (i) any accounting firm set forth on Schedule 6.01(a), (ii) one of the “Big Four” accounting firms or (iii) another independent registered public accounting firm approved by the Administrative Agent in its reasonable discretion (such consent not to be unreasonably withheld, delayed, denied or conditioned), which report and opinion shall be prepared in accordance in all material respects with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than as a result of (w) an upcoming maturity date in respect of any Indebtedness, (x) changes in accounting principles or practices reflecting changes in GAAP, (y) a prospective or actual default in respect of any financial maintenance covenant in any agreement governing Indebtedness (including this Agreement), or (z) as a result of the activity, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries) or any qualification or exception as to the scope of such audit; provided that, notwithstanding any of the foregoing, the financial statements and related deliveries required by this Section 6.01(a) for the period ended December 31, 2020 shall, at the election of the Lead Borrower be for the period beginning on the Closing Date and ending on December 31, 2020.
(b)Deliver to the Administrative Agent for prompt further distribution to each Lender, within 60 days after the end of each fiscal quarter of each fiscal year (with such deliverables for the fourth fiscal quarter of each fiscal year being for informational purposes only) of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, and commencing with the fiscal quarter ending December 31, 2021, setting forth in each case (A) in comparative form to the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year and (B) in comparative form to the figures in the Projections for the corresponding fiscal quarter of the current fiscal year and the corresponding portion of the current fiscal year, in each case, all in reasonable detail (together with, in connection with the delivery of financial statements under this clause (b), customary management discussion and analysis), and certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance in all material respects with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)Deliver to the Administrative Agent for prompt further distribution to each Lender, within 45 days after the end of each of the first three fiscal months of each fiscal quarter (or, in the case of the fiscal months ending October 31, 2020, November 30, 2020, January 31, 2021, and February 28, 2021, 60 days) of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, and commencing with the fiscal month ending October 31, 2021, setting forth in each case (A) in comparative form to the figures for the corresponding fiscal month of the previous fiscal quarter and the corresponding portion of the previous fiscal year and (B) in comparative form to the figures in the Projections for the corresponding fiscal month of the current fiscal quarter and the corresponding portion of the current fiscal year, in each case, all in reasonable detail (together with, in connection with the delivery of financial statements under this clause (c), customary management discussion and analysis), and certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries.

(d)Prior to a Qualified IPO, deliver to the Administrative Agent for prompt further distribution to each Lender, no later than 90 days after the end of each fiscal year, a reasonably detailed consolidated budget for the following fiscal year on a quarterly basis (including a projected consolidated balance sheet of the Parent and its Subsidiaries, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by such Responsible Officer to be reasonable at the time such Projections were furnished, it being understood that such Projections are not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that actual results may vary from such Projections and that such variations may be material and that no assurance can be given that the projected results will be realized, in each case, together with information that explains in reasonable detail the material differences between the information relating to the Parent, on the one hand, and the information related to the Parent and its Subsidiaries on a standalone basis, on the other hand, in all material respects in accordance with GAAP; and
(e)Deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 6.01(a), 6.01(b) and 6.01(c), the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Parent and of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.
Notwithstanding the foregoing, the obligations in Sections 6.01(a), (b) and (c) may be satisfied with respect to financial information of the Parent and its Subsidiaries by furnishing (I) the applicable financial statements of the Parent (or any direct or indirect parent of the Parent) or (II) the Parent’s (or any direct or indirect parent thereof) Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to clauses (I) and (II), (i) to the extent such information relates to a parent of the Parent, such information is accompanied by information that explains in reasonable detail the differences between the information relating to the Parent (or such parent), on the one hand, and the information relating to the Parent and its Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of (i) any accounting firm set forth on Schedule 6.01(a), (ii) one of the “Big Four” accounting firms or (iii) another independent registered public accounting firm approved by the Administrative Agent in its reasonable discretion (such consent not to be unreasonably withheld, delayed, denied or conditioned), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going-concern” or like qualification or exception (other than as a result of (w) an upcoming maturity date in respect of any Indebtedness, (x) changes in accounting principles or practices reflecting changes in GAAP, (y) a prospective or actual default in respect of any financial maintenance covenant in any agreement governing Indebtedness (including this Agreement), or (z) as a result of the activity, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries) or any qualification or exception as to the scope of such audit.
Any financial statement required to be delivered pursuant to Sections 6.01(a), (b) or (c) shall not be required to include purchase accounting adjustments relating to the Transactions or any Permitted Acquisition to the extent it is not practicable to include them.
Documents required to be delivered pursuant to Sections 6.01 and 6.02(a) through (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower (or any direct or indirect parent of the Lead Borrower) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02, updated from time to time, or (ii) on which such documents are posted on the Loan Parties’ behalf on IntraLinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (iii) such financial statements and/or other documents are posted on the SEC’s website on the Internet at www.sec.gov; provided that (i) upon written request by the Administrative Agent, the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Lead Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent (which may be electronic copies delivered via electronic mail). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Lead Borrower hereby agrees that so long as the Parent, any Borrower or its Subsidiaries is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering, the Lead Borrower will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and agrees that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Lead Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arranger shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Lead Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”; provided, however, that the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Lead Borrower notifies the Administrative Agent promptly that any such document contains Material Non-Public Information: (1) the Loan Documents, (2) any notification of changes in the terms of the Facilities and (3) all information delivered pursuant to Sections 6.01(a), 6.01(b), 6.01(c) and 6.02(a).
Section6.02.Certificates; Other Information.
Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)no later than five Business Days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower;
(b)promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Parent, any Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;
(c)(i) promptly after the furnishing thereof, copies of any financial statements, notices of default and material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Other Term Loans, Other Notes or Permitted Ratio Debt (and, in each case, any Permitted Refinancing thereof), in each case, in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of Sections 6.01, 6.02 or 6.03 and (ii) promptly after receipt thereof, copies of any final accountants’ letters (to the extent permitted by such accountant);
(d)together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), a list of each Subsidiary of the Parent that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidiary of any such Subsidiaries since the Closing Date or the most recent list provided); and
(e)promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, as the Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request (including, without limitation, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification with respect to such Borrower).
In no event shall the requirements set forth in Section 6.02(e) require the Parent, any Borrower or any of the Restricted Subsidiaries to provide any such information which (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law, fiduciary duty or Contractual Obligation (not created in contemplation thereof) or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.
Section6.03.Notices.
Promptly after a Responsible Officer of the Lead Borrower or any other Borrower or Subsidiary Guarantor has obtained knowledge thereof, notify the Administrative Agent:
(a)of the occurrence of any Event of Default (except to the extent the Administrative Agent shall have previously furnished to the Lead Borrower written notice of such Event of Default);
(b)of the occurrence of an ERISA Event which could reasonably be expected to result in a Material Adverse Effect; and
(c)of the filing or commencement of, or any threat in writing or written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Borrowers or any of the Restricted Subsidiaries that has a reasonable likelihood of adverse determination and such determination would reasonably be expected to result in a Material Adverse Effect.
Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Lead Borrower (x) that such notice is being delivered pursuant to Sections 6.03(a), (b), or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto.
Section6.04.Payment of Taxes.
Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes and similar claims imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section6.05.Preservation of Existence, Etc.

(a)Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and
(b)Take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of Section 6.05(a) (other than with respect to the Lead Borrower) or this Section 6.05(b), to the extent (i) that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution, Disposition or other transaction permitted by Article VII.
Section6.06.Maintenance of Properties; Intellectual Property.
Maintain, preserve and protect (a) all of its material properties and equipment necessary in the operation of its business in satisfactory working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted and (b) all of its IP Rights, except to the extent (i) that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution, Disposition or other transaction permitted by Article VII.
Section6.07.Maintenance of Insurance.
Maintain with insurance companies that the Lead Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to the properties and business of the Parent and its Restricted Subsidiaries against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and in similar locations, of such types and in such amounts (after giving effect to any self-insurance customary for similarly situated Persons engaged in the same or similar businesses and in similar locations as the Parent and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Not later than 90 days after the Closing Date (or 90 days after the date any such insurance is obtained, in the case of insurance obtained after the Closing Date), each such policy of insurance (other than business interruption insurance, director and officer insurance, worker’s compensation insurance and other insurance customarily excluded) shall, as appropriate, (i) name the Collateral Agent as an additional insured thereunder or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as a loss payee thereunder. If the improvements on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Flood Insurance Laws, the Lead Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) upon the reasonable request of the Administrative Agent (except after the occurrence and during the continuation of an Event of Default, not to exceed one time per fiscal year), deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent (not to be unreasonably withheld, conditioned, delayed or denied).
Section6.08.Compliance with Laws.
Comply in all material respects with the requirements of all Laws (including, for the avoidance of doubt, (x) ERISA, the Code, and other Laws applicable to the Plans, (y) Anti-Terrorism Laws, the USA Patriot Act, FCPA and Laws related to OFAC) and (z) all orders, writs, injunctions and decrees applicable to it or to its business or property, except, in the case of clauses (x) and (y), if the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that this Section 6.08 should not apply to Laws related to Taxes.
Section6.09.Books and Records.
Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and which reflect all material financial transactions and matters involving the assets and business of the Parent or any Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries may maintain individual books and records in conformity with general accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
Section 6.10.Inspection Rights.
Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year and such time shall be at the Borrowers’ expense; provided, further, that during the continuation of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors), on behalf of the Lenders, may do any of the foregoing at the reasonable expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Lead Borrower the opportunity to participate in any discussions with the Loan Parties’ independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Parent nor any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter which (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law, fiduciary duty or Contractual Obligation (not created in contemplation thereof) or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

Section 6.11.Additional Collateral; Additional Borrowers and Guarantors.
At the Borrowers’ expense, subject to the terms, conditions and provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document or herein, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement is satisfied in accordance herewith, including:
(a)Upon (1) the formation or acquisition (including, without limitation, by division) of any new direct or indirect Wholly-owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or (2) the designation in accordance with Section 6.14 of any existing direct or indirect Wholly-owned Material Domestic Subsidiary as a Restricted Subsidiary or (3) any Subsidiary ceasing to be an Excluded Subsidiary (including, as a result of the election or designation of the Lead Borrower pursuant to the Collateral and Guarantee Requirement and the definitions of
“Borrower” and “Guarantor”, as applicable):
(i)within 60 days after such formation, acquisition, designation or cessation (or in the case of a Subsidiary ceasing to be an Excluded Subsidiary by virtue of becoming a Material Domestic Subsidiary, no later than 60 days after the date by which financial statements for such quarter are required to be delivered pursuant to the definitions thereof), or such longer period as the Administrative Agent may agree in writing in its reasonable discretion:
(A)cause each such Material Domestic Subsidiary that is required to become a Loan Party pursuant to the Collateral and Guarantee Requirement (and any Subsidiary that the Lead Borrower elects to become a Borrower or a Guarantor pursuant to the Collateral and Guarantee Requirement and the definitions of Borrower and Guarantor) to duly execute and deliver to the Administrative Agent, joinders to this Agreement as Borrowers or Guarantors, as applicable, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower (consistent, to the extent in effect on the Closing Date, with the Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date (and, in the case of foreign law documents, consistent with the collateral market in such jurisdiction and this Agreement)), in each case providing guarantees and granting Liens required by the Collateral and Guarantee Requirement;
(B)cause each such Material Subsidiary that is required to make a pledge pursuant to the Collateral and Guarantee Requirement (and any Subsidiary that the Lead Borrower elects to become a Borrower or a Guarantor pursuant to the Collateral and Guarantee Requirement and the definitions of Borrower and Guarantor) (and the parent of each such Domestic Subsidiary and Foreign Subsidiary that is a Borrower or a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required (or elected) to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;
(C)take and cause such Material Domestic Subsidiary that is required to become a Loan Party pursuant to the Collateral and Guarantee Requirement (and any Subsidiary that the Lead Borrower elects to become a Borrower or a Guarantor pursuant to the Collateral and Guarantee Requirement and the definitions of “Borrower” and “Guarantor”) and each direct or indirect parent of such Domestic Subsidiary or Foreign Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;
(ii)if reasonably requested by the Administrative Agent or the Collateral Agent, within 60 days after such request (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion), deliver to the Administrative Agent a signed copy of a customary opinion, addressed to the Administrative Agent, the Collateral Agent and the Lenders, of counsel for the Loan Parties;
(ii)within 90 days after the reasonable request therefor by the Administrative Agent or the Collateral Agent (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion), deliver to the Administrative Agent and the Collateral Agent with respect to each Material Real Property, copies of available title reports; and
(iii)if reasonably requested by the Administrative Agent or the Collateral Agent, within 120 days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Collateral Agent other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Loan Party acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or Section 6.11(b) below.
(b)Not later than 120 days after the acquisition by any Loan Party of Material Real Property as determined by the Lead Borrower (acting reasonably and in good faith) (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such Material Real Property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and the Loan Documents and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.
Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:
(i)no Loan Party or any Subsidiary (other than any Foreign Subsidiary that the Lead Borrower elects to become a Borrower or a Guarantor pursuant to the Collateral and Guarantee Requirement and the definitions of Borrower and Guarantor (and the parent of each such Foreign Subsidiary that is a Borrower or Guarantor)) shall be required to take any action outside the United States to guarantee the Obligations or grant, maintain or perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia);

(i)[reserved];
(ii)no landlord waivers, collateral access agreements, bailee waivers or other similar agreements with respect to the Collateral shall be required hereunder or under any other Loan Document;
(iii)no notice to obtain the consent of any Governmental Authority under the Federal Assignment of Claims Act (or any state equivalent thereof) shall be required; and
(iv)no environmental reports shall be required to be obtained hereunder or under any other Loan Document; and
(v)no Loan Party or any Subsidiary shall be required to enter into any source code escrow arrangement (or be obligated to register any intellectual property).
Section 6.12.Compliance with Environmental Laws.
Except, in each case, to the extent that the failure to do so would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect: (i) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and properties and (iii) in each case, to the extent the Loan Parties are required by Environmental Laws or a Governmental Authority, conduct any assessment, investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.
Section 6.13.Further Assurances; Post Closing Obligations.
(a)Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) subject to the terms of and except as contained in Section 6.11 and the Collateral Documents, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents. If the Administrative Agent or the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the owned Real Property of any Loan Party subject to a mortgage constituting Collateral, the Borrower shall promptly provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.
(b)Execute and deliver the documents and complete the tasks set forth on Schedule 6.13(b), in each case within the time limits specified therein (or such longer period of time reasonably acceptable to the Administrative Agent).
Section 6.14.Designation of Subsidiaries.
The Lead Borrower may at any time after the Closing Date designate any Restricted Subsidiary of the Lead Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary of the Lead Borrower (“Unrestricted Subsidiary”); provided that, (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary”

for the purpose of any Junior Financing, Credit Agreement Refinancing Indebtedness, Other Term Loans or Other Notes (and, in each case, any Permitted Refinancing thereof) and (iii) no Unrestricted Subsidiary shall own any Material Intellectual Property. The designation of any Subsidiary of the Lead Borrower as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Loan Parties therein at the date of designation in an amount equal to the Fair Market Value as determined in good faith by the Lead Borrower of such Loan Party’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a Return on any Investment by the Loan Parties in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value as determined in good faith by the Lead Borrower at the date of such designation of such Loan Party’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.
Section 6.15.Use of Proceeds.
(a)(i) The proceeds of the Initial Term Loans will be applied, together with any amount drawn under the Revolving Credit Facility and certain cash on the balance sheet of the Parent and its Subsidiaries, (i) on the Closing Date to finance a portion of the Acquisition, (ii) on the Closing Date to pay Transaction Expenses and (iii) on or after the Closing Date for working capital and other general corporate purposes, including financing of Permitted Acquisitions, Capital Expenditures and other transactions not prohibited by the Loan Documents and (ii) the proceeds of the First Amendment Term Loans will be applied (A) on the First Amendment Effective Date to finance and pay consideration for the DSS Acquisition and (B) on the First Amendment Effective Date to pay fees and expenses incurred in connection with the DSS Acquisition and the other First Amendment Transactions.
(b)The proceeds of Delayed Draw Term Loans funded after the Closing Dates may be utilized solely for financing of Permitted Acquisitions.
(c)The proceeds of Revolving Credit Loans may be utilized (x) with respect to Revolving Credit Loans made on the Closing Date, for Permitted Initial Revolving Credit Borrowing Purposes and (y) with respect to Revolving Credit Loans made after the Closing Date, for working capital and other general corporate purposes, including financing of Permitted Acquisitions, Capital Expenditures and other transactions not prohibited by the Loan Documents.
Section 6.16.Lines of Business.
Engage solely in the lines of business substantially similar to those lines of business conducted by the Borrowers or any of the other Restricted Subsidiaries of the Parent on the Closing Date or any business or any other activities that are not materially different from the foregoing or that are reasonably similar, ancillary, incidental, complementary, synergistic, corollary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Borrowers or any of the other Restricted Subsidiaries of the Parent on the Closing Date (and non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as reasonably determined by the Lead Borrower in good faith.
Section 6.17.End of Fiscal Years.
The Lead Borrower shall, for financial reporting purposes, cause each of its, and the Restricted Subsidiaries’ fiscal years to end on December 31 of each year; provided, however, that the Lead Borrower may, upon written notice to the Administrative Agent change the fiscal year with the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned, delayed or denied), in which case the Lead Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.
Section 6.18.Lender Meetings.
The Lead Borrower shall participate in an annual meeting (which may be conducted by conference call) with the Administrative Agent and Lenders to discuss the financial condition and results of operations of the Lead Borrower and its Restricted Subsidiaries for the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01(a) (beginning with respect to the fiscal period of the Borrower ending December 31, 2020), at a date and time to be determined by the Lead Borrower in consultation with the Administrative Agent (which shall, in any event, be a Business Day and during regular business hours), limited to one meeting (or conference call, as applicable) per fiscal year.
Section 6.19.Transactions with Affiliates.
Not enter into any transaction of any kind with a value in excess of $750,000 per single transaction or $5,000,000 in the aggregate with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than:
(a)transactions among the Parent and any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;
(b)on terms (taken as a whole) substantially as favorable to such Borrower or such other Restricted Subsidiary of the Parent as would be obtainable by such Borrower or such other Restricted Subsidiary of the Parent at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as reasonably determined by the Lead Borrower in good faith);
(c)the Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions;
(d)the issuance of Equity Interests of (x) the Lead Borrower (or any direct or indirect parent thereof) or (y) any other Restricted Subsidiary of the Parent (or any direct or indirect parent thereof) constituting directors’ qualifying shares or other shares required by applicable Law, in each case, to any manager, officer, director, consultant or employee of the Parent or any of its Subsidiaries;
(e)(i) so long as no Event of Default under Sections 8.01(a) or (f) has occurred and is continuing, the payment of management, monitoring, oversight, consulting, advisory and other fees (including refinancing, transaction and termination and exit fees) in an amount not to exceed the amounts set forth in the Management Agreement as in effect on the Closing Date; provided that, upon the occurrence and during the continuance of an Event of Default under Sections 8.01(a) or (f) such amounts described in this clause (i) may accrue, but not be payable in cash during such period, but all such accrued amounts may be payable in cash upon the cure or waiver of such Event of Default; (ii) indemnifications and reimbursement expenses, in each case, pursuant to the Management Agreement; and (iii) the payment of indemnities and reasonable expenses of the Sponsor related to the Parent and its Subsidiaries or the Management Agreement;
(f)Restricted Payments permitted under Section 7.06 (other than 7.06(d));
(g)loans and other transactions made by any Borrower and any other Restricted Subsidiaries of the Parent to Unrestricted Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by the Parent and its Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 7.02.
(h)transactions permitted under this Article VI or Article VII other than by reference to this Section 6.19;
(i)employment, consulting and severance arrangements between any Borrower (or any direct or indirect parent) and the other Restricted Subsidiaries of the Parent and their respective officers and employees in the ordinary course of business (including loans and advances in connection therewith) and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;
(j)the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Parent and its Restricted Subsidiaries (or any direct or indirect parent of the Lead Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Parent and its Restricted Subsidiaries;
(k)transactions pursuant to any arrangement or agreement in existence on the Closing Date and set forth on Schedule 6.19, or any amendment, extension, renewal, modification or replacement of any such arrangement or agreement (so long as any such amendment, extension, renewal, modification or replacement is not materially adverse to the Lenders in the good faith judgment of the Lead Borrower when taken as a whole);
(l)so long as no Event of Default under Sections 8.01(a) or (f) has occurred and is continuing, customary payments (whether direct or indirect) by the Borrowers and any of the other Restricted Subsidiaries of the Parent to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures) which payments are made pursuant to the Management Agreement;
(m)payments by any Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of the Borrowers to the extent attributable to the ownership or operation of the Borrowers and their Subsidiaries, but only to the extent permitted by Section 7.06(i)(iii);
(n)the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Parent to any Permitted Holder or to any former, current or future manager, officer, director, consultant or employee (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees or Affiliates of any of the foregoing) of the Borrowers, any of their Subsidiaries or any direct or indirect parent) or any one of its Subsidiaries to the extent not otherwise prohibited by the Loan Documents;
(o)transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrowers and the other Restricted Subsidiaries of the Parent, in the reasonable determination of the board of directors or the senior management of the Lead Borrower, or are on terms at least as favorable (as reasonably determined by the Lead Borrower) as might reasonably have been obtained at such time from an unaffiliated party;
(p)the payment of reasonable out-of-pocket costs and expenses and indemnities pursuant to the stockholders agreement or the registration and participation rights agreement entered into on the Closing Date in connection therewith;
(q)transactions in which any Borrower or any of the other Restricted Subsidiaries of the Parent, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to such Borrower or such other Restricted Subsidiary of the Parent from a financial point of view or meets the requirements of Section 6.19(b);
(r)payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Parent and its Restricted Subsidiaries in such joint venture) in the ordinary course of business to the extent otherwise permitted under Section 7.02;
(s)the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate of such Unrestricted Subsidiary (other than a Borrower or another Restricted Subsidiary of the Parent) prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable;
(t)Affiliate repurchases of (i) the Loans or Commitments to the extent permitted hereunder or (ii) Indebtedness that is secured by the Collateral on a pari passu or second priority basis, and the holding of such Loans or Commitments or Indebtedness that is secured by the Collateral on a second priority basis and, in the case of each of the foregoing, the payments and other transactions reasonably related thereto;
(u)any customary transactions with a Receivables Subsidiary effected as part of a Receivables Facility and any customary transactions with a Securitization Subsidiary effected as part of a Qualified Securitization Financing;
(v)transactions constituting any part of a Permitted Tax Restructuring or Permitted IPO Reorganization; ~~and~~

(w)licenses and sublicenses of IP Rights which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the value of said properties or materially impair their use in the operation of the business as currently conducted or as contemplated to be conducted; and
(x)        transactions relating to the Support Agreement and any related fees or payments.
ARTICLE VII.
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan or other Obligations hereunder (other than contingent obligations as to which no claim has been asserted) remains outstanding, then from and after the Closing Date, each Borrower (and, with respect to Section 7.13 only, the Parent) shall not and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:
Section7.01.Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens (i) created pursuant to any Loan Document and (ii) on the Collateral securing Cash Management Obligations and all other Secured Obligations;
(b)Liens existing on the Closing Date (i) that secure Indebtedness or other obligations not in excess of $500,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (b)(i)) or (ii) listed on Schedule 7.01(b) and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof; provided that (I) except as otherwise permitted by another clause of this Section 7.01 (which shall constitute an incurrence thereunder), the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, (B) proceeds and products thereof, (C) assets subject to any cross-collateralization of obligations owed to the holder of such Lien with respect to any Capitalized Leases or purchase money Indebtedness listed on Schedule 7.01(b); and (D) the proceeds and products thereof and customary security deposits and (II) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c)Liens for taxes, assessments or other governmental charges that are (i) not overdue for a period of more than any applicable grace period related thereto, (ii) that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, (iii) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iv) for property taxes on property a Borrower or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy, or claim is to such property;
(d)statutory or common law Liens, including landlords’, sub-landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractors or other like Liens, so long as, in each case, such Liens (i) secure amounts not overdue for a period of more than 30 days or (ii) if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(e)(i) Liens granted in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) Liens granted in the ordinary course of business to secure liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrowers or any of the Restricted Subsidiaries;
(f)Liens to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
(g)survey exceptions, minor encumbrances, ground leases, easements, or reservations of, rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines, and other similar purposes, or zoning, building codes, or other restrictions (including, minor defects or irregularities in title and similar encumbrances) as to the use of Real Property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness for borrowed money and which do not individually or in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business as currently conducted or as contemplated to be conducted;
(h)Liens (i) securing judgments for the payment of money not constituting an Event of Default under Section 8.01(g), (ii) arising out of judgments or awards against the Borrowers or any of the Restricted Subsidiaries with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;
(i)leases, licenses, subleases or sublicenses (including the provision of software or the licensing of other intellectual property rights), in each case granted to others on a non-exclusive basis in the ordinary course of business which do not secure any Indebtedness and which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the value of said properties or materially impair their use in the operation of the business as currently conducted or as contemplated to be conducted;
(j)Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(k)Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions and (iv) that are contractual rights of setoff or rights of pledge relating to purchase orders and other agreements entered into with customers of a Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(l)Liens (i) on cash advances or earnest money deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(g), (i), (n), (x) and (bb) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05 (or reasonably expected to be permitted), in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted (or reasonably expected to be permitted) on the date of the creation of such Lien;
(m)Liens (i) in favor of any Borrower or any Guarantor and (ii) in favor of a Restricted Subsidiary that is not a Loan Party on assets of a Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Sections 7.03 and that is not recourse to any Loan Party except as otherwise permitted under another clause of this Section 7.01 (which, for the avoidance of doubt, shall constitute an incurrence thereunder);
(n)any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Borrowers or any of the Restricted Subsidiaries in

the ordinary course of business;
(o)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrowers or any of the Restricted Subsidiaries in the
ordinary course of business permitted by this Agreement;
(p)Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;
(q)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(r)Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrowers or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrowers or any of the Restricted Subsidiaries, or (iii) relating to purchase orders and other agreements entered into with customers of the Borrowers or any of the Restricted Subsidiaries in the ordinary course of business;
(s)Liens solely on any cash earnest money deposits made by the Borrowers or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder or otherwise reasonably expected to be permitted herein;
(t)Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 270 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions, accessions and proceeds to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, except as otherwise permitted by another clause of this Section 7.01 (which shall constitute an incurrence thereunder), such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(u)Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness permitted under Section 7.03;
(v)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary or otherwise incurred pursuant to Section 7.03(g) to finance a Permitted Acquisition or permitted Investment, in each case after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) except as otherwise permitted by another clause of this Section 7.01 (which shall constitute an incurrence thereunder), such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g);
(w)(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business materially complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrowers and the Restricted Subsidiaries;
(x)Liens arising from precautionary Uniform Commercial Code financing statement or similar filings securing obligations permitted to be incurred on a secured basis under Section 7.03 and elsewhere under this Section 7.01;
(y)Liens on assets that are not otherwise required to be Collateral so long as the Facilities are equally and ratably secured thereby;
(z)the modification, replacement, renewal or extension of any Lien permitted by Sections 7.01(b), (h), (t), (v), (aa), (gg), (qq) or (uu); provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) proceeds and products thereof, (C) assets subject to any cross collateralization of obligations owed to the holder of such Lien; (D) the proceeds and products thereof and customary security deposits, and (ii) the renewal, extension, restructuring or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);
(aa)Liens with respect to property of the Borrowers or any of the Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of $1,500,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis), in each case determined as of the date of incurrence;
(bb)Liens on the Collateral securing obligations in respect of Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt and any Permitted Refinancing of any of the foregoing;
(cc)deposits of cash with the owner or lessor of premises leased and operated by a Borrower or any of its Subsidiaries to secure the performance of such Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(dd)[reserved];
(ee)Liens on Supplier Financing Assets incurred in connection with a Supplier Financing Facility permitted hereby;
(ff)Liens on Collateral securing Other Term Loans and Other Notes incurred pursuant to Section 7.03(w);
(gg)Liens on property subject to any sale-leaseback transaction permitted hereunder and general intangibles related thereto where the Fair Market Value of all property to which such Liens attach is less than the greater of $1,500,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding;

(hh)Liens securing Swap Contracts so long as (x) such Swap Contracts do not constitute Secured Hedge Agreements and (y) the value of the property securing such Swap Contracts at any time does not exceed, when taken together with the aggregate principal amount of all outstanding Hedging Obligations and/or Cash Management Obligations owed to all Hedge Banks that are so designated pursuant to clause (y) of the definition thereof, $5,000,000;
(ii)Liens consisting of contractual restrictions of the type described in the definition of “Restricted Cash” (excluding the proviso thereto) so long as such contractual restrictions are permitted under Section 7.09;
(jj)Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;
(kk)Liens on goods purchased in the ordinary course of business which is financed by a documentary letter of credit issued for the account of any Borrower or any Restricted Subsidiary in the ordinary course of business; provided that such Lien secures only the obligations of the Borrowers or the Restricted Subsidiaries in respect of such letter of credit to the extent permitted to be incurred pursuant to Section 7.03;
(ll)(a) Liens on Equity Interests in joint ventures and (b) purchase options, call, rights of refusal, rights of first offer, rights of tag and drag and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Borrowers or any Restricted Subsidiary in joint ventures;
(mm)Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided (i) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (ii) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged and (iii) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
(on)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Law;
(oo)Liens on Equity Interests of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
(pp)Liens or rights of set-off against credit balances of the Borrowers or any of the Restricted Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Borrowers or any Restricted Subsidiaries in the ordinary course of business to secure the obligations of any Subsidiary to the credit card issuers or credit card processors as a result of fees and charges;
(qq)additional Liens, so long as (i)(x) with respect to Indebtedness that is secured by Liens on a pari passu basis in right of security with the Secured Obligations (without regard to control of remedies), immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated Senior Secured Net Leverage Ratio is no greater than 4.50:1.00 as of the most recently ended Test Period, and (y) with respect to Indebtedness that is secured by Liens that are junior in right of security to the Liens securing the Secured Obligations (without regard to control of remedies), immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated Secured Net Leverage Ratio is no greater than 4.50:1.00 as of the most recently ended Test Period and (ii) the holder(s) of such Liens (or a representative thereof) shall have entered into an Intercreditor Agreement and/or another intercreditor agreement or arrangement reasonably acceptable to the Administrative Agent and the Lead Borrower; provided that, cash proceeds of any new Indebtedness then being incurred shall not be netted from the numerator in the Consolidated Total Net Leverage Ratio for purposes of calculating the Consolidated Senior Secured Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio, as applicable under this clause (qq) for purposes of determining whether such Liens can be incurred;
(rr)Liens on equipment of the Borrowers or any Restricted Subsidiary granted in the ordinary course of business to such Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;
(ss)Liens on Receivables Assets incurred in connection with a Receivables Facility and Liens on Securitization Assets arising in connection with a Qualified Securitization Financing;
(tt)Liens provided in the ordinary course of business on the insurance policy and proceeds of such insurance policy to finance premiums with respect thereto, liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Parent or any Subsidiaries or any other insurance or self-insurance arrangements;
(uu)Liens securing Indebtedness incurred pursuant to Section 7.03(aa) hereunder;
(vv)Liens in connection with any Permitted Tax Restructuring not securing Indebtedness for borrowed money; and
(ww)Liens constituting licensing arrangements in the ordinary course of business.
Section7.02.Investments.
Make or hold any Investments, except:
(a)Investments by the Borrowers or any of the other Restricted Subsidiaries of the Parent in assets that were cash or Cash Equivalents when such Investment was made;
(b)loans or advances (or guarantees) to officers, directors, managers, consultants, advisors, service providers or employees of the Parent, any Borrower or any Restricted Subsidiary that is a Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s cashless purchase of Equity Interests of the Parent or any direct or indirect parent thereof, (iii) to permit the payment of taxes with respect to any such Equity Interest purchase described in clause (ii); and (iv) for any other purposes not described in the foregoing clauses (i), (ii) and (iii); provided that the aggregate principal amount outstanding at any time under this clause (iv) and the foregoing clause (i) shall not exceed the greater of (x) $1,000,000 and (y) 10% of Consolidated EBITDA as of the last day of the last Test Period (calculated on a Pro Forma Basis);
(c)Investments (i) by any Borrower or any Restricted Subsidiary in any Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iii) to the extent that no Event of Default has occurred and is continuing or would result therefrom, by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that (A) no such Investments made pursuant to this clause (iii) in the form of intercompany loans shall be evidenced by a promissory note unless such promissory note is pledged to the Collateral Agent to the extent required by the Security Agreement and subordinated to the Obligations pursuant to the terms of the Intercompany Note and (B) the aggregate amount of Investments at any time outstanding made pursuant to this clause (iii) shall not, when aggregated with the aggregate amount of Dispositions made pursuant to Section 7.05(d)(ii), exceed at the time of incurrence the greater of (i) $2,500,000 and 25% of Consolidated EBITDA as of the last day of the last Test Period (calculated on a Pro Forma Basis);
(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(e)Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by Section 7.02(m) below) consisting of, or resulting from, transactions permitted under Sections 7.01~~)~~, 7.03 (other than 7.03(d)), 7.04 (other than 7.04(c)(ii) or (e)), 7.05 (other than 7.05(d)(ii) and (e)), 7.06 (other than 7.06(d)) and 7.12, respectively;
(f)Investments existing or contemplated on the Closing Date or made pursuant to legally binding written contracts in existence on the Closing Date (i) in an amount not to exceed $1,000,000 in the aggregate (when taken together with all other Investments outstanding in reliance on this clause (f)(i)) or (ii) set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof so long as the amount of any Investment subject to any such modification, replacement, renewal, reinvestment or extension does not exceed the amount outstanding (plus any (x) unused commitments, accrued interest, fees and expenses and premiums incurred in connection therewith and (y) amounts permitted to otherwise be incurred under this Section 7.02) on the Closing Date;
(g)Investments in Swap Contracts permitted under Section 7.03(f) and Cash Management Obligations;
(h)promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;
(i)any acquisition of all or substantially all the assets of a Person or any Equity Interests in a Person or division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if immediately after giving effect thereto: (i) subject to Section 1.11(g), no Event of Default under Section 8.01(a) or 8.01(f) exists immediately after giving effect to such acquisition; (ii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary) shall become a Borrower or a Guarantor, in each case, in accordance with and subject to Section 6.11; (iii) the aggregate amount of Investments by Loan Parties pursuant to this Section 7.02(i) in assets (other than Equity Interests) that are not (or do not become at the time of such acquisition) directly owned by a Loan Party or in Equity Interests of Persons that do not become Loan Parties at any time outstanding shall not exceed the sum of (1) the greater of (x) $1,500,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis), plus (2) so long as no Event of Default has occurred and is continuing or would result therefrom, the Cumulative Credit at such time, plus (3) to the extent such amount has not otherwise been applied to increase any other “basket” hereunder an amount equal to the net cash proceeds from the issuance of Equity Interests from the Lead Borrower or, to the extent contributed to the Borrowers as cash common equity, any direct or indirect parent, to finance such acquisition (other than Disqualified Equity Interests or Cure Amounts); (iv) the assets and/or Person acquired complies with Section 6.16; (vi) the Consolidated Total Net Leverage Ratio (calculated on a Pro

Forma Basis in accordance with Section 1.11) is not greater than the then-applicable maximum Consolidated Total Net Leverage Ratio permitted by Section 7.11; and (vi) subject to clause (iii) above and Section 6.14, any such acquired Person shall become a Restricted Subsidiary (any such acquisition under this Section 7.02(i), a “Permitted Acquisition”); provided, that if any Investment made pursuant to clause (iii) is in Equity Interests of a Person that subsequently becomes a Loan Party, such Investment shall thereafter be deemed permitted under Section 7.02(c)(i) and shall not be included as having been made pursuant to Section 7.02(i)(iii);
(j)Investments made to effect, or otherwise in connection with, the Transactions;
(k)Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(l)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(m)loans and advances to any direct or indirect parent of the Lead Borrower not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to such parent in accordance with Section 7.06, such Investment being treated for purposes of the applicable clause of Section 7.06, including any limitations, as if a Restricted Payment had been made pursuant to such clause in an amount equal to such Investment;
(n)to the extent that no Event of Default has occurred and is continuing or would result therefrom, Investments (including Permitted Acquisitions) in an aggregate amount outstanding pursuant to this Section 7.02(n) at any time not to exceed the sum of (w) any amount which the Lead Borrower may, from time to time, elect to be redesignated from the General RP Basket and the General RJDP Basket, plus (x) the greater of (x) $1,500,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) plus (y) the Cumulative Credit at such time plus (z) the Excluded Contribution Amount (less any amounts redesignated to the General RP Basket or the General RJDP Basket) (the “General Investments Basket”);
(o)Investments made in respect of joint ventures or other similar agreements or partnerships not to exceed at any time outstanding the sum of (I) the greater of (x) $1,000,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended last Test Period (calculated on a Pro Forma Basis) at any time ~~plus (II) any amount which the Lead Borrower may, from time to time, elect to be redesignated from the Unrestricted Subsidiary Investment Basket (less any amounts redesignated to the Unrestricted Subsidiary Investment Basket) (the “Joint Venture Investments Basket”)~~;
(p)(i) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors and suppliers in the ordinary course of business and (ii) Investments to the extent that payment for such Investments is made with Equity Interests of the Lead Borrower (or any direct or indirect parent of the Lead Borrower);
(q)[Reserved];
(r)[Reserved];

(s)(i) any Investment in a Receivables Subsidiary or a Securitization Subsidiary in order to effectuate a Receivables Facility or a Qualified Securitization Financing, respectively, or any Investment by a Receivables Subsidiary or a Securitization Subsidiary in any other Person in connection with a Receivables Facility or a Qualified Securitization Financing, respectively; provided, however, that any such Investment in a Receivables Subsidiary or a Securitization Subsidiary is in the form of a contribution of additional Receivables Assets or Securitization Assets, as applicable, or as equity, and (ii) distributions or payments of Receivables Fees or Securitization Fees and purchases of Receivables Assets or Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Receivables Facility or a Qualified Securitization Financing, respectively;
(t)asset purchases (including purchases of inventory, supplies and materials) pursuant to joint marketing arrangements with other Persons;
(u)[Reserved];
(v)Investments in connection with a Permitted Tax Restructuring or a Permitted IPO Reorganization; the non-exclusive licensing or contribution of Intellectual Property in the ordinary course of business, which is not otherwise restricted under the Loan Documents;
(w)Investments held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged into, amalgamated with or consolidated into any Borrower or any other Restricted Subsidiary of the Parent in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation or of such Person becoming a Restricted Subsidiary and were in existence on the date of such acquisition, merger, amalgamation or consolidation; provided that, for the avoidance of doubt, with respect to any such Investment that constitutes the acquisition of or Investment in a Restricted Subsidiary that is not a Loan Party, such Investment shall constitute a utilization of such other clause or clauses of this Section 7.02 permitting such Investment in such Restricted Subsidiary;
(x)Investments in deposit accounts, commodities and securities accounts opened in the ordinary course of business;
(y)Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business of the Borrowers and the Restricted Subsidiaries in the ordinary course of business;
(z)guarantees by any Borrower or any of the other Restricted Subsidiaries of the Parent in the ordinary course of business of leases (other than Capitalized Leases), contracts or of other obligations of any other Borrower or any other Restricted Subsidiary that do not constitute Indebtedness in an aggregate amount not to exceed at any time outstanding the greater of $1,000,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis);
(bb)any additional Investments; provided that (x) no Event of Default has occurred and is continuing or would result from such Investments (subject to Section 1.11(g)) and (y) after giving Pro Forma Effect to such Investments, the Consolidated Total Net Leverage Ratio is equal to or less than 4.00 to 1.00 as of the most recently ended Test Period; provided, further, that no Investments may be made in an Unrestricted Subsidiary in reliance on this clause (bb);

(cc)the acquisition of additional Equity Interests of Restricted Subsidiaries from minority shareholders (it being understood that to the extent that any Restricted Subsidiary that is not a Loan Party is acquiring Equity Interests from minority shareholders then this clause (cc) shall not in and of itself create, or increase the capacity under, any basket for Investments by Loan Parties in any Restricted Subsidiary that is not a Loan Party) in an aggregate amount not to exceed the greater of $1,000,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis);
(dd)(i) Loans and (ii) Credit Agreement Refinancing Indebtedness, in each case, repurchased by any Borrower or any other Restricted Subsidiary of the Parent pursuant to and in accordance with Sections 2.05 and 10.07 under this Agreement, as applicable;
(ee)Guarantee obligations of any Borrower or any other Restricted Subsidiary of the Parent in respect of letters of support, bank guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary of the Parent to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;
(ff)~~To the extent that no Event of Default has occurred and is continuing or would result therefrom, Investments in Unrestricted Subsidiaries at any time not to exceed the sum of (I) the greater of $1,000,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) plus (II) any amount which the Lead Borrower may, from time to time, elect to be redesignated from the Joint Venture Investment Basket (less any amounts redesignated to the Joint Venture Investment Basket) (the “Unrestricted Subsidiary Investments Basket”)~~[reserved]; and
(gg)Investments constituting licensing arrangements in the ordinary course of business.
Notwithstanding any of the definitions or covenants contained in this Agreement to the contrary, no Loan Party shall make any Investment in or Disposition to any controlled Affiliate (other than a Loan Party) in the form of the transfer of (i) Material Intellectual Property or (ii) Core Intellectual Property, in each case outside the ordinary course of business to such controlled Affiliate (other than a Loan Party), provided that such transfers in respect of the forgoing clause (i) shall be permitted to the extent such Investment or Disposition is in excess of, in the aggregate for all such Investments or Dispositions made since the Closing Date, a Fair Market Value of the sum of (a) the greater of (x) $1,000,000 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment or Disposition plus (b) an amount equal to the Fair Market Value of Material Intellectual Property transferred to any Loan Party from any Affiliate (other than a Loan Party) following the Closing Date.
Section7.03.Indebtedness.
Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness of any Loan Party under the Loan Documents;
(b)Indebtedness outstanding on the Closing Date (i) not in excess of $500,000 in the aggregate (when taken together with all other indebtedness outstanding in reliance on this clause (b)(i)) or (ii) listed on Schedule 7.03(b) and any Permitted Refinancing thereof; provided that all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Obligations pursuant to an Intercompany Note;

(c)Guarantees by any Borrower or any other Restricted Subsidiary of the Parent in respect of Indebtedness of any Borrower or any Restricted Subsidiary otherwise permitted hereunder (and cross-guarantees of guarantees by the Parent of Indebtedness of any Borrower or any Restricted Subsidiary of Indebtedness otherwise permitted hereunder); provided that (A) no Guarantee by any Restricted Subsidiary of any Indebtedness constituting a Specified Junior Financing Obligation shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein and (B) if the Indebtedness being Guaranteed is subordinated in right of payment to the Obligations, such Guarantee shall be subordinated in right of payment to the Guarantee of the Obligations on terms (taken as a whole) at least as favorable (as reasonably determined by the Lead Borrower) to the Lenders as those contained in the subordination of such Indebtedness;
(d)Indebtedness of any Borrower or any other Restricted Subsidiary of the Parent owing to any Loan Party (other than the Parent) or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party (other than the Parent) which is substantially contemporaneously transferred to a Loan Party (other than the Parent) or any Restricted Subsidiary of the Parent that is a Loan Party); provided that in the case of Indebtedness of a non-Loan Party owing to a Loan Party such Indebtedness (x) is an Investment permitted by Section 7.02(c)(iii), (y) consists of any part of a Permitted IPO Reorganization or Permitted Tax Restructuring or (z) is in an amount not to exceed the greater of $1,500,000 or 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma basis); provided, further, that (x) no such Indebtedness owed to a Loan Party shall be evidenced by a promissory note unless such promissory note is pledged to the Administrative gent in accordance with, and subject to, the terms of the Security Agreement and (y) all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the
Obligations pursuant to subordination terms substantially consistent with the terms of the Intercompany Note;
(e)(i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by any Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the applicable asset thereof in an aggregate amount not to exceed the greater of $2,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis), in each case, determined at the time of incurrence (together with any Permitted Refinancings thereof) at any time outstanding, and (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(m) and any Permitted Refinancing of such Attributable Indebtedness in an aggregate amount not to exceed the greater of $1,500,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) at any time under this clause (e)(ii);
(f)Indebtedness in respect of Swap Contracts designed to hedge against any Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;
(g)Indebtedness of any Borrower or any Restricted Subsidiary assumed in connection with any Permitted Acquisition or other Investment permitted by Section 7.02 or Capital Expenditures (provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or any Permitted Refinancing thereof); provided that the aggregate amount of such Indebtedness does not exceed the greater of $2,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding; provided, further, that the aggregate principal amount of any such Indebtedness assumed under this clause (g) by any Restricted Subsidiary that is not a Loan Party shall not exceed the greater of $1,000,000 and 10% of Consolidated EBITDA as of the

last day of the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding;
(h)Indebtedness representing deferred compensation or similar arrangements to employees of the Borrowers or any of the Restricted Subsidiaries incurred in the ordinary course of business;
(i)Indebtedness consisting of promissory notes issued by any Borrower or any of the other Restricted Subsidiaries of the Parent to current or former officers, managers, consultants, advisors, directors and employees, their respective estates, spouses or former spouses of Parent (or any direct or indirect parent thereof) and any Restricted Subsidiary to finance the purchase or redemption of Equity Interests of the Lead Borrower or any direct or indirect parent of the Lead Borrower permitted by Section 7.06;
(j)Indebtedness incurred by any Borrower or any of the other Restricted Subsidiaries of the Parent in connection with the Transactions, a Permitted Acquisition, any other Investment, merger or Disposition permitted hereunder or transaction with Affiliates permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of deferred purchase price (including earn-outs and seller paper) or other similar adjustments which, solely in the case of seller paper, shall not exceed the greater of $2,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding;
(k)Indebtedness consisting of obligations of any Borrower or any of the other Restricted Subsidiaries of the Parent under deferred compensation or other similar arrangements (in each case other than in respect of deferred purchase price (including, without limitation, earn-outs and seller paper)) incurred by such Person in connection with the Transactions, Permitted Acquisitions, transactions with Affiliates or any other Investment, in each case, permitted hereunder;
(l)Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within 10 Business Days of its incurrence;
(m)Indebtedness in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $1,500,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis);
(n)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(o)Indebtedness incurred by any Borrower or any of the other Restricted Subsidiaries of the Parent in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(p)obligations in respect of self-insurance, performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by any Borrower or any of the other Restricted Subsidiaries of the Parent or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice or to the extent required by Laws or pursuant to any statutory filing;
(q)letters of credit (i) issued in an aggregate amount at any time outstanding not to exceed $2,000,000, (ii) constituting trade letters of credit in an aggregate amount at any time outstanding not to exceed $500,000 and (iii) in additional amounts to the extent the extent the issuance thereof is accompanied by a simultaneous permanent reduction in Revolving Commitments in an amount equal to the maximum face value of such letter of credit;
(r)[Reserved];
(s)Permitted Ratio Debt and any Permitted Refinancing thereof; provided that, with respect to any such Permitted Ratio Debt and/or Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations, the Lenders party to this Agreement at the time of the proposed incurrence of any such Permitted Ratio Debt or Permitted Refinancing thereof shall have the right, on a pro rata basis, to make an initial offer with respect to any such Permitted Ratio Debt or Permitted Refinancing thereof;
(t)Credit Agreement Refinancing Indebtedness; provided that, with respect to any such Credit Agreement Refinancing Indebtedness that is secured on a pari passu basis with the Obligations, the Lenders party to this Agreement at the time of the proposed incurrence of any such Credit Agreement Refinancing Indebtedness shall have the right, on a pro rata basis, to make an initial offer with respect to any such Credit Agreement Refinancing Indebtedness;
(u)Indebtedness of a Subsidiary of the Parent (other than a Loan Party) in an amount outstanding not to exceed the greater of $2,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding;
(v)[reserved];
(w)Indebtedness in respect of Other Term Loans and Other Notes incurred or issued in accordance with Section 2.14 (and Permitted Refinancings thereof);
(x)Incremental Loans and Revolving Commitment Increases incurred in accordance with Section 2.14 and Permitted Refinancings thereof;
(y)Indebtedness of any Borrower and any other Restricted Subsidiaries of the Parent in respect of any Supplier Financing Facilities in the ordinary course of business;
(z)Indebtedness (a) of any Securitization Subsidiary arising under any Qualified Securitization Financing at any time, (b) of any Borrower or any other Restricted Subsidiary of the Parent arising under any Receivables Facility or (c) in connection with accounts receivable factoring facilities in the ordinary course of business; provided that the aggregate amount of Indebtedness incurred pursuant to this clause (z) shall not exceed the greater of $2,500,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding;
(aa)Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.18; provided that, with respect to any such Permitted Debt Exchange Notes that are secured on a pari passu basis with the Obligations, the Lenders party to this Agreement at the time of the proposed incurrence of any such Permitted Debt Exchange Notes shall have the right, on a pro rata basis, to make an initial offer with respect to any such Permitted Debt Exchange Notes;

(bb)Indebtedness to the seller of any business or assets permitted to be acquired by the Parent or any Restricted Subsidiary under this Agreement; provided that the aggregate amount of Indebtedness permitted under this clause (bb) shall not exceed the greater of $1,500,000 and 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time; provided, further, that, other than Indebtedness in an amount not to exceed the greater of $1,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding, such Indebtedness contains subordination terms (or is subject to a subordination agreement in favor of the Administrative Agent and Lenders) acceptable to each of the Lead Borrower and the Administrative Agent in its reasonable discretion;
(cc)obligations in respect of Disqualified Equity Interests and preferred Equity Interests in an amount not to exceed the greater of $1,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;
(dd)Indebtedness consisting of management fees to any Sponsor payable pursuant to the Management Agreement;
(ee)to the extent constituting Indebtedness, Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrowers and the other Restricted Subsidiaries of the Parent in an aggregate amount not to exceed at any time outstanding the greater of $1,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(ff)Indebtedness in an amount not to exceed at any time outstanding the Excluded Contribution Amount; and
(gg)to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (ff) above.
For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.
The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Parent dated such date prepared in accordance with GAAP.
The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same Collateral.
Section7.04.Fundamental Changes.
Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any other Person (other than as part of the Transactions), except that:
(a)any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Lead Borrower (including a merger, the purpose of which is to reorganize the Lead Borrower into a new U.S. jurisdiction); provided that the Lead Borrower shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;
(b)(i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, (ii) any Subsidiary (other than the Lead Borrower) may liquidate or dissolve and (iii) any Subsidiary of the Parent may change its legal form if, with respect to clauses (ii) and (iii), the Lead Borrower determines in good faith that such action is in the best interest of the Parent and its Subsidiaries and is not materially disadvantageous to the Lenders (in their capacity as such) (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);
(c)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Lead Borrower or to any another Restricted Subsidiary of the Parent; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or a Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 (other than Section 7.02(e)) and 7.03, respectively;
(d)so long as no Event of Default has occurred and is continuing or would result therefrom, the Lead Borrower may merge or consolidate with any other Person; provided that (i) the Lead Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Lead Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Lead Borrower under this Agreement and the other Loan Documents to which the Lead Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Lead Borrower (including with respect to the satisfaction of customary USA Patriot Act and Beneficial Ownership Regulation requirements), (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor

Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) if reasonably requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent and the Lead Borrower) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (F) the Lead Borrower shall have delivered to the Administrative Agent an officer’s certificate and, if reasonably requested by the Administrative Agent, a customary opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Lead Borrower under this Agreement;
(e)any Restricted Subsidiary of the Parent may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02 (other than Section 7.02(e)); provided that (i) the continuing or surviving Person shall be a Restricted Subsidiary of the Parent, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 and Section 6.13 to the extent required pursuant to the Collateral and Guarantee Requirement, (ii) if a Loan Party is a party to such transaction, the surviving Person shall be a Loan Party and (iii) if the Lead Borrower is party to such transaction, the surviving party shall be the Lead Borrower;
(f)the Borrower and the Restricted Subsidiaries may consummate the transactions contemplated by the Acquisition Agreement (and documents related thereto) and the Transactions; and
(g)a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect (i) a Disposition permitted pursuant to Section 7.05, (ii) a Permitted Tax Restructuring, (iii) corporate tax restructuring in connection with the Transactions, (iv) a Permitted IPO Reorganization or (v) an Investment pursuant to Section 7.02; provided that, in each case, if the Lead Borrower is party to such transaction, the surviving party shall be the Lead Borrower.
Section7.05.Dispositions.
Make any Disposition, except:
(a)Dispositions of (i) negligible, obsolete, damaged, worn out, aged, immaterial, used or surplus tangible property, whether now owned or hereafter acquired, in the ordinary course of business and (ii) property (including any leasehold property interest) that is no longer (x) economical in its business or (y) commercially desirable or commercially reasonable to maintain or used or useful in the conduct of the business of the Borrowers or any of the Restricted Subsidiaries;
(b)Dispositions of inventory, goods held for sale in the ordinary course of business and immaterial assets (including termination of leases and licenses in the ordinary course of business, and a voluntary or mandatory recall of any product);
(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)Dispositions of property to any Borrower or any other Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) such Dispositions to non-Loan Parties, when aggregated with the aggregate amount of Investments made pursuant to Section 7.02(c)(iii), do not exceed in the aggregate during the term of this Agreement the greater of $2,500,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis);
(e)to the extent constituting Dispositions, transactions permitted by (i) Section 7.01, (ii) Section 7.02 (other than 7.02(e) or (h)), (iii) Section 7.04 (other than 7.04(g)(i)) and (iv) Section 7.06 (other than 7.06(d)) and in each case other than by reference to this Section 7.05;
(f)Dispositions to consummate, or resulting from, the Transactions;
(g)Dispositions of cash and Cash Equivalents;
(h)(i) non-exclusive leases, subleases, licenses or sublicenses (including the provision of software under an open source license or the non-exclusive licensing of other intellectual property rights) and terminations thereof, in each case, in the ordinary course of business and which do not materially interfere with the business of the Borrowers and the Restricted Subsidiaries (taken as a whole) and (ii) Dispositions, including the lapse and abandonment, of IP Rights, and of inbound and outbound licenses to IP Rights, that do not materially interfere with the business of the Borrowers and the Restricted Subsidiaries (taken as a whole) to the extent permitted by Section 3.03(f)(i) of the Security Agreement;
(i)foreclosures, condemnations, expropriation, dispositions required by a Governmental Authority or any similar action on assets or casualty or insured damage to assets, including pursuant to a Casualty Event;
(j)Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) (1) such Borrower or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Disposition) of the assets sold or otherwise disposed of and (2) if the property sold or otherwise disposed of has a Fair Market Value in excess of $2,500,000 as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis), at least 75% of the consideration therefor received by such Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (j)(ii), the amount of:
(A)any liabilities (as reflected on such Borrower’s or such Restricted Subsidiary’s most recent consolidated balance sheet provided hereunder or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Parent’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Lead Borrower), other than liabilities that are by their terms subordinated to the Loans or any guarantee of the Loans, that (A) are assumed by the transferee of any such assets or (B) are otherwise cancelled, extinguished or terminated in connection with the transactions relating to such asset sale and, in the case of clause (A) only, for which the Borrowers and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;
(B)any securities, notes or other obligations or assets received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Disposition;
(C)Indebtedness of a Borrower or a Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Loans, that is of any Person that is no longer a Loan Party or a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrowers and all Restricted Subsidiaries have been validly released from any guarantee or other payment obligation of such Indebtedness and other liabilities in connection with such Disposition; and
(D)any Designated Non-Cash Consideration received by such Borrower or such Restricted Subsidiary in such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of $1,500,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this clause (j) and for no other purpose and (iii) such Disposition does not constitute all or substantially all of the assets of the Borrower and the Restricted Subsidiaries, taken as a whole;
(k)Dispositions (i) of non-core assets acquired in connection with Permitted Acquisitions or other Investments in each case for Fair Market Value or (ii) made to obtain the approval of an anti-trust authority;
(l)discounts of accounts receivable, or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable in the ordinary course of business;
(m)Dispositions of property pursuant to sale-leaseback transactions permitted hereunder;
(n)any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrowers and their Subsidiaries as a whole, as determined in good faith by the Lead Borrower, in an aggregate amount not to exceed during the term of this Agreement the greater of $1,000,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis);
(o)~~any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary~~[reserved];
(p)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(q)the unwinding or settling of any Swap Contract or Cash Management Obligations;
(r)Dispositions of assets not constituting Collateral in an aggregate amount not to exceed during the term of this Agreement the greater of $1,000,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis);
(s)Dispositions set forth on Schedule 7.05(s);
(t)any Disposition of assets or any issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than the greater of (x) $1,000,000 and 10% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of such Disposition, as applicable;
(u)to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(v)any sale, transfer and other Disposition of accounts receivable (including write-offs, discounts and compromises) in connection with the compromise, settlement or collection thereof;
(w)sales or dispositions of Supplier Financing Assets in connection with Supplier Financing Facilities;
(x)(i) Dispositions of Receivables Assets in connection with any Receivables Facility, and any Disposition of Securitization Assets in connection with any Qualified Securitization Financing, provided that the Indebtedness incurred in connection therewith shall not exceed the amount of Indebtedness permitted by Section 7.03(z), and (ii) Dispositions of accounts receivable and related assets in connection with accounts receivable factoring facilities in the ordinary course of business;
(y)any Borrower and any other Restricted Subsidiary of the Parent may (i) convert any intercompany Indebtedness to Equity Interests otherwise permitted hereunder, (ii) discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by such Borrower or any Subsidiary Guarantor to a Restricted Subsidiary that is not, in each case, a Loan Party or to another Loan Party, (iii) settle, discount, write-off, forgive or cancel any Indebtedness owing by any present or former consultants, managers, directors, officers, employees of the Parent, any Borrower or any Subsidiary or any of their successors or assigns, in the ordinary course of business or (iv) surrender or waive contractual rights and settle, release, surrender or waive contractual or litigation claims, in the case of clause (iv), in the ordinary course of business (and other than with respect to Indebtedness among the Borrowers and their Restricted Subsidiaries);
(z)any Disposition in connection with a Permitted Tax Restructuring or a Permitted IPO Reorganization;
(aa)Dispositions constituting licensing arrangements in the ordinary course of business, and
(bb)any other Disposition of immaterial assets in an amount not to exceed the greater of $1,000,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis).
Notwithstanding any of the definitions or covenants contained in this Agreement to the contrary, no Loan Party shall make any Investment in or Disposition to any controlled Affiliate (other than a Loan Party) in the form of the transfer of (i) Material Intellectual Property or (ii) Core Intellectual Property, in each case outside of the ordinary course of business to such controlled Affiliate (other than a Loan Party); provided that such transfers in respect of the forgoing clause (i) shall be permitted to the extent such

Investment or Disposition is in excess of in excess of, in the aggregate for all such Investments or Dispositions made since the Closing Date, a Fair Market Value of the sum of (a) the greater of (x) $1,000,000 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment or Disposition plus (b) an amount equal to the Fair Market Value of Material Intellectual Property transferred to any Loan Party from any Affiliate (other than a Loan Party) following the Closing Date.
Section7.06.Restricted Payments.
Declare or make any Restricted Payment, except:
(a)each Restricted Subsidiary may make Restricted Payments to the Lead Borrower and other Restricted Subsidiaries of the Lead Borrower (and, in the case of a Restricted Payment by a non-Wholly-owned Restricted Subsidiary, to the Lead Borrower and any other Restricted Subsidiary of the Lead Borrower and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(b)each Borrower and each other Restricted Subsidiary of the Lead Borrower may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Lead Borrower and any other Restricted Subsidiary of the Lead Borrower and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(c)Restricted Payments made (i) to consummate the Transactions, including any related corporate tax restructuring, (ii) in respect of working capital adjustments or purchase price adjustments and other similar payments pursuant to the Acquisition Agreement, any Permitted Acquisition or other permitted Investments or Capital Expenditures, (iii) in order to satisfy indemnity and other similar obligations, earn-outs and other deferred purchase price obligations under the Acquisition Agreement, any Permitted Acquisition or other permitted Investments or Capital Expenditures, and (iv) to holders of Equity Interests of the Lead Borrower (immediately prior to giving effect to the Transactions) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case, with respect to the Transactions;
(d)to the extent constituting Restricted Payments, the Borrowers (or any direct or indirect parent thereof) and the other Restricted Subsidiaries of the Parent may enter into and consummate transactions permitted by any provision of Sections 7.02 (other than Sections 7.02(e) and 7.02(m)), 7.04, 7.05 (other than Sections 7.05(e)(iv) and 7.05(g)) or 6.19 (other than Sections 6.19 (f), (h) and (n));
(e)repurchases of Equity Interests in any Borrower or any other Restricted Subsidiary of the Parent deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(f)each Borrower and each other Restricted Subsidiary of the Parent may (i) pay (or make Restricted Payments to allow the Parent or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Borrower or such other Restricted Subsidiary of the Parent (or any other such direct or indirect parent thereof) held by any future, present or former employee, officer, director, manager, advisor, service provider, employee, operator or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Borrower or such other Restricted Subsidiary of the Parent (or any other direct or indirect parent thereof) or any of its Subsidiaries or (ii) make Restricted Payments in the form of distributions to allow the Parent or any direct or indirect parent of the Parent to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager, operator or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Borrower or such other Restricted Subsidiary of the Parent (or any other direct or indirect parent thereof) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee, manager, advisor, service provider, employee or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer, operator or consultant of such Borrower or such other Restricted Subsidiary of the Parent (or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this Section 7.06(f) together with the aggregate amount of cash payments on account of loans and advances to Parent made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this Section 7.06(f) shall not exceed the greater of $1,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in any calendar year (with unused amounts in any calendar year being carried over to the immediately succeeding two calendar years only and increasing such amount); provided, further, that such amount in any calendar year may further be increased by an amount not to exceed the sum of:
(A)amounts used to increase the Cumulative Credit pursuant to clauses (c) and (d) of the definition of “Cumulative Credit”; and
(B)the Net Proceeds of key man life insurance policies received (directly or indirectly) by the Borrowers or the other Restricted Subsidiaries of the Parent less the amount of Restricted Payments previously made with the cash proceeds of such key man life insurance policies; provided that such proceeds are used solely to repurchase Equity Interests held by the employee (or any of his or her successors or assigns, including any family trusts) that is the subject of such key man life insurance; provided, further, that cancellation of Indebtedness owing to the Borrowers or any other Restricted Subsidiary of the Parent from members of management of the Borrowers, any of the Borrowers’ direct or indirect parent companies or any of the Borrowers’ Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Borrowers’ direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(g)each Borrower and each other Restricted Subsidiary of the Parent may make Restricted Payments in an aggregate amount not to exceed the Cumulative Credit at such time; provided that (x) no Event of Default has occurred and is continuing or would result therefrom and (y) solely with respect to amounts used to increase the Cumulative Credit pursuant to clause (b) of the definition of “Cumulative Credit”, after giving Pro Forma Effect to such Restricted Payments, the Consolidated Total Net Leverage Ratio is equal to or less than 3.50 to 1.00 as of the most recently ended Test Period;
(h)[reserved];
(i)each Borrower and each other Restricted Subsidiary of the Parent may make Restricted Payments to any direct or indirect parent of such Borrower or such other Restricted Subsidiary of the Parent to pay:
(i)general corporate, administrative, compliance or other operating (including, expenses related to auditing or other accounting matters and director indemnities, fees and expenses) and overhead costs and expenses of any direct or indirect parent of the Borrowers and the other Restricted Subsidiaries of the Parent to the extent such costs and expenses are attributable to the ownership or operation of the Borrowers and the Restricted Subsidiaries, including the Borrowers’ and the Restricted Subsidiaries’ proportionate share of such amount relating to such parent company being a public company;
(i)(A) franchise, excise and similar taxes, and other fees and expenses, required to maintain its corporate, legal and organizational existence and (B) distributions to such direct or indirect parent’s equity owners in proportion to their equity interests sufficient to allow each such equity owner to receive an amount at least equal to the aggregate amount of its out-of-pocket costs to any unaffiliated third parties directly attributable to creating (including any incorporation or registration fees) and maintaining the existence of the applicable equity owner (including doing business fees, franchise, excise and similar taxes and other fees and expenses), and legal and accounting and other costs directly attributable to maintaining its corporate, legal, or organizational existence and complying with applicable legal requirements, including such costs attributable to the preparation of tax returns or compliance with tax laws, so long as attributable to the operations of the Borrowers and the Restricted Subsidiaries and such taxes or expenses are incurred in the ordinary course of business;
(ii)for any taxable period in which any Borrower and, if applicable, any of its Subsidiaries is a member of a consolidated, combined or similar income tax group (or a disregarded entity directly owned by a member of such a group) of which a direct or indirect parent of such Borrower is the common parent (a “Tax Group”), federal and applicable state and local income taxes of such Tax Group then due and payable to the extent attributable to the taxable income of such Borrower and its applicable Subsidiaries; provided that the amount of such distributions shall not be greater than the amount of such taxes that would have been due and payable by such Borrower and its applicable Subsidiaries had such Borrower filed a separate stand-alone corporate tax return (or the Borrower and such Subsidiaries filed a consolidated, combined, unitary or similar type return with the Borrower as the consolidated parent) for all relevant taxable periods (and in the case of taxes attributable to unrestricted subsidiaries, such distributions shall be limited to the extent of cash distributions received from such unrestricted subsidiaries);
(iii)[Reserved];
(iv)to finance any Investment by a parent entity that would be permitted to be made pursuant to Section 7.02 and Section 6.19 if such parent were subject to such Sections; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrowers or the other Restricted Subsidiaries of the Parent that are Loan Parties or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrowers or the other Restricted Subsidiaries of the Parent (with the applicable Borrower or the applicable Restricted Subsidiary that is a Loan Party being the surviving or continuing entity) in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11 (and such contribution shall not comprise or form a portion of the Excluded Contribution Amount or increase the amounts available for a Restricted Payment pursuant to Section 7.06 or otherwise constitute any portion of the Cumulative Credit) and (C) such contribution shall constitute an Investment by the applicable Borrower or the applicable Restricted Subsidiaries, as the case may be, at the date of such contribution or merger, as applicable, in an amount equal to the amount of such Restricted Payment;
(v)the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to and indemnities provided on behalf of officers, employees, directors, consultants and managers of the Parent or any direct or indirect parent company of the Parent to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrowers and the Restricted Subsidiaries; and

(vi)the proceeds of which shall be used by the Parent to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by the Parent (or any direct or indirect parent thereof);
(j)payments made or expected to be made by the Parent, any Borrower or any of the other Restricted Subsidiaries of the Parent in respect of withholding or similar Taxes payable by or with respect to any future, present or former employee, advisor, service provider, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;
(k)(i) so long as no Event of Default has occurred and is continuing or would result therefrom, any Restricted Payment in an amount not to exceed during the term of this Agreement (x) the greater of $1,000,000 and 10% of Consolidated EBITDA as of the last day of most recently ended Test Period and on a Pro Forma Basis (less any amounts redesignated to the General Investments Basket or the General RJDP Basket) plus (y) any amount which the Lead Borrower may, from time to time, elect to be redesignated from the General RJDP Basket (the “General RP Basket”), (ii) any Restricted Payment constituting any part of a Permitted IPO Reorganization or Permitted Tax Restructuring, (iii) after a Qualified IPO, any Restricted Payment by the Borrowers, any other Restricted Subsidiaries of the parent or any direct or indirect parent thereof to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and, so long as no Event of Default exists at the time of, or would result therefrom, additional Restricted Payments in an aggregate amount per annum not to exceed an amount equal to 6.0% of the net proceeds received by (or contributed to) the Borrowers and the other Restricted Subsidiaries of the Parent from such Qualified IPO;
(l)the Parent, the Borrowers or any of the other Restricted Subsidiaries of the Parent may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition;
(m)the payment of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 7.06; provided that the declaration of such Restricted Payment will reduce capacity for Restricted Payments pursuant to such other provision when so declared;
(n)(i) the redemption, repayment, repurchase, extinguishment, defeasance, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Parent or any direct or indirect parent of the Parent in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to the Parent, a Borrower or another Restricted Subsidiary of the Parent) of, Equity Interests of the Parent or any direct or indirect parent of the Parent or contributions to the equity capital of the Parent (other than any Disqualified Equity Interests or any Equity Interests sold to a Subsidiary of the Parent) (collectively, including any such contributions, “Refunding Capital Stock”) and (ii) the declaration and payment of Restricted Payments on the Retired Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Parent) of Refunding Capital Stock of the Parent;
(o)[reserved];
(p)payments made or expected to be made by any Borrower or any other Restricted Subsidiary of the Parent in respect of withholding, employment or similar taxes payable by any future, present or former employee, director, manager, or consultant of the Borrowers or any Restricted Subsidiary of the Parent or any direct or indirect parent of the Borrowers or any other Restricted Subsidiary of the

Parent, and any repurchases of Equity Interests deemed to occur, in each case, upon exercise, vesting or settlement of, or payment with respect to, any equity or equity-based award, including, without limitation, stock or other equity options, stock or other equity appreciation rights, warrants, restricted equity units, restricted equity, deferred equity units or similar rights, if such Equity Interests are used by the holder of such award to pay a portion of the exercise price of such options, appreciation rights, warrants or similar rights or to satisfy any required withholding or similar taxes with respect to any such award;
(q)Restricted Payments in an amount that does not exceed the Excluded Contribution Amount;
(r)[Reserved];
(s)~~unlimited Restricted Payments, provided that (i) no Event of Default shall have occurred and be continuing immediately prior to, or shall result from, such Restricted Payment and (ii) after giving Pro Forma Effect to such Restricted Payments, the Consolidated Total Net Leverage Ratio is equal to or less than 2.50:1.00 as of the most recently ended Test Period~~[Reserved];
(t)the distribution, by dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to the Borrowers or any other Restricted Subsidiary of the Parent by, Unrestricted Subsidiaries or the proceeds thereof;
(u)AHYDO Payments with respect to Indebtedness of the Borrowers and any other Restricted Subsidiaries of the Parent;
(v)the declaration and payment of Restricted Payments by the Borrowers or any other Restricted Subsidiaries of the Parent to any direct or indirect parent of the Borrowers or any other Restricted Subsidiaries of the Parent in amounts required for any such direct or indirect parent (or such parent’s direct or indirect equity owners) to pay:
(i)to the extent constituting Restricted Payments, amounts that would be permitted to be paid directly by such Borrower or such Restricted Subsidiaries under Section 6.19(e), and
(ii)AHYDO Payments with respect to Indebtedness of any direct or indirect parent of the Borrowers; provided that the proceeds of such Indebtedness have been contributed to the Borrowers as a capital contribution; and
(w)Restricted Payments incidental to and made in connection with any Receivables Facility and any customary transactions with a Securitization Subsidiary effected as part of a Qualified Securitization Financing.
Section7.07.[Reserved].
Section7.08.[Reserved].
Section7.09.Burdensome Agreements.
Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of:
(a)any Restricted Subsidiary of the Parent that is not a Guarantor to make Restricted Payments to the Parent or any Guarantor; or

(b)any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations; provided that the foregoing Sections 7.09(a) and (b) shall not apply to Contractual Obligations which:
(i)(x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing (taken as a whole) does not materially expand the scope of such Contractual Obligation (as reasonably determined by the Lead Borrower);
(ii)are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Parent, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Parent;
(iii)represent Indebtedness of a Restricted Subsidiary of the Parent which is not a Loan Party which is permitted by Section 7.03 and which does not apply to any Loan Party;
(iv)are customary restrictions (as reasonably determined by the Lead Borrower) that arise in connection with (x) any Lien permitted by Sections 7.01(a), (b), (i), (j), (k), (l), (m), (o), (p), (q), (r)(i), (r)(ii), (s), (t), (u), (v), (w), (y), (z), (aa), (bb), (cc), (dd), (ee), (ff), (gg), (hh), (ll), (oo) and (qq) and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition;
(v)are customary provisions in joint venture agreements or arrangements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture and its equity entered into in the ordinary course of business;
(vi)are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to (i) the property financed by such Indebtedness and the proceeds, accessions and products thereof or (ii) the Indebtedness secured by such property and the proceeds, accessions and products thereof so long as the agreements governing such Indebtedness permit the Liens securing the Obligations;
(vii)are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;
(viii)comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 7.03(b), (e), (g), (n)(i), (u), (v), (w) and (y) and to the extent that such restrictions apply only to the property securing such Indebtedness or, in the case of Sections 7.03(g) or (u), to the Restricted Subsidiaries or Foreign Subsidiaries, as applicable, incurring or guaranteeing such Indebtedness;
(ix)are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of any Borrower or any other Restricted Subsidiary of the Parent;
(x)are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;
(xi)are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
(xii)arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit;
(xiii)comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Lead Borrower, no more restrictive with respect to any Borrower or any other Restricted Subsidiary of the Parent than customary market terms for Indebtedness of such type (and, in any event, taken as a whole, are not more restrictive than the restrictions contained in this Agreement), so long as the Lead Borrower shall have determined in good faith that such restrictions will not affect in any material respect its obligation or ability to make any payments required hereunder;
(xiv)are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(xv)are restrictions in the documentation governing any Supplier Financing Facility that in the good faith determination of Lead Borrower are necessary or advisable to effect such Supplier Financing Facility;
(xvi)are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder;
(xvii)are restrictions that will not materially impair the Borrowers’ ability to make payments under the Loan Documents (as determined in good faith by the Lead Borrower);
(xviii)restrictions or encumbrances imposed by other Indebtedness of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 7.01;
(xix)are Standard Securitization Undertakings created in connection with any Receivables Facility or any Qualified Securitization Financing that, in the good faith determination of the board of directors (or analogous governing body) of the Lead Borrower, are necessary or advisable to effect such Receivables Facility or Qualified Securitization Financing, as the case may be; and
(xx)any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements, restructurings or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xix) above; provided that such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements, restructurings or refinancings (x) are, in the good faith judgment of the Lead Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, extension, supplement, refunding, replacement, restructuring or refinancing or (y) do not materially impair the Borrowers’ ability to pay their obligations under the Loan Documents as and when due (as determined in good faith by the Lead Borrower);
provided that (x) the priority of any preferred Equity Interests in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to any Borrower or any Restricted Subsidiary that is a Guarantor to other Indebtedness incurred by any Borrower or any Restricted Subsidiary that is a Guarantor shall not be deemed to constitute such an encumbrance or restriction.
Section7.10.Amendments or Waivers of Organizational Documents.
Agree, or permit any Restricted Subsidiaries to agree, to any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organization Documents after the Closing Date in a manner that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section7.11.Financial Covenant.
Subject to Section 8.04, permit the Consolidated Total Net Leverage Ratio as of the last day of any Test Period (commencing with the Test Period ending on September 30, 2021) to be greater than 6.50:1.00.
Section7.12.Prepayments, Etc. of Junior Financings.
(a)Voluntarily repay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (it being understood that payments of regularly scheduled principal, interest and fees and mandatory expense reimbursement obligations and customary mandatory prepayments and AHYDO Payments and, in connection with the amendment of any Junior Financing, the payment of fees (other than in connection with any amendment that reduces or forgives the commitments, outstanding principal amount or effective yield of such Junior Financing) shall be permitted) any Indebtedness that is (x) subordinated in right of payment to the Obligations expressly by its terms, (y) secured on a junior lien basis to the Liens securing the Obligations (other than Indebtedness among the Borrowers and the other Restricted Subsidiaries of the Parent) and (z) any Indebtedness that is unsecured (collectively, “Junior Financing”), with a principal amount outstanding in excess of the Threshold Amount except (i) the refinancing thereof with any Indebtedness permitted by Section 7.03, (ii) the conversion or exchange of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Parent or any direct or indirect parent entity thereof, (iii) the prepayment, redemption, purchase, defeasement or satisfaction of Indebtedness of any Borrower or any other Restricted Subsidiary of the Parent to any Borrower or any other Restricted Subsidiary of the Parent, (iv) any forgiveness or repayment utilizing the cash escrow accounts as in effect on the Closing Date of any PPP Loan, (v) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed, the Cumulative Credit at such time; provided that (x) no Event of Default has occurred and is continuing or would result therefrom and (y) solely with respect to amounts used to increase the Cumulative Credit pursuant to clause (b) of the definition of “Cumulative Credit”, after giving Pro Forma Effect to such Restricted Payments, the Consolidated Total Net Leverage Ratio is equal to or less than 3.50:1.00 as of the most recently ended Test Period, (vi) so long as no Event of Default has occurred and is continuing or would result therefrom, the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Financing in an aggregate amount not to exceed during the term of this Agreement the greater of $1,500,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period (calculated on a Pro Forma Basis) (plus any amount which the Lead Borrower may, from time to time, elect to be redesignated from the General RP Basket and less any amounts redesignated to the General Investments Basket or the General RP Basket) (the “General RJDP Basket”), (vii) ~~the prepayment, redemption, defeasance, repurchase, or satisfaction of Junior Financing so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) the Borrowers are in compliance (on a Pro Forma Basis) with a Consolidated Total Net Leverage Ratio of equal to or less than 3.25:1.00 (computed as of the last day of the most recently ended Test Period)~~[reserved], (viii) in an amount not to exceed the Excluded Contribution Amount (other than amounts constituting Cure Amounts or the Cumulative Credit), and (ix) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount equal to Declined

Proceeds.
(a)Amend or modify any term or condition of any Junior Financing Documentation in respect of any Junior Financing having an aggregate outstanding principal amount in excess of the Threshold Amount in any manner materially adverse to the interests of Lenders (in their capacity as such) except (x) pursuant to a refinancing, replacement or extension expressly permitted pursuant to Section 7.03 or (y) to the extent not expressly prohibited in the applicable Intercreditor Agreement.
    Notwithstanding anything to the contrary in any Loan Document, the Loan Parties and their Restricted Subsidiaries may make regularly scheduled payments of interest and fees on any Junior Financing, and may make any payments required by the terms of such Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness.
Section7.13.Permitted Activities.
The Parent will not engage in any material operating or business activities; provided that the following and any activities incidental or related thereto shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrowers and indirectly all other Equity Interests held by the Borrowers or any Subsidiary, including receipt and payment of Restricted Payments and other amounts in respect of Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur and pay, as applicable, fees, costs and expenses and taxes relating to such maintenance), (iii) the performance of its obligations with respect to the Transactions (including under the Acquisition Agreement), the Loan Documents and any other documents governing Indebtedness of the Borrowers or the other Restricted Subsidiaries of the Parent permitted hereby, (iv) any public offering of its or a direct or indirect parent entity’s common equity or any other issuance or sale of its or a direct or indirect parent entity’s Equity Interests, (v) financing activities incidental to or in connection with its ownership and operations of the Borrowers or any Subsidiary, including (a) the issuance of unsecured securities and other unsecured holding company debt, including any Permitted Parent Holdco Financing (subject to the terms set forth in the definition thereof); provided that (x) neither the Borrowers nor any other Restricted Subsidiary of the Parent is a borrower or a guarantor with respect to such debt under this clause (a) and (y) except in respect of any Permitted Parent Holdco Financing, such debt under this clause (a) shall have a final maturity date that is after the then existing Latest Maturity Date with respect to the Term Loans, (b) receipt and payment of dividends and distributions, (c) making contributions to the capital of its Subsidiaries and (d) guaranteeing and/or incurring Liens to the extent such Liens would otherwise be permitted to be incurred pursuant to Section 7.01 as if applicable to the Parent to secure any obligations of the Borrowers and the other Restricted Subsidiaries of the Parent incurred pursuant to Section 7.03, (vi) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group and the provision of administrative and advisory services (including treasury and insurance services) to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries, (vii) holding any cash or property (but not operating any property), (viii) making and receiving of any Restricted Payments or Investments permitted hereunder, (ix) providing indemnification to officers and directors, (x) activities relating to any Qualified IPO, (xi) merging, amalgamating or consolidating with or into any direct or indirect parent or subsidiary of the Parent that becomes “New Parent” (in compliance with the definitions of “Parent” and “New Parent” in this Agreement), (xii) activities incidental to Permitted Acquisitions or similar Investments consummated by the Borrowers and the other Restricted Subsidiaries of the Parent, including the formation of acquisition vehicle entities and intercompany loans and/or Investments incidental to such Permitted Acquisitions or similar Investments, (xiii) any transaction with any Borrower or any Restricted Subsidiary to the extent expressly permitted under this Article VII, (xiv) transactions in connection with a Permitted Tax Reorganization or Permitted IPO Reorganization and (xv) any activities incidental or reasonably related to the foregoing.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
Section8.01.Events of Default.
Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):
(a)Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, or (iii) within ten (10) Business Days after the same becomes due, any fees or other amounts payable hereunder or with respect to any other Loan Document; or
(b)Specific Covenants. Any Borrower, any other Restricted Subsidiary of the Parent or, in the case of Section 7.13, the Parent, fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01(a), 6.01(b), 6.01(c) (in the case of Sections 6.01(a), 6.01(b) and 6.01(c), which failure continues for twenty (20) days), 6.03(a) (provided that notice of such Event of Default shall cure any such Event Default as a result of a breach under Section 6.03(a)) or 6.05(a) (solely with respect to the Lead Borrower), 6.13(b), 6.19 or Article VII; provided, that the covenant in Section 7.11 is subject to cure pursuant to Section 8.04 and an Event of Default with respect to Section 7.11 shall be deemed not to have occurred if the Lead Borrower delivers written notice of its intent to exercise its cure right pursuant to Section 8.04 on or prior to the fifteenth Business Day after the date (and exercises such cure right prior to such date) that the relevant financial statements are required to be delivered pursuant to Section 6.01(a) (with respect to the fourth fiscal quarter of any fiscal year) or (b) (with respect to the first three fiscal quarters of any fiscal year), as applicable, for the fiscal quarter in which such default occurred; or
(c)Other Defaults. Any Loan Party or Restricted Subsidiary fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a), (b) or (d)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier to occur of (i) receipt by the Lead Borrower of written notice thereof from the Administrative Agent and (ii) actual knowledge of such failure by a Responsible Officer of the Lead Borrower; or
(d)Representations and Warranties. (i) On the Closing Date, any Specified Representation shall be incorrect in any material respect and (ii) after the Closing Date, any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, or in any other Loan Document, shall be incorrect in any material respect when made or deemed made; or
(e)Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace or cure period, if any, and following all required notices whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (after delivery of any notice if required and after giving effect to any waiver, amendment, cure or grace period), with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (B) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness, if such sale or transfer is permitted hereunder, (ii) any Indebtedness if (x) the sole remedy of the holder thereof in the event of the non-payment of such Indebtedness or the non-payment or non-performance of obligations related thereto or (y) sole option is to elect, in each case, to convert such Indebtedness into Qualified Equity Interests and cash in lieu of fractional shares, (iii) in the case of Indebtedness which the holder thereof may elect to convert into Qualified Equity Interests, such Indebtedness from and after the date, if any, on which such conversion has been effected and (iv) any breach or default that is (I) contested in good faith, (II) remedied by the Parent, the applicable Borrower or the applicable Restricted Subsidiary or (III) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to any termination of the Commitments or the acceleration of Loans pursuant to this Section 8.01(e); or
(f)Insolvency Proceedings, Etc. Other than to the extent otherwise permitted hereunder, any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or substantially all of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 consecutive calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or
(g)Judgments. There is entered against any Loan Party or any Material Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by either (i) independent third-party insurance as to which the insurer does not deny coverage or (ii) another creditworthy (as reasonably determined by the Lead Borrower in consultation with the Administrative Agent) indemnitor)); and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or
(h)Invalidity of Loan Documents. Any material provision of the Loan Documents, at any time after its execution and delivery and for any reason other than (i) as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05), (ii) as a result of acts or omissions by the Administrative Agent or any Lender, or (iii) the satisfaction in full of all the Obligations (other than contingent indemnification obligations not then due)), ceases to be in full force and effect; or any Loan Party that is a Material Subsidiary contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party that is a Material Subsidiary denies in writing that it has any or further liability or obligation under any Loan Document (other than (i) as a result of repayment in full of the Obligations and termination of the Aggregate Commitments or (ii) in accordance with its terms), or purports in writing to revoke or rescind any Loan Document (other than in accordance with its terms); or
(i)Change of Control. There occurs any Change of Control; or
(j)Collateral Documents. The Collateral Documents after delivery thereof pursuant to Sections 4.01, 6.11 or 6.13 or the Collateral Documents shall for any reason (other than pursuant to the terms thereof, including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien on, and security interest in a portion of the Collateral purported to be covered thereby in an aggregate value exceeding the Threshold Amount, subject to Liens permitted under Section 7.01, (i) except to the extent that (x) any such perfection is not required pursuant to the Collateral and

Guarantee Requirement or (y) any such loss of perfection results from the action or inaction of the Administrative Agent or any Lender and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or
(k)ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and a Material Adverse Effect could reasonably be expected to result.
Section8.02.Remedies Upon Event of Default.
Subject to Section 8.04, if any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders, shall take any or all of the following actions (and, for the avoidance of doubt, in the case of an Event of Default under Section 8.01(b) in respect of a failure to observe or perform the covenant under Section 7.11, such actions hereinafter described will be permitted to occur only following the expiration of the ability to effectuate the cure right if such cure right has not been so exercised, and at any time thereafter during the continuance of such event):
(i)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers (to the extent permitted by applicable Law); provided that, in event of an acceleration of the Initial Term Loans ~~(A)~~ prior to the date that is ~~one year~~two years after the ~~Second~~Third Amendment Effective Date, the Borrowers shall pay to the Term Lenders a fee equal to ~~2.00% of the aggregate principal amount of the Initial Term Loans subject to such acceleration or (B) on or after the date that is one year after the Second Amendment Effective Date but prior to the date that is two years after the Second Amendment Effective Date, the Borrowers shall pay to the Term Lenders a fee equal to~~ 1.00% of the aggregate principal amount of the Initial Term Loans subject to such acceleration;
(iii)[reserved]; and
(iv)exercise on behalf of itself and the Lenders subject to the terms herein, all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law.
Notwithstanding anything to the contrary, upon an Event of Default pursuant to Section 8.01(f) or upon the entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States or any Debtor Relief Laws, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.
Section8.03.Application of Funds.
Except as may be otherwise provided in the applicable Incremental Amendment with respect to Obligations under the applicable Incremental Loans, in any applicable Refinancing Amendment with respect to Obligations under the applicable loans thereunder or in any agreement with respect to Obligations in any Extension Amendment, and subject to the terms of the Support Agreement and any intercreditor arrangement permitted by this Agreement to which the Administrative Agent or Collateral Agent is a party, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) earned, due and payable to the Administrative Agent or Collateral Agent in their capacities as such hereunder;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and amounts under Treasury Services Agreements or Secured Hedge Agreements) earned, due and payable to the Lenders hereunder (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest or premiums on the Loans, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Obligations of the Loan Parties that are earned, due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and Last, the balance, if any, after all of the Obligations then earned, due and payable have been paid in full, to the Borrowers or as otherwise required by Law.
Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations.
Section8.04.Borrower’s Right to Cure.
Notwithstanding anything to the contrary contained in Article VIII:
(a)For the purpose of determining whether an Event of Default under Section 7.11 has occurred, the Lead Borrower may on one or more occasions designate any portion of the net cash proceeds from a sale or issuance of Equity Interests (other than Disqualified Equity Interests unless reasonably acceptable to Administrative Agent) of the Lead Borrower (or any direct or indirect parent company), which proceeds are then contributed to the Lead Borrower as cash common equity) or any cash contribution to the common equity capital of the Lead Borrower (the “Cure Amount”) as an increase to

Consolidated EBITDA for the applicable fiscal quarter; provided, that (A) such amounts to be designated (i) are actually received by the Lead Borrower after the end of the applicable fiscal quarter and on or prior to the fifteenth Business Day after the date on which financial statements are required to be delivered pursuant to Section 6.01(a) (with respect to the fourth fiscal quarter of any fiscal year) or (b) (with respect to the first three fiscal quarters of any fiscal year) (such date, the “Cure Expiration Date”) and (ii) do not exceed the aggregate amount necessary to cure any Event of Default under Section 7.11 as of such date and (B) the Lead Borrower shall have provided notice (the “Notice of Intent to Cure”) to the Administrative Agent that such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under Section 7.11 is less than the full amount of such originally designated amount). At the request of the Lead Borrower, the Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter shall be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter solely for purposes of determining actual compliance with Section 7.11.
(b)The parties hereby acknowledge that this Section 8.04 may (i) not be relied on for purposes of calculating any financial ratios or Consolidated EBITDA other than for determining actual compliance with Section 7.11 (and not Pro Forma Compliance with Section 7.11 that is required by any other provision of this Agreement) and (ii) shall not result in any adjustment to any amounts (including the amount of Indebtedness or Consolidated Total Net Debt or any other calculation of net leverage or Indebtedness hereunder (including any cash netting of the proceeds thereof) and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) other than the amount of the Consolidated EBITDA referred to in Section 8.04(a) above; provided, that the prepayment of Indebtedness with the proceeds of such Cure Amount shall be given effect in each applicable fiscal quarter following the fiscal quarter in respect of which the Cure Amount was received.
(c)In furtherance of Section 8.04(a) above, (i) upon receipt of the Cure Amount prior to the Cure Expiration Date, the covenant under Section 7.11 shall be deemed retroactively cured with the same effect as though there had been no failure to comply with the covenant under such Section 7.11 and any Default, Event of Default or potential Event of Default under Section 7.11 (or any notice required by Section 6.03(a) as a result thereof) shall be deemed not to have occurred for purposes of the Loan Documents, and (ii)(x) for purposes hereof, no Default, Event of Default or potential Event of Default shall exist with respect to a breach of Section 7.11 until and unless the Cure Expiration Date has occurred without the Cure Amount having been received, and (y) none of the Administrative Agent, any Lender or any other Secured Party may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Default or Event of Default under Section 7.11 until and unless the Cure Expiration Date has occurred without the Cure Amount having been received unless such Event of Default shall have been waived in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Lenders shall not be required to make any Revolving Credit Borrowing. None of the Administrative Agent, any Lender or any other Secured Party shall take any action to foreclose on, or take possession of, the Collateral, accelerate any Obligations, terminate any Commitments or otherwise exercise any remedies under any Loan Document or any applicable laws on the basis of a breach of Section 7.11 (or as a direct result of consummation of any transaction pursuant to Article VII that would be not permitted hereunder solely due to the continuance of a Default or Event of Default under Section 7.11 or the failure to deliver a notice of default, solely in respect of a Default or Event of Default under Section 7.11 as required pursuant to Section 6.03(a)), unless and until the Cure Expiration Date has occurred and the Lead Borrower has not received the Cure Amount.
(d)(i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no cure right set forth in this Section 8.04 is exercised and (ii) there shall be no pro forma reduction in Indebtedness with the Cure Amount for determining compliance with Section 7.11 for the fiscal quarter with respect to which such Cure Amount was made.
(e)There can be no more than five fiscal quarters in which the cure rights set forth in this Section 8.04 are exercised during the term of the Facilities.
ARTICLE IX.
ADMINISTRATIVE AGENT AND OTHER AGENTS
Section9.01.Appointment and Authority.
(a)Each of the Lenders hereby irrevocably appoints Adams Street Credit Advisors LP to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental or related thereto. The provisions of this Article IX (other than Sections 9.01, 9.05, 9.06 and 9.09 through and including 9.13) are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party has rights as a third party beneficiary of any of such provisions.
(b)The Administrative Agent shall also act as the “Collateral Agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “Collateral Agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including the second paragraph of Section 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to (i) execute any and all documents (including releases) with respect to the Collateral (including each Intercreditor Agreement and any other applicable intercreditor agreements contemplated hereby and any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.
    Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Loan Parties in connection with a Foreign Subsidiary becoming a Guarantor in accordance with Section 6.11, including that any payment received by the Administrative Agent in respect of parallel debt obligations will be deemed a satisfaction of the corresponding amounts of the Secured Obligations.

Section9.02.Rights as a Lender.
The Person serving as the Administrative Agent or the Collateral Agent, as applicable, hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary of the Parent or any other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.
Section9.03.Exculpatory Provisions.
Neither the Administrative Agent nor the Collateral Agent shall have any duties or obligations to the Lenders except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may (i) expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Loan Document or applicable law or (ii) be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the Collateral Agent, as applicable, or any of its Affiliates in any capacity;
(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent or the Collateral Agent, as applicable, shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction in a final and non-appealable judgment. The Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Lead Borrower or a Lender; and
(e)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable.
Section9.04.Reliance by Administrative Agent and Collateral Agent.
The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by either of them, and shall not be liable to the Lenders for any action taken or not taken by either of them in accordance with the advice of any such counsel, accountants or experts.
Section9.05.Delegation of Duties.
The Administrative Agent and the Collateral Agent may perform any and all of their duties and exercise their rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory and indemnification provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent or the Collateral Agent, as applicable, and any such sub-agent, and shall apply to their activities as Administrative Agent or Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent shall not be responsible to the Lenders for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent or the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section9.06.Resignation of Administrative Agent.
The Administrative Agent may at any time give notice of its resignation to the Lenders and the Lead Borrower. If the Administrative Agent is a Defaulting Lender or is in material breach of its obligations under this Agreement, the Lead Borrower may remove such Defaulting Lender from such role upon 15 days’ notice to the Lenders. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Lead Borrower at all times other than upon the occurrence and during the continuation of an Event of Default under Sections 8.01(a) or 8.01(f) (which consent of the Lead Borrower shall not be unreasonably withheld, denied, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above (including consent of the Lead Borrower other than upon the occurrence and during the continuation of an Event of Default under Section 8.01(a) or 8.01(f)); provided that if the Administrative Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations (other than in respect of confidentiality obligations pursuant to and in accordance with Section 10.08 and to the extent not discharged pursuant to the terms thereof) hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and, with respect to its rights and obligations under any parallel debt obligations, until such rights and obligations have been assigned to and assumed by the successor Administrative Agent) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations (other than in respect of confidentiality obligations pursuant to and in accordance with Section 10.08 and to the extent not discharged pursuant to the terms thereof) hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Upon any resignation by Adams Street Credit Advisors LP as Collateral Agent and acceptance of a successor’s appointment as Collateral Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent and (ii) the retiring Collateral Agent shall be discharged from all of its respective duties and obligations (other than in respect of confidentiality obligations pursuant to and in accordance with Section 10.08 and to the extent not discharged pursuant to the term thereof) hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06) (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed and, with respect to its rights and obligations under any parallel debt obligations, until such rights and obligations have been assigned to and assumed by the successor Collateral Agent).
    Without prejudice to the provisions of this Agreement and the other Loan Documents, each of the Administrative Agent and the Collateral Agent will reasonably cooperate in assigning its rights and obligations under any parallel debt obligations established in connection with a Foreign Subsidiary becoming a Guarantor in accordance with Section 6.11 to, and assumption of such rights and obligations by, any such successor agent and will reasonably cooperate in transferring all rights under any relevant foreign Collateral Document (as the case may be) to such successor agent.

Section9.07.Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section9.08.No Other Duties, Etc.
Anything herein to the contrary notwithstanding, none of the Administrative Agent, Collateral Agent, Bookrunner or Lead Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder.
Section9.09.Administrative Agent May File Proofs of Claim.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, in each case reimbursable hereunder, and all other amounts due the Lenders and the Administrative Agent under Sections 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, in each case reimbursable hereunder, and any other amounts due the Administrative Agent under Sections 2.09, 10.04, and 10.05.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
Section9.10.Collateral and Guaranty Matters.
Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise expressly set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Collateral Documents which may be necessary to create, perfect and maintain perfected security interests in and Liens upon the Collateral granted pursuant to the Loan Documents. Each of the Lenders irrevocably authorizes the Administrative Agent and the Collateral Agent, at its option:
(a)to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the other Secured Parties;
(b)to automatically release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations not then due and (y) Cash Management Obligations or obligations and liabilities pursuant to Secured Hedge Agreements) that are accrued and payable and the termination of the Commitments), (ii) at the time the property subject to such Lien is disposed or to be disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) such property constitutes Excluded Assets (other than if such Lien on the Collateral was originally created on Excluded Assets at the request of the Lead Borrower; provided that the Lead Borrower may re-designate such property as an Excluded Asset by notice in writing to the Agents in its sole discretion if the property would then constitute an Excluded Asset at the time of such re-designation), (v) to the extent provided in the Collateral Documents and an Intercreditor Agreement or (vi) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to Section 9.10(d);
(c)(i) to release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to another Lien (A) permitted to exist on such property, including any Lien permitted under Sections 7.01(b) and (v), and (B) permitted to be senior to the Liens of the Secured Parties under this Agreement and (ii) to enter into subordination or intercreditor agreements with respect to Indebtedness that is expressly required or permitted to be subordinated hereunder and/or secured by Liens (including priority thereof) and to the extent the Administrative Agent or the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, including an Intercreditor Agreement; and
(d)to automatically release any Guarantor (other than the Lead Borrower) from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder.
Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent and the Collateral Agent shall (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
Section9.11.Secured Treasury Services Agreements and Secured Hedge Agreements.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Parent, the Borrowers, the Agents and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under the Guaranty may be exercised solely by the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, in each case, on behalf of the Secured Parties. No Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Services Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank.
The Hedge Banks hereby authorize the Administrative Agent and the Collateral Agent to enter into any Intercreditor Agreement or other intercreditor or subordination agreement permitted under this Agreement, and any amendment, modification, replacement, extension, supplement or joinder with respect thereto, and any such intercreditor agreement is binding upon the Hedge Banks.
Section9.12.Withholding Tax Indemnity.
To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective or if any payment has been made by the Administrative Agent to any Lender without applicable withholding Tax being deducted from such payment), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers pursuant to Sections 3.01 and 3.04 and without limiting or expanding the obligation of the Borrowers to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.
ARTICLE X.
MISCELLANEOUS
Section10.1.Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) (other than with respect to any amendment or waiver contemplated in Sections 10.01(a) through (g) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders) (with a copy of all amendments provided to the Administrative Agent) and the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent set forth in Sections 4.01 or 4.02 or of any Default, Event of Default, Default Rate, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such an extension or increase);
(b)postpone any date scheduled for any payment of principal (including final maturity), interest, premiums or fees hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) the waiver (or amendment to the terms of) of any mandatory prepayment of the Loans or any obligation of the Borrowers to pay interest at the Default Rate, any Default or Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such a postponement of any date scheduled for the payment of principal or interest and (ii)  any change to the definition of “Consolidated Total Net Leverage Ratio” or the component definitions thereof shall not constitute a postponement of such scheduled payment);
(c)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 10.01) any premiums, fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) the waiver of (or amendment to the terms of) any obligation of the Borrowers to pay interest at the Default Rate or to comply with any most-favored-nation pricing protection, any mandatory prepayment of the Loans or mandatory reduction of any Commitments shall not constitute such a reduction and (ii) any change to the definition of “Consolidated Total Net Leverage Ratio” or the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest, principal, premiums, fees or other amounts);
(d)change any provision of (i) this Section 10.01 or (ii) the definition of “Required Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents in each case to reduce the percentage set forth therein, without the written consent of each Lender directly and adversely affected thereby (it being understood that, with the consent of the Required Lenders (if such consent is otherwise required) or the Administrative Agent (if the consent of the Required Lenders is not otherwise required), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Commitments or Revolving Credit Commitments, as applicable);
(e)other than in connection with a transaction permitted under Sections 7.04 or 7.05 or as otherwise permitted under this Agreement, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(f)other than in connection with a transaction permitted under Sections 7.04 or 7.05 or as otherwise permitted under this Agreement, release all or substantially all of the Guarantors, without the written consent of each Lender; and

(g)amend or modify Section 8.03 or the pro rata sharing requirements hereunder set forth in the definition of “Pro Rata Share”, Section 2.12(a) and Section 2.13 without the written consent of each Lender directly and adversely affected thereby;
provided, further, that (i) [reserved]; (ii) [reserved]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) only the consent of the parties to the Fee Letter shall be required to amend, modify or supplement the terms thereof; and (v)(x) no Lender consent is required to effect an Incremental Amendment, Refinancing Amendment or Extension Amendment (except as expressly provided in Sections 2.14, 2.15, or 2.16, as applicable) (and the Administrative Agent and the Lead Borrower may effect such amendments to this Agreement and the other Loan Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the terms of any such incremental facility, refinancing facility or extension facility); and (y) in connection with an amendment in which any Class of Term Loans is refinanced with a replacement Class of term loans bearing (or is modified in such a manner such that the resulting term loans bear) a lower All-In Yield and other customary amendments related thereto (a “Permitted Repricing Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans shall be required for such Permitted Repricing Amendment. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each directly and adversely affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any such Defaulting Lender may not be increased or extended without the consent of such Lender (it being understood that a waiver of any condition precedent set forth in Sections 4.01 or 4.02, or the waiver of any Default, Event of Default, Default Rate, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such an extension or increase), and (y) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender disproportionally to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding the foregoing, no Lender consent is required for the Administrative Agent to enter into or to effect any amendment, modification or supplement to any Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Incremental Commitment, any Other Commitment, any Other Term Loan, any Other Notes, or any Permitted First Priority Refinancing Debt, any Permitted Junior Priority Refinancing Debt, or any Permitted Ratio Debt for the purpose of adding the holders of such Indebtedness (or their Senior Representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make (i) such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent and the Lead Borrower, are required to effectuate the foregoing, (ii) any immaterial changes and (iii) material changes thereto in light of prevailing market conditions approved by the Administrative Agent and the Lead Borrower, which material changes shall be posted to the Lenders not less than five (5) Business Days (or such shorter period as agreed by the Administrative Agent) before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting (or such shorter period as agreed by the Administrative Agent), then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes)); provided, further, that no such agreement shall adversely affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Lead Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Lead Borrower, the Required Lenders and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a portion of the outstanding Term Loans of any Class (“Refinanced Term Loans”) with one or more tranches of replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) except as otherwise permitted by Section 2.14, the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, expenses and premium), (b) the Weighted Average Life to Maturity of Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing (except by virtue of amortization or prepayment of the Refinanced Term Loans prior to the time of such incurrence), (c) such Replacement Term Loans shall constitute and qualify as Credit Agreement Refinancing Indebtedness and (d) all other terms applicable to such Replacement Term Loans shall be as agreed between the Lead Borrower and the Lenders providing such Replacement Term Loans.
Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, Collateral Documents and related documents executed by the Loan Parties or their Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, modified, supplemented and waived with the consent of the Administrative Agent at the request of the Lead Borrower without the need to obtain the consent of any other Lender if such amendment, modification, supplement or waiver is delivered (A) in order to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local Law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of Law, or (C) in order to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Lead Borrower) or (D) in order to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
Notwithstanding anything in this Agreement or any Collateral Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements described in the definition of “Collateral and Guarantee Requirement” under Sections 6.11 and 6.13 or any Collateral Document in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of the Parent, the Borrowers and the other Restricted Subsidiaries of the Parent by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Collateral Document.
In addition, notwithstanding the foregoing, this Agreement may be amended, supplemented or modified with the written consent of the Administrative Agent and the Lead Borrower in a manner not materially adverse to any Lender.
Notwithstanding anything to the contrary contained in Section 10.01, if at any time after the Closing Date, the Administrative Agent and the Lead Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Lead Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.
Notwithstanding anything to the contrary contained in this Section 10.01, the Administrative Agent and the Lead Borrower shall be permitted to amend this Agreement in the event of an Alternative Interest Rate Election Event in accordance with Section 3.03(b).
Section10.2.Notices and Other Communications; Facsimile Copies.
(a)Notices; Effectiveness; Electronic Communications.
(i)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(a)(ii)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(A)if to the Borrowers or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(B)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(a)(ii) shall be effective as provided in such Section 10.02(a)(ii).
(ii)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(b)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, any of its Related Parties (collectively, the “Agent Parties”) or any of the Loan Parties have any liability to any party to this Agreement or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith, material breach or willful misconduct of such Agent Party (or its Representatives); provided, however, that in no event shall any Person have any liability to any other Person hereunder for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages); provided that nothing in this sentence shall limit any Loan Party’s indemnification obligations set forth herein.
(c)Change of Address, Etc. Each of the Lead Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Lead Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information.
(d)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including Committed Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in accordance with Section 10.05 hereof. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section10.3.No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Secured Parties, including the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents and (b) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02.
Section10.4.Attorney Costs and Expenses.
The Borrowers agree (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Lead Arranger and the Bookrunner (without duplication) for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, and the consummation and administration of the transactions contemplated hereby and thereby, which in the case of (i) Attorney Costs, which shall be limited to Winston & Strawn LLP and, if reasonably necessary, one local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) material to the interests of the Lenders taken as a whole and counsel otherwise retained with the Lead Borrower’s consent, and (ii) fees and expenses related to any other advisor or consultant, solely to the extent the Lead Borrower has consented (not to be unreasonably withheld) to the retention or engagement of such Person and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or protection of any rights or remedies under this Agreement or the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and in the case of (i) all respective Attorney Costs, limited to Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole and, if reasonably necessary, one local counsel in each relevant material jurisdiction and, solely in the case of any actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected parties, and (ii) fees and expenses related to any other advisor or consultant, solely to the extent the Lead Borrower has consented (not to be unreasonably withheld) to the retention or engagement of such Person. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within 30 days following receipt by the Lead Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Lead Borrower within three Business Days of the Closing Date (or such shorter period agreed by the Lead Borrower). If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its discretion following five Business Days’ prior written notice to the Lead Borrower. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non-Tax claim.
Section10.5.Indemnification by the Borrower.
The Borrowers shall, within thirty (30) days after written demand containing a reasonably detailed description thereof, indemnify and hold harmless each Agent (including Lead Arranger and Bookrunner), Agent-Related Person, Lender, and their respective controlled Affiliates and controlling Person (other than Excluded Affiliates), and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing and their respective successors (collectively the “Indemnitees”) from and against any and all actual liabilities, obligations, actual losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (in the case of (i) Attorney Costs, limited in the case of legal fees and expenses to the reasonable and documented or invoiced out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Lead Borrower of such conflict and thereafter retains its own counsel one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees and any other counsel obtained with the Lead Borrower’s consent, excluding in all cases allocated costs of in-house counsel, and (ii) fees and expenses related to any other advisor or consultant, solely to the extent the Lead Borrower has consented (not to be unreasonably withheld) to the retention or engagement of such Person), joint or several, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary, or any Environmental Liability of the Loan Parties or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by any Borrower or any other Person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (x) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its controlled Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (y) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission of the Parent, the Borrowers, the Sponsor or any of their Affiliates. No party hereto shall be liable for any damages arising from the use or misuse by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Agreement or the other Loan Documents by, such Indemnified Person (or its officers, directors, employees, partners, agents, advisors, other representatives or Affiliates), nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); it being agreed that this sentence shall not limit the indemnification obligations of the Parent or any Subsidiary (including, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses otherwise set forth herein). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective (and otherwise subject to the limitations herein) whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto. By accepting the benefits hereof, each Indemnitee agrees to refund and return any and all amounts paid by Borrowers to such Indemnitee to the extent items in clauses (w) through (y) above occur. All amounts due under this Section 10.05 shall be paid within 30 days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.
To the extent that the Borrowers for any reason fail to pay any amount required under this Sections 10.05 or 10.04 to be paid by them to the Administrative Agent or Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent or Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e). For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non-Tax claim.
Section10.6.Payments Set Aside.
To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, any Lender, or the Administrative Agent, any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section10.7.Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Sponsor-Controlled Affiliated Lender, Section 10.07(k), (B) in the case of any Assignee that is the Parent or any of its Subsidiaries, Section 10.07(l) or (C) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, Section 10.07(o), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person or (iii) the Parent, the Borrowers or any of their respective Subsidiaries (except pursuant to Sections 2.05(a)(v) or 10.07(l)). No assignment, transfer or participation may be made to a Disqualified Lender absent the prior written consent of the Lead Borrower (which consent may be made or withheld in its sole and absolute discretion). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Notwithstanding the foregoing:

(i) For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable trade date (including as a result of the specification by the Lead Borrower pursuant to the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Lead Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment to a Disqualified Lender in violation of this Section 10.07 shall not be void, but the other provisions of this Section 10.07 shall apply.

(ii) If any assignment or participation is made to any Disqualified Lender without the Lead Borrower’s prior written consent in violation of this Section 10.07, or if any Person becomes a Disqualified Lender after the applicable trade date, (I) for purposes of voting on any plan of reorganization pursuant to the Bankruptcy Code of the United States, each Disqualified Lender party hereto hereby agrees (A) not to vote on such plan of reorganization, (B) if such Disqualified Lender does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (A), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (C) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (B), (II) such Disqualified Lender shall not vote for any purpose under the Loan Documents, (III) such Disqualified Lender shall not be entitled to any expense reimbursement or indemnification under the Loan Documents, and nothing in the Loan Documents shall restrict the rights and remedies of the Loan Parties against such Disqualified Lender and (IV) the Lead Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all obligations of the Borrowers owing to such Disqualified Lender in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by Disqualified Lenders, purchase or prepay such Term Loans by paying the lesser of (x) the amount that such Disqualified Lenders paid to acquire such Term Loans and (y) the par value of such Term Loans, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Lender to assign or transfer, without recourse (in accordance with and subject to the restrictions contained in this Section 10.07), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations and (y) the par value of such Term Loans, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) The Lenders and the Parent, on behalf of itself, the Borrowers and their Restricted Subsidiaries, expressly acknowledges that the Administrative Agent (solely in its capacity as such or as an arranger, bookrunner or other agent hereunder) shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or Excluded Affiliate or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender or Excluded Affiliate. Without limiting the forgoing, the parties hereto acknowledge and agree that the Administrative Agent and the Collateral Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Disqualified Lenders or Excluded Affiliates.

(b)(i) Subject to the conditions set forth in Section 10.07(b)(ii) below, any Lender may at any ime assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, denied, conditioned or delayed) of:
(A)    the Lead Borrower; provided that no consent of the Lead Borrower shall be required for (i) an assignment of all or a portion of the Term Loans to a Lender or to an Affiliate of a Lender or an Approved Fund thereof, (ii) an assignment of all or a portion of any Revolving Credit Commitments or Revolving Credit Exposure to a Lender, an Affiliate of a Lender or any Approved Fund thereof, (iii) [reserved] and (iv) after the occurrence and during the continuance of an Event of Default under Sections 8.01(a) or 8.01(f), to any Assignee (other than, for the avoidance of doubt, a Disqualified Lender); provided, further, that the Lead Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof; and
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) of all or any portion of any Revolving Credit Commitments or Revolving Credit Exposure to a Lender, an Affiliate of a Lender or any Approved Fund thereof,

(iii) of all or a portion of the Loans pursuant to Sections 2.05(a)(v), 10.07(k) or 10.07(l), or (iv) from an Agent to its Affiliates.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 (in the case of each Revolving Credit Loan or Revolving Credit Commitment) and $1,000,000 (in the case of a Term Loan) unless each of the Lead Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)    the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, together, in each case, with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);
(C)    other than in the case of assignments pursuant to Section 10.07(l), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and all “know your customer” documents reasonably requested in writing by the Administrative Agent pursuant to anti-money laundering rules and regulations, including, but without limitation, the USA Patriot Act; and
(D)    the Assignee shall execute and deliver to the Administrative Agent and the Lead Borrower the forms described in Sections 3.01(d) and 3.01(e) applicable to it.
This Section 10.07 shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.
(c)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the recordation date specified in each Assignment and Assumption, (1) the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrowers (at their expense) shall promptly execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office in the United States a copy of each Assignment and Assumption, each Sponsor-Controlled Affiliated Lender Assignment and Assumption

delivered to it, and each notice of cancellation of any Loans delivered by the Lead Borrower pursuant to Section 10.07(l) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to (to the extent required), a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, and each other party thereto an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.07(b)(ii)(B) above, if applicable, and the written consent of the Administrative Agent and, if required, the Lead Borrower, to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.07(d). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior written notice. The parties intend that Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Sponsor-Controlled Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans or Incremental Term Loans held by Sponsor-Controlled Affiliated Lenders.
(e)Any Lender may at any time, sell participations to any Person (other than a natural person, a Defaulting Lender or a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right (i) to enforce this Agreement and the other Loan Documents and (ii) to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents, except for those described in Sections 10.01(b), 10.01(c) with respect to amounts, or dates fixed for payment of amounts, to which such Participant would otherwise be entitled and Sections 10.01(e), 10.01(f) and 10.01(g) to which such Participant would otherwise be entitled. Subject to Section 10.07(f) and a Participant’s compliance with Sections 3.01(d) and (e) and agreement to be subject to the provisions of Section 3.07 and Section 3.06(f) as if it were an Assignee under paragraph (b) of this Section 10.07, the Borrowers agree that each Participant shall be entitled to the benefits and obligations of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections, including the requirements under Section 3.01(d) and (e) (it being understood that the documentation required under Section 3.01(d) and (e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related stated interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.
(g)Any Lender may, without the consent of the Lead Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Lead Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement except, in the case of Section 3.01, to the extent that the grant to the SPC was made with the prior written consent of the Lead Borrower (for the avoidance of doubt, the Lead Borrower shall have reasonable basis for withholding consent if an exercise by an SPC immediately after the grant would result in materially increased indemnification obligation to the Borrowers at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Lead Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(i)[Reserved].
(j)[Reserved].
(k)Any Lender may, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, a Sponsor-Controlled Affiliated Lender (without any consent of any Person but subject to acknowledgment by the Administrative Agent (which acknowledgement shall be provided promptly after request therefor)) through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) open market purchases on a non-pro rata basis, in each case subject to the following limitations:
(i)no assignment of Term Loans to a Sponsor-Controlled Affiliated Lender may be purchased with the proceeds of any Revolving Credit Loan;
(ii)the assigning Lender and the Sponsor-Controlled Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit I hereto (a “Sponsor-Controlled Affiliated Lender Assignment and Assumption”);
(iii)Sponsor-Controlled Affiliated Lenders (A) will not receive information provided solely to Lenders by the Administrative Agent or any Lender, including through access to electronic information maintained on the Platform, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II, (B) will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent and (C) will not receive advice of counsel to the Administrative Agent and the Lenders;
(iv)in connection with each assignment pursuant to this Section 10.07(k), the assigning Lender and the Sponsor-Controlled Affiliated Lender purchasing such Lender’s Term Loans may render customary “big boy” letters to each other (and, in connection with any assignments pursuant to clause (x) above, the Auction Agent) regarding information that is not known to such assigning Lender that may be material to the decision by such assigning Lender to enter into such assignment to such Sponsor-Controlled Affiliated Lender and no Sponsor-Controlled Affiliated Lender purchasing any Term Loans shall be required to make a representation that it is not in possession of Material Non-Public Information with respect to the Parent, the Borrowers and their respective Subsidiaries or their respective securities;
(v)the aggregate principal amount of Term Loans (as of the date of consummation of any transaction under this Section 10.07(k)) held at any one time by all Sponsor-Controlled Affiliated Lenders shall not exceed 25% of the outstanding principal amount of all Term Loans; provided that in addition to the foregoing, the amount of Incremental Term Loans assigned to Sponsor-Controlled Affiliated Lenders pursuant to this Section 10.07(k) shall not exceed 25% of the outstanding principal amount of all Incremental Term Loans (such percentage, the “Sponsor-Controlled Affiliated Lender Cap”);
(vi)at no time shall the Sponsor-Controlled Affiliated Lenders and Debt Fund Affiliates exceed in number more than 49.9% of the aggregate number of Term Lenders at any time; and
(vii)except with respect to any amendment, modification, waiver, consent or other action (I) in Section 10.01 requiring the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (II) that alters a Sponsor-Controlled Affiliated Lender’s pro rata share of any payments given to all Lenders or (III) affects the Sponsor-Controlled Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by a Sponsor-Controlled Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the Sponsor-Controlled Affiliated Lender in a manner that is adverse to such Sponsor-Controlled Affiliated Lender relative to other Lenders, shall be deemed to have voted its interest in the Term Loans in the same proportion as the other Lenders in the same Class) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph) (but, in any event, in connection with any amendment, modification, waiver, consent or other action, shall be entitled to any consent fee, calculated as if all of such Sponsor-Controlled Affiliated Lender’s Loans had voted in favor of any matter for which a consent fee or similar payment is offered).
Each Sponsor-Controlled Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it becomes a Sponsor-Controlled Affiliated Lender. As a condition to the execution and delivery of a Sponsor-Controlled Affiliated Lender Assignment and Assumption, the Administrative Agent shall have been provided a notice in the form of Exhibit E-2.
Each Lender participating in any assignment to Sponsor-Controlled Affiliated Lenders acknowledges and agrees that in connection with such assignment, (1) the Sponsor-Controlled Affiliated Lenders then may have, and later may come into possession of, Excluded Information, (2) such Lender has independently and, without reliance on the Sponsor-Controlled Affiliated Lenders or any of their Subsidiaries, the Parent, the Borrowers or any of their Subsidiaries, the Administrative Agent or any other Agent-Related Persons, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Sponsor-Controlled Affiliated Lenders or any of their Subsidiaries, the Parent, the Borrowers or their respective Subsidiaries, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Sponsor-Controlled Affiliated Lenders and any of their Subsidiaries, the Parent, the Borrowers and their respective Subsidiaries, the Administrative Agent and any other Agent-Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) the Excluded Information may not be available to the Administrative Agent or the other Lenders.
Notwithstanding anything to the contrary in the Loan Documents, any Term Loans or Incremental Term Loans assigned to a Sponsor-Controlled Affiliated Lender in accordance with this Section 10.07(k) or Section 10.07(o) may be contributed to the Parent or any of its Restricted Subsidiaries and be exchanged for debt or equity securities of Lead Borrower (or any of its direct or indirect parent) to the extent otherwise permitted herein. Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Parent, the Borrowers or any Subsidiary through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchases of Term Loans on a non-pro rata basis, in each case, subject to the following:
(i)no assignment of Term Loans to the Parent or the Borrowers may be purchased with the proceeds of any Revolving Credit Loan;
(ii)the assigning Lender and the Parent or the Borrowers, as applicable, shall execute and deliver to the Administrative Agent a Sponsor-Controlled Affiliate Lender Assignment and Assumption substantially in the form of Exhibit I hereto;
(iii)if the Parent is the assignee, upon such assignment, transfer or contribution, the Parent shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrowers;

(iv)if any Borrower or any Restricted Subsidiary is the assignee (including through contribution or transfers set forth in clause (iii) above), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to any Borrower or any Restricted Subsidiary shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Term Loans then held by any such Borrower or Restricted Subsidiary and (c) such Borrower or applicable Subsidiary shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;
(v)in connection with each assignment pursuant to this Section 10.07(l), the assigning Lender and the Parent, the Borrowers or the Subsidiaries, as applicable, may render customary “big boy” letters to each other (and, in connection with any assignments pursuant to clause (x) above, the Auction Agent) regarding information that is not known to such assigning Lender that may be material to the decision by such assigning Lender to enter into such assignment to the Parent or any Borrower, as applicable, and none of the Parent, any Borrower nor any Subsidiary purchasing any Term Loans shall be required to make a representation that it is not in possession of Material Non-Public Information with respect to the Parent, the Borrowers and their Subsidiaries or their respective securities; and
(vi)in the case of any Term Loans (A) acquired by, or contributed to, the Parent, the any Borrower or any Subsidiary thereof and (B) cancelled and retired in accordance with this Section 10.07(l), (1) the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of such Term Loans acquired by, or contributed to, the Parent, any such Borrower or any such Subsidiary and (2) any scheduled principal repayment installments with respect to the Term Loans of such Class occurring pursuant to Section 2.07(a), as applicable, prior to the final maturity date for Term Loans of such Class, shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled and retired), with such reduction being applied solely to the remaining Term Loans of the Lenders which sold or contributed such Term Loans.
Each Lender participating in any assignment to the Parent, any Borrower or any Subsidiary acknowledges and agrees that in connection with such assignment, (1) the Parent, any Borrower or any Subsidiary then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on the Parent, any Borrower or any Subsidiary, the Administrative Agent or any other Agent-Related Persons, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Parent, any Borrower or any Subsidiary, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Parent, any Borrower or any Subsidiary, the Administrative Agent and any other Agent-Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) the Excluded Information may not be available to the Administrative Agent or the other Lenders.
(m)Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(n), any plan of reorganization pursuant to the Bankruptcy Code of the United States, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no

Sponsor-Controlled Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:
(A)    all Term Loans held by any Sponsor-Controlled Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and
(B)    all Term Loans held by Sponsor-Controlled Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Sponsor-Controlled Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.
(m)Additionally, the Loan Parties and Sponsor-Controlled Affiliated Lenders hereby agree that if a case under Title 11 of the United States Code is commenced against any Loan Party, such Loan Party shall seek (and the Sponsor-Controlled Affiliated Lenders shall consent) to provide that the vote of the Sponsor-Controlled Affiliated Lenders with respect to any plan of reorganization of such Loan Party shall be counted in the same proportion as all other Lenders except that Sponsor-Controlled Affiliated Lenders’ vote may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by Sponsor-Controlled Affiliated Lenders in a manner that is less favorable to the Sponsor-Controlled Affiliated Lenders than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrowers or would deprive the Sponsor-Controlled Affiliated Lenders of their Pro Rata Share of any payments to which all Lenders are entitled.
(n)Although Debt Fund Affiliates shall be Eligible Assignees and shall not be subject to the provisions of Sections 10.07(k) or 10.07(l), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate. Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans held by Debt Fund Affiliates may not account for more than 49.9% (pro rata among such Debt Fund Affiliates) of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01.
Notwithstanding anything to the contrary in this Section 10.07, such Disqualified Lenders may be liable to the Borrowers and the other Loan Parties for any and all claims, including breach of contract.
The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent to provide the list of Disqualified Lenders to each Lender requesting the same.
Section10.8.Confidentiality.
Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates (other than Excluded Affiliates) and its and its Affiliates’ (other than Excluded Affiliates) limited partners, managers, administrators, directors, officers, employees, trustees, partners, investors, funding sources, investment advisors and agents, including accountants, legal counsel and other advisors involved in the Transactions on a “need to know basis” (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential); (b) to the extent required or requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates); provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Lead Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Lead Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Lead Borrower), to (i) any pledgee referred to in Section 10.07(g), (ii) any direct or indirect contractual counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement or (iii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder (other than any Person with respect to whom the Lead Borrower has affirmatively denied to provide consent to assignment in accordance with Section 10.07(b)(i)(A) or any Disqualified Lender); (f) with the prior written consent of the Lead Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or other obligation of confidentiality owed to you, the Sponsor, or your respective Affiliates or becomes available to the Administrative Agent, Collateral Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or any Sponsor or their respective related parties (so long as such source is not known (after due inquiry) to the Administrative Agent, the Collateral Agent, such Lender or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party, the Sponsor or your respective Affiliates); (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau, the National Association of Insurance Commissioners or any similar organization; (i) to the extent such information is independently developed by the Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates; or (j) with the prior consent of the Lead Borrower, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement, the other Loan Documents, the Commitments and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 or any other confidentiality obligation owed to any Loan Party or its Affiliates. All Obligations provided for in this Section 10.08 shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement for a period of two (2) years.

Section10.9.Setoff.
In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Administrative Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) but with the prior consent of the Administrative Agent to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than escrow, payroll, employee health and benefits, pension, fiduciary, 401(K), petty cash, trust and tax accounts and other accounts of the type described in clause (x) of the definition of Excluded Assets) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Administrative Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Administrative Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document but to the extent such Obligations are earned, due and owing; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Lead Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section10.10.Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section10.11.Counterparts.
This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.
Section10.12.Integration.
This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements,

written or oral, on such subject matter. Subject to Section 10.20, in the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section10.13.Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section10.14.Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section10.15.GOVERNING LAW.
(a)THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (A) THE INTERPRETATION OF THE DEFINITION OF “MATERIAL ADVERSE EFFECT” (AS DEFINED IN THE ACQUISITION AGREEMENT) AND WHETHER THERE SHALL HAVE OCCURRED A MATERIAL ADVERSE EFFECT (AS DEFINED IN THE ACQUISITION AGREEMENT), (B) WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE ACQUISITION AGREEMENT AND (C) WHETHER THE SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS ARE ACCURATE AND WHETHER THE BUYER (OR ITS AFFILIATES) HAS (OR HAVE) THE RIGHT (TAKING INTO ACCOUNT ANY APPLICABLE CURE PROVISIONS) TO TERMINATE ITS (OR THEIR) OBLIGATIONS UNDER THE ACQUISITION AGREEMENT OR DECLINE TO CONSUMMATE THE ACQUISITION (IN EACH CASE, IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT) AS A RESULT OF A BREACH OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATION, SHALL, IN EACH CASE, BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.
(b)ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN

DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (AND ANY APPELLATE COURT THEREFROM), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section10.16.WAIVER OF RIGHT TO TRIAL BY JURY.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16
.
Section10.17.Binding Effect.
This Agreement shall become effective when it shall have been executed and delivered by the Loan Parties and each other party hereto and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
Section10.18.USA Patriot Act and Beneficial Ownership Regulation Notice.
Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot

Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, including beneficial ownership, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party and beneficial ownership in accordance with each of the USA Patriot Act and the applicable Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the USA Patriot Act and Beneficial Ownership Regulation, as applicable, and is effective as to the Lenders and the Administrative Agent.
Section10.19.No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent, the Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Lead Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section10.20.Intercreditor Agreements.
Each Lender hereunder agrees that (a) it will be bound by and will take no actions contrary to the provisions of any Intercreditor Agreement and (b) authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any Intercreditor Agreement as Administrative Agent and Collateral Agent, as applicable, and on behalf of such Lender. In the event of any conflict or inconsistency between the provisions of any Intercreditor Agreement and this Agreement, the provisions of such Intercreditor Agreement shall control.
Section10.21.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an Affected Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an Affected Resolution

Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(a)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Affected Resolution Authority.
Section10.22.Closing Date Joinder. Immediately following consummation of the Acquisition on the Closing Date, each of the Subsidiaries of the Target designated as a “Guarantor” on the signature pages hereto expressly, unconditionally and irrevocably agrees to pay, perform and discharge all Indebtedness and Obligations of the Lead Borrower under this Agreement and the other Loan Documents in accordance with the terms of this Agreement and the other Loan Documents and otherwise be liable on a joint and several basis together with the other Guarantors and the other Loan Parties for such Indebtedness and to perform and discharge all of the Obligations and any and all covenants and other obligations under this Agreement and the other Loan Documents, and each of the Subsidiaries of the Target designated as a “Guarantor” on the signature pages hereto will become a “Guarantor” for all purposes under this Agreement and the other Loan Documents, on a joint and several basis together with the other Guarantors and the other Loan Parties.
Section10.23.Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Secured Hedge Agreement, a Treasury Services Agreement or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section10.24.Benchmark Transition Event.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Lead Borrower may amend this Agreement to replace the Eurocurrency Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Lead Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurocurrency Rate with a Benchmark Replacement pursuant to this Section will occur prior to the applicable Benchmark Transition Start Date. The Administrative Agent and the Lead Borrower shall use commercially reasonable efforts to satisfy any applicable IRS guidance so that the selection of a Benchmark Replacement will not be treated as a deemed exchange under Code Section 1001.
(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Lead Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and
Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.
(d)Benchmark Unavailability Period. Upon the Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Lead Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Lead Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the Eurocurrency Rate will not be used in any determination of Base Rate.
(e)Certain Defined Terms. As used herein:

    “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Lead Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurocurrency Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided, if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement.
    “Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurocurrency Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lead Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurocurrency Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurocurrency Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
    “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
    “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurocurrency Rate:
(A)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Eurocurrency Rate permanently or indefinitely ceases to provide the Eurocurrency Rate; or
(B)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
    “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurocurrency Rate:
(1)a public statement or publication of information by or on behalf of the administrator of the Eurocurrency Rate announcing that such administrator has ceased or will cease to provide the Eurocurrency Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurocurrency Rate;
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurocurrency Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurocurrency Rate, a resolution authority with jurisdiction over the administrator for the Eurocurrency Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurocurrency Rate, which states that the administrator of the Eurocurrency Rate has ceased or will cease to provide the Eurocurrency Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurocurrency Rate; or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurocurrency Rate announcing that the Eurocurrency Rate is no longer representative.
    “Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Lead Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

    “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurocurrency Rate and solely to the extent that the Eurocurrency Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurocurrency Rate for all purposes hereunder in accordance with this Section and (y) ending at the time that a Benchmark Replacement has replaced the Eurocurrency Rate for all purposes hereunder pursuant to this Section.
    “Early Opt-in Election” means the occurrence of:
(1)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Lead Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurocurrency Rate, and
(2)(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Lead Borrower and the Lenders or by the
(3)Required Lenders of written notice of such election to the Administrative Agent.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
    “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
    “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
    “Unadjusted Benchmark Replacement” means the Benchmark

Replacement excluding the Benchmark Replacement Adjustment.
ARTICLE XI.
GUARANTEE
Section11.1.The Guarantee.
Each Guarantor (including each Borrower other than with respect to the obligations of such Borrower). hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective permitted successors and assigns, the prompt payment in full, in cash, when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party or Subsidiary under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case, strictly in accordance with the terms thereof (such obligations, including any future increases in the amount thereof, being herein collectively called the “Guaranteed Obligations”) (but excluding in all events, Excluded Swap Obligations). The Guarantors hereby jointly and severally agree that if the Borrowers or any other Guarantor shall fail to pay in full when due (whether at stated maturity, by required prepayment, declaration, demand, acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, upon written demand, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by required prepayment, declaration, demand, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section11.2.Obligations Unconditional.
The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other Loan Document referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(i)at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii)any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iv)any Lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be or remain perfected or the existence of any intervening Lien or security interest; or
(v)the release of any other Guarantor pursuant to Section 11.09.
The Guarantors hereby expressly waive (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against the Borrowers or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective permitted successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section11.3.Reinstatement.
The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
Section11.4.Subrogation; Subordination.
Each Guarantor hereby agrees that until the payment in full in cash of all Guaranteed Obligations (other than Cash Management Obligations, obligations pursuant to Secured Hedge Agreements and contingent obligations, in each case, not yet due and owing) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation, contribution or otherwise, against the Borrowers or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
Section11.5.Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.
Section11.6.Instrument for the Payment of Money.
Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Secured Party or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section11.7.Continuing Guarantee.
The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
Section11.8.General Limitation on Guarantee Obligations.
In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty and the right of contribution established in Section 11.10, but before giving effect to any other guarantee) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section11.9.Release of Guarantors.
If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests of any Subsidiary Guarantor or a Borrower (other than the Lead Borrower) are sold or otherwise transferred to a Person or Persons none of which is a Loan Party in a transaction permitted hereunder or (ii) any Subsidiary Guarantor or a Borrower (other than the Lead Borrower) becomes an Excluded Subsidiary, or the Lead Borrower shall notify the Agents in writing that a Specified Guarantor is to be released from its Guaranty, (any such Subsidiary Guarantor or Borrower, and any Subsidiary Guarantor or Borrower referred to in clause (i), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer or other transaction (or, in the case of a Specified Guarantor, receipt of the foregoing notice by the Agents), be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and the other Loan Documents, including its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Lead Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents.
When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied, this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.
Section11.10.Right of Contribution.
Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor or a Borrower shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor or such Borrower shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s and each Borrower’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor or any Borrower to the Administrative Agent and the Lenders, and each Subsidiary Guarantor and each Borrower shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor and such Borrower hereunder.
Section11.11.Keepwell.
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.11, or otherwise under this Guarantee, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.11 shall remain in full force and effect until all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied. Each Qualified ECP Guarantor intends that this
Section 11.11 constitute, and this Section 11.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section11.12.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemptions are satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, such Lender and the Borrower, provided that the Borrower shall not unreasonably withhold its consent.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:
(i)none of the Administrative Agent, the Lead Arranger or their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)no fee or other compensation is being paid directly to the Administrative Agent, the Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)The Administrative Agent and the Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COSMOS ACQUISITION, LLC,
as the Lead Borrower

By:
Name:
Title:

COSMOS FINANCE, LLC,
as the Parent

By: Name:
Title:

[Signature Page to Credit Agreement]

IN SPACE GROUP, INC.,
as a Guarantor

By: Name:
Title:

MADE IN SPACE, INC.,
as a Guarantor

By: Name:
Title:

MADE IN SPACE EUROPE, LLC
as a Guarantor

By: Name:
Title:

ADCOLE SPACE, LLC,
as a Guarantor

By: Name:
Title:

DEEP SPACE SYSTEMS, INC.,
as a Guarantor

By: Name:
Title:

[Signature Page to Credit Agreement]

ROCCOR, LLC,
as a Guarantor

By: Name:
itle:
[Signature Page to Credit Agreement]

ADAMS STREET CREDIT ADVISORS LP, as Administrative Agent, Collateral Agent and a Lender

By: Name:
Its:

By: Name:
Title:
[Signature Page to Credit Agreement]